As filed with the Securities and Exchange Commission on August 21, 2003
                                           Registration Statement No. 333-106697

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-2

                             REGISTRATION STATEMENT
                         POST-EFFECTIVE AMENDMENT NO. 1

                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                Fonix Corporation
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                   22-2994719
 (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                        180 West Election Road, Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600
                          (Address, including zip code,
                                       and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)
                             ----------------------

                                THOMAS A. MURDOCK
                                 PRESIDENT, CEO
                                Fonix Corporation
                        180 West Election Road, Suite 200
                               Draper, Utah 84020
                                 (801) 553-6600
                          (Name, address, including zip
                           code, and telephone number,
                              including area code,
                              of agent for service)

                                    COPY TO:
                             JEFFREY M. JONES, ESQ.
                            C. PARKINSON LLOYD, ESQ.
                          DURHAM JONES & PINEGAR, P.C.
                          111 EAST BROADWAY, SUITE 900
                           SALT LAKE CITY, UTAH 84111

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.
                             ----------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                  Proposed           Proposed
                                                                  Maximum            Maximum
                                         Amount                   Aggregate          Aggregate          Amount of
Title of Class of Securities             To be                    Price              Offering           Registration
to be Registered                         Registered (1)           Per Share          Price              Fee
----------------------------------------------------------------------------------------------------------------------

Class A Common Stock,                  100,000,000  shares (2)    $0.19(3)       $19,000,000  (3)   $   1,537 (3)
$0.0001 par value per share
-------------------------------------------------------------------------------------------------------------------------

(1)        All shares offered for resale by the Selling Shareholders.

(2) Consisting of 91,670,833 shares of Class A common stock registered pursuant to the Fifth Equity Line Agreement and 8,329,167 shares of Class A common stock registered pursuant to the Series D 12% Convertible Debentures.

(3) The fee was estimated pursuant to Rule 457(c) under the Act on the basis of the average of the bid and asked price of Fonix's Class A common stock as reported on the OTC Bulletin Board on June 27, 2003, and was paid with the initial filing. No additional fee is due.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) OF THE ACT, MAY DETERMINE.

================================================================================

[GRAPHIC OMITTED]


                                Fonix Corporation
                                   100,000,000
                Class A Common Stock, par value $0.0001 per share

      This prospectus covers the sale of up to 100,000,000 shares of our Class A common stock (the "Shares"). Two of our shareholders, Queen LLC (the "Equity Line Investor") and The Breckenridge Fund LLC (the "Debenture Holder," and collectively with the Equity Line Investor, the "Selling Shareholders"), are offering all of the Shares covered by this prospectus. The Selling Shareholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds. The Selling Shareholders are underwriters of the Shares.

      Investment in the Shares involves a high degree of risk. You should consider carefully the risk factors beginning on page 8 of this prospectus before purchasing any of the Shares offered by this prospectus.


      Fonix Class A common stock is quoted on the OTC Bulletin Board and trades under the symbol "FNIX". The last reported sale price of our Class A common stock on the OTC Bulletin Board on August 20, 2003, was $0.095 per share. Nevertheless, the Selling Shareholders do not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer their Shares through any type of public or private transactions.


      Fonix currently has concurrent offerings of its shares that will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part. A registration statement on Form S-2 (SEC File Number 333-102767) covers sales by the Debenture Holder of shares issued in connection with Series D 12% Convertible Debentures, described more fully in the section "Management's discussion and analysis of financial condition and results of operations -- Liquidity and Capital Resources -- Series D Debentures" below on pages 29-30. Shares sold under that registration statement will have a dilutive effect on any purchaser of shares under this prospectus and the registration statement of which it is a part.

      At a special meeting of shareholders held March 24, 2003, in Salt Lake City, Utah, our shareholders approved a reverse stock split of our Class A common stock at a ratio of one (1) share for forty (40) shares, effective April 4, 2003.

                              --------------------

      The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved the Shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                                August ___, 2003

      Fonix has not registered the Shares for sale by the Selling Shareholders under the securities laws of any state. Brokers or dealers effecting transactions in the Shares should confirm that the Shares have been registered under the securities laws of the state or states in which sales of the Shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

      This prospectus is not an offer to sell any securities other than the Shares. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

      Fonix has not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Fonix or the Shares that is different from the information included or incorporated by reference in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.


                                Table of contents


Summary about Fonix Corporation and this offering..............................2
Risk factors...................................................................8
Information about Fonix Corporation ..........................................20
Management's discussion and analysis of financial condition
        and results of operations.............................................20
Special note regarding forward-looking statements.............................35
Market price of and dividends on Fonix Class A common stock...................36
Selected financial data.......................................................36
Index to financial statements of Fonix Corporation............................38
Changes in and disagreements with accountants on accounting
        and financial disclosure..............................................38
Use of proceeds...............................................................40
Selling shareholders..........................................................40
Plan of distribution..........................................................42
Regulation M..................................................................43
Experts.......................................................................43
Legal matters.................................................................44
Recent developments...........................................................44
Important information incorporated by reference...............................46
Where to get additional information...........................................47
Explanation about forward-looking information.................................47

                              ---------------------

                Summary about Fonix Corporation and this offering

Fonix Corporation

      Fonix Corporation, a Delaware corporation ("Fonix" or the "Company"), delivers speech interface solutions and applications ("Products") that empower people to interact conversationally with information systems and computing devices. Fonix Products are based on our speech-enabling technologies, which include text-to-speech ("TTS") and neural network-based automated speech recognition ("ASR"). ASR and TTS technologies are sometimes collectively referred to in this registration statement as "Core Technologies." Management believes our intuitive speech-enabling Products enhance user productivity and efficiency in a broad range of markets including mobile and wireless devices; embedded speech solutions for automotive applications; computer telephony and server applications; assistive and language learning applications for everyday use with computers and electronic devices; and end-to-end distributive speech processing and connectivity.

      Prior to 2002, we were focused on research and development ("R&D") and prototype development projects for customized applications. The R&D and prototype development utilized the Core Technologies and development and marketing of multiple operating systems and hardware platforms. The transition from R&D and prototype development to standard speech Products began in 2002. We expect to leverage our standard speech Products across multiple platforms, multiple products, and markets.

       We currently market speech Products that utilize our Core Technologies to software developers, consumer electronics manufacturers, micro-processor manufacturers, third-party product developers, operating system developers, network developers, and wireless operators, as well as directly to consumers. We currently focus our marketing efforts toward embedded systems for automotive applications and wireless and mobile electronic devices, server-based solutions for telephony voice-activated applications, and enterprise distributive speech solutions. We pursue revenue opportunities through generation of royalty fees, product and technology licenses, product sales, non-recurring engineering fees, and support agreements.

      Speech-enabled Products are a value-added interface solution for computing and communications devices. We believe that manufacturers of consumer electronics products, software developers, wireless operators, telephony distributors, system integrators, and value added re-sellers ("VARs") can simplify the use and increase the functionality of their products and services by integrating our Products, resulting in broader market opportunities and significant competitive advantage. Fonix Products support multiple hardware and software platforms, are environment and speaker independent, optimize cost and power efficiencies, provide easy integration within a relatively small memory requirement for embedded applications, and enhance scalability for high channel capacity for computer telephony and server-based systems.

      We believe that Fonix is well positioned to serve markets that are rapidly adopting speech-enabled solutions and applications. As memory requirements, noise robustness, recognition accuracy, and efficiency of speech solutions become increasingly critical, we expect that our Products will provide compelling solutions to meet highly competitive customer demands.

      At a special meeting of shareholders held March 24, 2003, in Salt Lake City, Utah, our shareholders approved a reverse stock split of our Class A common stock at a ratio of one (1) share for forty (40) shares, effective April 4, 2003.

This offering

Equity Lines of Credit - Fifth Equity Line

      The Shares covered by this prospectus are shares of Class A common stock issued or issuable by us pursuant to the fifth equity line of credit agreement between us and the Equity Line Investor, described below.

      Initial Equity Line Agreement

      On August 8, 2000, we entered into a Private Equity Line Agreement (the "Equity Line Agreement") with Queen LLC, a private investor (the "Equity Line Investor"). Under the Equity Line Agreement, we had the right to draw up to $20,000,000 from the Equity Line Investor against an equity line of credit (the "Initial Equity Line"). As of May 7, 2002, we had drawn the full $20,000,000 under the Initial Equity Line, which resulted in the issuance of 2,046,915 shares of our Class A common stock, and no funds remained available to be drawn on the Initial Equity Line. Consequently, we entered into an agreement as of May 8, 2002, with the Equity Line Investor to amend the Equity Line Agreement to increase the total amount of the line from $20,000,000 to $22,000,000. Subsequently, 230,173 shares of Class A common stock were issued in connection with draws of $617,324 against the additional $2,000,000 available under the Initial Equity Line. Accordingly, we received a total of $20,617,324 in draws under the Equity Line Agreement and we issued an aggregate of 2,277,088 shares of our Class A common stock to the Equity Line Investor under the terms of that agreement.

      Second Equity Line Agreement

      On April 6, 2001, we entered into a second Private Equity Line Agreement (the "Second Equity Line Agreement") with the Equity Line Investor. Under the Second Equity Line Agreement, we had the right to draw up to $20,000,000 against an equity line of credit (the "Second Equity Line") from the Equity Line Investor.

      From the inception of the Second Equity Line through June 24, 2002, draws under the Second Equity Line amounted to $19,153,846 and 5,290,000 shares of Class A common stock were issued to the Equity Line Investor in connection with the Second Equity Line.

      Third Equity Line Agreement

      On June 27, 2002, we entered into a third Private Equity Line Agreement (the "Third Equity Line Agreement") with the Equity Line Investor. Under the Third Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Third Equity Line") from the Equity Line Investor.


      Through June 30, 2003, we received $2,625,000 in funds drawn under the Third Equity Line, less commissions and fees of $64,150, and issued 5,000,000 shares of Class A common stock to the Equity Line investor. The company entered into an agreement with the Equity Line Investor to terminate the Third Equity Line , as well as the two prior equity lines, and cease further draws or issuances of shares in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line.


      In connection with the Third Equity Line Agreement, we granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which was declared effective on January 6, 2003, and which covered the resales of the shares issued under the Third Equity Line. No shares under the Initial Equity Line or Second Equity Line were included in that registration statement. To the best of our knowledge, prior to our putting shares to the Equity Line Investor in connection with the Third Equity Line, the Equity Line Investor had sold all of the shares put to it in connection with the Initial Equity Line and the Second Equity Line, and held no shares of our Class A common stock.

      Fourth Equity Line Agreement

      On May 12, 2003, we entered into a fourth private equity line agreement (the "Fourth Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the Third Equity Line. Under the Fourth Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Fourth Equity Line") from the Equity Line Investor. We are entitled under the Fourth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw. The number of shares to be issued was to be determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the twenty trading days, later amended to ten trading days, after the put notice was tendered. The prior equity line agreements used a seven-trading-day period to determine the conversion price. The Equity Line Investor was required under the Fourth Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price. We subsequently terminated the fourth equity line agreement before any funds were advanced and before any shares were issued.

      Fifth Equity Line Agreement

      We entered, as of July 1, 2003, into a fifth private equity line agreement (the "Fifth Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the Third Equity Line. Under the Fifth Equity Line Agreement, we have the right to draw up to $20,000,000 against an equity line of credit (the "Fifth Equity Line") from the Equity Line Investor. We are entitled under the Fifth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of our Class A common stock in lieu of repayment of the draw. The number of shares to be issued is determined by dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of our Class A common stock over the ten trading days after the put notice is tendered. (By way of comparison, three of our prior equity line agreements used a seven-trading-day period to determine the conversion price.) The Equity Line Investor is required under the Fifth Equity Line Agreement to tender the funds requested by us within two trading days after the ten-trading-day period used to determine the market price.

      In connection with the Fifth Equity Line Agreement, we granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covered the resales of the shares to be issued under the Fifth Equity Line. No shares under the Initial Equity Line, Second Equity Line, or Third Equity Line are included in this registration statement. To the best of our knowledge, prior to our putting shares to the Equity Line Investor in connection with the Fifth Equity Line, the Equity Line Investor had sold all of the shares put to it in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line, and held no shares of our Class A common stock.


      We have entered into an agreement with the Equity Line Investor to terminate the Third Equity Line, as well as the two prior equity lines, and cease further draws or issuances of shares in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line. Additionally, the Fourth Equity Line was terminated prior to any draws or puts of stock. As such, the only active equity line of credit will be the Fifth Equity Line.


      Through August 20, 2003, we had drawn $489,994 on the Fifth Equity Line, less commissions and fees of $77,688, and had issued 3,904,143 shares of Class A common stock to the Equity Line Investor in connection with those draws.


Summary Description of Operation of Initial Equity Line, Second Equity Line, Third Equity Line, and Fifth Equity Line

      The following table shows the shares issued under the Initial Equity Line, the Second Equity Line, and the Third Equity Line, as well as those shares registered by this prospectus in connection with the Fifth Equity Line. (No draws were made and no shares were issued in connection with the Fourth Equity Line.) The table also describes the total shares of Class A common stock authorized and outstanding prior to the operation of each equity line.

  ----------------------- ---------------------------- --------------------------- --------------------------------
                             Class A common stock         Class A common stock     Class A common stock issued or
                              authorized prior to         outstanding prior to       issuable in connection with
                               drawing funds on             drawing funds on        applicable equity line (1)(2)
                            applicable equity line       applicable equity line
  ----------------------- ---------------------------- --------------------------- --------------------------------
  Initial Equity Line             300,000,000                  4,166,638                      2,277,088
  ----------------------- ---------------------------- --------------------------- --------------------------------
  Second Equity Line            300,000,000(3)                 5,393,432                      5,290,000
  ----------------------- ---------------------------- --------------------------- --------------------------------
  Third Equity Line             800,000,000(4)                 12,111,889                  5,000,000(5)(6)
  ----------------------- ---------------------------- --------------------------- --------------------------------
  Fifth Equity Line               800,000,000                  21,679,651                   91,670,833(7)
  ----------------------- ---------------------------- --------------------------- --------------------------------




(1) Between April 6, 2001, and June 24, 2002, we drew funds and put shares to the Equity Line Investor on both the Initial
           Equity Line and the Second Equity Line.
(2) This prospectus and the registration statement of which it is a part registers the resale by the Equity Line Investor of up to 91,670,833 shares of our Class A common stock. If additional shares are needed to cover draws under the Fifth Equity Line, we will need to file an additional registration statement to cover the resale of those shares.
(3) An increase in the authorized number of shares of Class A common stock was approved at the July 18, 2001, Annual Meeting of Shareholders. The number of authorized shares increased from 300,000,000 shares to 500,000,000 shares.
(4) An additional increase in the authorized number of shares of Class A common stock was approved at the July 12, 2002, Annual Meeting of Shareholders. The number of authorized shares increased from 500,000,000 shares to 800,000,000 shares.
(5) As of July 1, 2003, 5,000,000 shares had been issued under the Third Equity Line. The total number of shares that may be issued in connection with the Third Equity Line cannot be determined at this time due to the formula for calculating the number of shares put in connection with each draw on the line, as discussed above on page 3. The Company and the Equity Line Investor have terminated the prior equity lines.
(6) Assumes issuance of 5,000,000 Class A common shares in connection with the registration statement covering issuances under the Third Equity Line. We have terminated the Third Equity Line Agreement.
(7) Assumes issuance of 91,670,833 Class A common shares in connection with this prospectus and registration statement of which it is a part. If we make draws on the Fifth Equity Line which result in a put of shares in excess of 91,670,833 shares, we will file additional registration statements as necessary.

Series D Debentures

      On October 11, 2002, we entered into a Securities Purchase Agreement with The Breckenridge Fund, LLC (the "Debenture Holder"), an unaffiliated third party, for the sale of our Series D 12% Convertible Debentures (the "Debentures") in the aggregate principal amount of $1,500,000. The outstanding principal amount of the Debentures is convertible at any time at the option of the holder into shares of our Class A common stock at a conversion price equal to the average of the two lowest closing bid prices of the Class A common stock for the twenty trading days immediately preceding the conversion date multiplied by 90%. The Debentures were originally due April 9, 2003. On the earlier of December 20, 2002, or 45 days after the effective date of this registration statement and prospectus (the "Initial Payment Date") and each 30-day anniversary of the Initial Payment Date, we were required to make principal payments of $250,000, plus accrued interest.

      We subsequently amended the terms of the purchase agreement with the Debenture Holder to extend the repayment terms of the Debentures. Additionally, we agreed to the release of 237,583 shares of the Collateral Shares to the Debenture Holder as consideration (the "Released Shares") to the Debenture Holder for revising the terms of the purchase agreement.

      In connection with the sale of the Debentures, we issued, as collateral to secure our performance under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement. Under the escrow agreement, the Collateral Shares will not be released to the Debenture Holder unless we are delinquent with respect to payments under the Debenture. If we are delinquent under the revised payment schedule, the Debenture Holder is entitled to receive a penalty of five percent of the then-outstanding principal amount of the debenture, payable in cash or shares released from the Collateral Shares. Additionally, as further consideration for the sale of the Debentures, we issued 194,444 shares to the Debenture Holder (the "Additional Shares").


      In connection with the sale of the Debentures, we agreed to register the resale of the shares underlying the Debentures, the Collateral Shares, and the Additional Shares. We filed a registration statement (SEC File No. 333-102767) which registered the resale of up to 3,435,186 shares of stock issued or issuable in connection with the Debentures. Through August 20, 2003, 894,588 shares remain available to be sold under that registration statement.


      However, due to fluctuations in the price of the stock, and the formula for determining the number of shares issuable upon conversion, we are obligated to register the resale of additional shares issuable to the Debenture Holder. We entered into a letter agreement (the "Letter Agreement") in which we agreed to register an additional eight million, three hundred twenty-nine thousand, one hundred sixty-seven (8,329,167) shares to cover the resale by the Debenture Holder of the Additional Shares, the Released Shares, the remaining Collateral Shares, and shares issuable upon conversion of the outstanding principal balance of the Debentures. This prospectus and the registration statement of which it is a part register the resale by the Debenture Holder of up to eight million, three hundred twenty-nine thousand, one hundred sixty-seven (8,329,167) shares.


      Through June 30, 2003, we had paid $650,000 of the outstanding principal, together with $54,350 in accrued interest. Additionally, through June 30, 2003, the holder of the Debentures had converted $406,848 principal amount and $26,154 in interest into 2,108,569 shares of Fonix Class A common stock. Accordingly, as of June 30, 2003, the outstanding principal balance of the Debentures was $443,154. Subsequently, the holder of the Debentures converted $209,752 principal amount and $12,554 in interest into 2,005,540 shares of our Class A common stock. Accordingly, as of August 20, 2003, the outstanding principal balance of the Debentures was $233,401.


      The following table identifies the total principal amount of the Debentures outstanding, and the total number of shares of Class A common stock that would be issuable, assuming that the full remaining amounts of the Debentures were converted by the Debenture Holder, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts. The calculations below exclude the issuance of shares of Class A common stock as payment of interest on the Debentures at the date of conversion.

                                             Shares
                                         issuable upon
                                         conversion of
      Hypothetical Conversion         principal amount of
               Price                      $233,401 (1)
      -----------------------         ---------------------
               $0.02                       11,670,050
               $0.03                        7,780,033
               $0.04                        5,835,025
               $0.05                        4,668,020
               $0.10                        2,334,010
               $0.15                        1,556,007
               $0.25                          933,604
               $0.50                          466,802

                                  Risk factors

      An investment in our Class A common stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. You should consider carefully the following risk factors, in addition to other information presented in this prospectus or incorporated by reference into this prospectus before deciding to invest in the Shares covered by this prospectus. All forward-looking statements contained herein are deemed by us to be covered by and to qualify for the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 (the "1995 Act"). You should understand that several factors govern whether any forward-looking statement contained herein will or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including the strategies, plans and objectives relating to the products and the future economic performance of Fonix and our subsidiaries discussed above. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Our substantial and continuing losses since inception, coupled with significant ongoing operating expenses, raise doubt about our ability to continue as a going concern.

      Since inception, we have sustained substantial losses. Such losses continue due to ongoing operating expenses and a lack of revenues sufficient to offset operating expenses. We had negative working capital of $17,287,170 at June 30, 2003. We have raised capital to fund ongoing operations by private sales of our securities, some of which sales have been highly dilutive and involve considerable expense. In our present circumstances, there is substantial doubt about our ability to continue as a going concern absent significant sales of our existing products, substantial revenues from new licensing or co-development contracts, or continuing large sales of our securities.

      We incurred net losses of $3,586,537, and $5,538,414 for the three months ended June 30, 2003 and 2002, respectively and net losses of $7,856,252, and $10,783,054 for the six months ended June 30, 2003 and 2002, respectively. As of June 30, 2003, we had an accumulated deficit of $201,863,172, and owed trade payables of $3,987,982, of which $3,456,889 were more than 60 days past due.


      We expect to spend significant amounts to enhance our products and technologies, expand domestic and international sales and operations and fund further Product development. As a result, we will need to generate significant additional revenue to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we does not achieve and maintain profitability, the market price for our common stock may further decline, perhaps substantially, and we may have to curtail or cease our operations.

The "going concern" paragraph in the reports of our independent certified public accountants for the years ended December 31, 2002, 2001 and 2000 raises doubts about our ability to continue as a going concern.

      The independent certified public accountants' reports for our financial statements for the years ended December 31, 2002, 2001, and 2000 include an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. This may have an adverse effect on our ability to obtain financing for operations and to further develop and market products.

If we do not receive additional capital when and in the amounts needed in the near future, our ability to continue as a going concern is in substantial doubt.

      We anticipate incurring substantial sales and marketing, product development and research and general operating expenses in the future that will require substantial amounts of additional capital on an ongoing basis. It will most likely have to obtain such capital from sales of our equity, convertible equity and/or debt securities. Obtaining future financing may be costly and will likely be dilutive to existing stockholders. We previously established three equity lines of credit with an unaffiliated third party (the "Equity Line Investor") upon which we drew to pay operating expenses, but we have either drawn the maximum amount available or have no registered shares of Class A common stock available to put to the Equity Line Investor under two of those equity lines. We also have entered into a fifth equity line with the Equity Line Investor, and have prepared and filed a prospectus, and the registration statement of which it is a part, to register the sale of up to 91,670,833 shares of Fonix Class A common stock by the Equity Line Investor.

      If we are not able to obtain adequate financing under the fifth equity line or from other financing sources when and in the amounts needed, and on terms that are acceptable, our operations, financial condition and prospects could be materially and adversely affected, and we could be forced to curtail our operations or sell part or all of our assets, including our Core Technologies, or seek protection under bankruptcy laws.

Continuing debt obligations could impair our ability to continue as a going concern.


      As of June 30, 2003, we had debt obligations of $2,271,850. Additionally, at June 30, 2003, unpaid compensation payable to current and former employees was approximately $7,599,653 and vendor accounts payable was approximately $3,988,000. At present, our revenues from existing licensing arrangements and products are not sufficient to offset our ongoing operating expenses or to pay in full our current debt obligations.


      Although we have negotiated with our current and former employees and vendors regarding payment terms of these unpaid amounts, and we have entered into an agreement with the United States Department of Labor to pay past due employee wages over a 24-month period, if we are unable to generate sufficient revenues from operations or obtain sufficient additional capital from the sale of our equity or debt securities, we may not be able to satisfy our obligations to our current and former employees and vendors.

      There is substantial risk, therefore, that the existence and extent of the debt obligations described above could adversely affect our business, operations and financial condition, and we may be forced to curtail our operations, sell part or all of our assets, including the Core Technologies, or seek protection under bankruptcy laws. Additionally, there is substantial risk that the current or former employees or our vendors could bring lawsuits to collect the unpaid amounts. In the event of lawsuits of this type, if we are unable to negotiate settlements or satisfy our obligations, we could be forced into bankruptcy.

There can be no guarantee that the proceeds available to us under the Fifth Equity Line will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.

      There is no assurance that the funds which are available to us under the Fifth Equity Line will be sufficient to allow us to continue our product research and development or our marketing efforts to the point we achieve profitable operations. Additionally, the payment of our current outstanding liabilities may require significant portions of the funds available to us under the Fifth Equity Line, and the amounts remaining may not be sufficient for us to use as working capital in our operations, which could have a material adverse effect on our ability to continue our operations.

Certain Risks Associated With the Reverse Stock Split.

      At a Special Meeting of Shareholders held March 24, 2003, in Salt Lake City, Utah, our shareholders approved a reverse stock split (the "Reverse Stock Split") of our Class A common stock at a ratio of one (1) new share for forty
(40) old shares. Risks relating to the Reverse Split include, but are not limited to, the following:

      There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors and brokers.

      While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors and brokers, or that any higher stock price achieved as a result of the Reverse Stock Split will be maintained.

      There can be no assurance that the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

      While the Board of Directors believes that a higher stock price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse

Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.


      A decline in the market price for shares of our common stock which occurs following the Reverse Stock Split may result in a greater percentage decline than would have occurred prior to the Reverse Stock Split, and the liquidity of shares of our common stock could be adversely affected following the Reverse Stock Split.

      The market price of our common stock following the Reverse Stock Split is, as it was prior to the Reverse Stock Split, based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the market price of our common stock following the Reverse Stock Split declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would have occurred prior to the Reverse Stock Split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock following the Reverse Stock Split could be adversely affected by the reduced number of shares that are outstanding or issued now that the Reverse Stock Split has taken effect.


      Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests as a result of the Reverse Stock Split.


      The following table sets forth the approximate number of shares that were authorized for issuance, issued and outstanding, authorized and reserved for issuance, and authorized but unissued as a result of the adoption of the Reverse Stock Split. The table below does not take into effect the additional shares of our common stock that will be issued to holders of fractional shares.


------------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                                                                 Shares Authorized but
                          Shares Authorized for   Shares Issued and       Shares Reserved for    Unissued and
                          Issuance                Outstanding (1)         Issuance               Unreserved
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Prior to Reverse Stock               800,000,000             555,784,693            115,456,303             128,759,004
Split (February 7, 2003
- record date for
Special Meeting of
Shareholders)
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Following 1 for 40                   800,000,000              13,894,618              2,886,408             783,218,974
Reverse Split
------------------------- ----------------------- ----------------------- ---------------------- -----------------------


(1) As of August 20, 2003, there were 25,562,171 shares outstanding.

      The Reverse Stock Split did not reduce the number of shares authorized for issuance. As such, issuance by us of additional shares which remain authorized for issuance will have a dilutive effect on the holders of shares of our common stock following the Reverse Stock Split.


      Our issuances of shares following the Reverse Stock Split likely will result in overall dilution to market value and relative voting power of previously issued Class A common stock, which could result in substantial dilution to the value of shares held by shareholders prior to implementation of the Reverse Stock Split.


      The issuance by Fonix of Class A common stock following the Reverse Stock Split in capital raising transactions may result in substantial dilution to the equity interests of holders of our Class A common stock. Specifically, the issuance of a significant amount of additional shares of our Class A common stock will result in a decrease of the relative voting control of the Class A common stock issued and outstanding prior to the issuance of Class A common stock following the Reverse Stock Split. Additionally, holders of shares of our Class A common stock following the Reverse Stock Split likely will experience increased dilution with decreases in market value of Class A common stock in relation to our issuances of shares following the Reverse Stock Split, which could have a material adverse impact on the value of their shares.





Holders of Fonix Class A common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of Class A common stock in connection with the Fifth Equity Line and the Debentures.

      Introduction


      In addition to the Class A common stock registered in connection with the fifth equity line, we have also registered 3,435,185 shares of Class A common stock in connection with the sale of $1,500,000 Series D Convertible Debentures (the "Debentures") to a third party. As of August 20, 2003, the principal balance due under the debentures was $233,401.

      The following table describes the number of shares of Class A common stock that would be issuable, assuming the hypothetical conversion of the total remaining outstanding principal amount of the Debentures as of August 20, 2003, by the holder of the Debentures (excluding the issuance of shares of Class A common stock as payment of interest on the Debentures at the date of conversion), and that the full remaining amount available under the fifth equity line had been put to the Equity Line Investor (irrespective of the availability of registered shares), and further assuming that the applicable conversion or exercise prices at the time of such conversion or put were the following amounts:



                                              Shares of Class A Common Stock
                                                         Issuable
              ----------------------------  -----------------------------------   -----------------------
                                            Shares Issuable    Shares issuable
                                            Upon Conversion       upon puts
              Hypothetical Conversion/        of Series D        aggregating       Total Class A Common
              Exercise Price                  Convertible        $19,510,006          Stock Issuable
                                               Debentures
              ----------------------------  -----------------  ----------------   -----------------------
                         $0.02              11,670,050          975,500,300        987,170,350
                         $0.03               7,780,033          650,333,533        658,113,567
                         $0.04               5,835,025          487,750,150        493,585,175
                         $0.05               4,668,020          390,200,120        394,868,140
                         $0.10               2,334,010          195,100,060        197,434,070
                         $0.15               1,556,007          130,066,707        131,622,713
                         $0.25                 933,604           78,040,024         78,973,628
                         $0.50                 466,802           39,020,012         39,486,814
                         $0.80                 291,751           24,387,508         24,679,259




      Given the formulas for calculating the shares to be issued upon conversion of the Debentures and in connection with puts under the fifth equity line, there effectively is no limitation on the number of shares of Class A common stock which may be issued in connection with conversion of the Debentures, except for the number of shares registered under the prospectus and registration statement covering the resale of shares by the holder of the Debentures, or with a put under the fifth equity line, except for the number of shares registered under the prospectus and the registration statement covering the resale of shares issued in connection with the fifth equity line. As such, shareholders are subject to the risk of substantial dilution to their interests as a result of our issuance of shares under the Fifth Equity Line and in connection with the Debentures.

Our issuances of shares in connection with conversions of principal amounts of the Debentures or under the Fifth Equity Line likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders.


      Historically, the issuance of Class A common stock to the Equity Line Investor under the first three equity lines resulted in substantial dilution to the equity interests of all holders of Class A common stock, except the Equity Line Investor. The issuance of Class A common stock in connection with conversions of the Debentures or with draws under the Fifth Equity Line may result in substantial dilution to the equity interests of holders of Fonix Class A common stock other than the holder of the Debentures or the Equity Line Investor. Specifically, the issuance of a significant amount of additional Class A common stock will result in a decrease of the relative voting control of the Class A common stock issued and outstanding prior to the issuance of Class A common stock in connection with conversions of Debentures or the Fifth Equity Line. Furthermore, public resales of Class A common stock by the holder of the Debentures or by the Equity Line Investor following the issuance of Class A common stock in connection with conversions of the Debentures or with puts under the Fifth Equity Line, respectively, likely will depress the prevailing market price of the Class A common stock. Even prior to the time of actual conversions, exercises, and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our Class A common stock.


Existing shareholders likely will experience increased dilution with decreases in market value of Class A common stock in relation to our issuances of shares upon conversion of the Debentures or under the Fifth Equity Line, which could have a material adverse impact on the value of their shares.

      The formulas for determining the number of shares of Class A common stock to be issued upon conversion of the Debentures or under the Fifth Equity Line are based, in part, on the market price of the Class A common stock and in both cases includes a discount from the market price equal to 90% of the average of the two lowest closing bid prices of the Class A common stock over a specified trading period. As a result, the lower the market price of our Class A common stock at and around the time the Debenture holder were to convert some or all of the Debentures or we were to put shares under the Fifth Equity Line, the more shares of Class A common stock the Debenture holder or Equity Line Investor would receive. Any increase in the number of shares of Class A common stock issued upon conversion of Debentures puts of shares as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph.

There is an increased potential for short sales of the Class A common stock due to the sales of shares put to the Equity Line Investor in connection with the Fifth Equity Line, which could materially effect the market price of the stock.

      Downward pressure on the market price of the Class A common stock that likely will result from sales of the Class A common stock by the Equity Line Investor issued in connection with a put under the Fifth Equity Line could encourage short sales of Class A common stock by the Equity Line Investor. Significant amounts of such short selling could place further downward pressure on the market price of our Class A common stock.

Certain restrictions on the extent of puts may have little, if any, effect on the adverse impact of our issuance of shares under the Fifth Equity Line, and as such, the Equity Line Investor may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

      We are prohibited from putting shares to the Equity Line Investor under the Fifth Equity Line if such put would result in that investor holding more than 4.999% of the then outstanding Class A common stock. These restrictions, however, do not prevent the Equity Line Investor from selling shares of Class A common stock received in connection with a put, and then receiving additional shares of Class A common stock in connection with a subsequent put. In this way, the Equity Line Investor could sell more than 4.999% of the outstanding Class A common stock in a relatively short time frame while never holding more than 4.999% at one time.

In addition to the dilution described above, issuances of shares of Fonix Class A common stock upon conversion of the Debentures by the debenture holder may result in substantial dilution to the value of shares held by existing shareholders.


      The following table identifies the total principal amount of the Debentures outstanding as of August 20, 2003 ($233,401), and the total number of shares of Class A common stock that would be issuable, assuming that the full remaining amount of the Debentures were converted by the holder, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts. The calculations below exclude the issuance of shares of Class A common stock as payment of interest on the Debentures at the date of conversion.





                                          Shares
                                      issuable upon
                                      conversion of
   Hypothetical Conversion         principal amount of
            Price                        $233,401
----------------------------  ---------------------------
            $0.02                       11,670,050
            $0.03                        7,780,033
            $0.04                        5,835,025
            $0.05                        4,668,020
            $0.10                        2,334,010
            $0.15                        1,556,007
            $0.25                          933,604
            $0.50                          466,802
            $0.80                          291,751



      Given the structure of the conversion formulas applicable to the Debentures, there effectively is no limitation on the number of shares of Class A common stock into which the Debentures may be converted. If the market price of the Class A common stock decreases, the number of shares of Class A common stock issuable upon conversion of the Debentures continues to increase.

The Company is registering under this registration statement the resale of shares in excess of the number of shares currently issued and outstanding, which may result in substantial dilution to current shareholders if the selling shareholders sell all of the shares under this registration statement.


      This prospectus, and the registration statement of which it is a part, registers the resale by the selling shareholders of up to 100,000,000 shares of our Class A common stock. As of August 20, 2003, we had 25,562,171 shares of our Class A common stock issued and outstanding. Accordingly, the sale by the selling shareholders of all of the shares registered under this registration statement will result in substantial dilution to current holders of our Class A common stock.


Because the conversion prices under the Fifth Equity Line and the Debentures are based on the market price of our Class A common stock, if the market price declines we may be unable to draw the full amount of the Fifth Equity Line without registering additional shares, which delay could have a material adverse impact on our operations.


      If the market price of the Class A common stock decreases, the number of shares of Class A common stock issuable in connection with the Debentures and the fifth equity line will increase and, accordingly, the aggregate amount of draws under the fifth equity line will decrease. Accordingly, despite our right to draw up to an aggregate of $20,000,000 under the Fifth

Equity Line Agreement, we may run out of shares registered under the prospectus and the related registration statement to issue to the Equity Line Investor in connection with draws. In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable under the Fifth Equity Line. The following table demonstrates the correlation between share price decline and decreases in aggregate draw amounts available, given the maximum 91,670,833 shares of Class A common stock registered under the prospectus and the related registration statement covering shares issuable under the fifth equity line:







                                         Shares issuable upon puts, up to a      Maximum draws available, up to
    Hypothetical Conversion Price              maximum of 91,670,833                      $20,000,000
    -----------------------------        -----------------------------------     -------------------------------
                $0.02                                91,670,833                           $ 1,833,417
                $0.03                                91,670,833                           $ 2,750,125
                $0.04                                91,670,833                           $ 3,666,833
                $0.05                                91,670,833                           $ 4,583,542
                $0.10                                91,670,833                           $ 9,167,083
                $0.15                                91,670,833                           $13,750,625
                $0.25                                80,000,000                           $20,000,000
                $0.50                                40,000,000                           $20,000,000
                $0.80                                25,000,000                           $20,000,000

      For example, if the hypothetical conversion price is $0.15, we hypothetically would be able to draw only $13,750,625 under the Fifth Equity Line without filing additional registration statements to register additional shares. This potential delay in access to funds available under the Fifth Equity Line Agreement could have a material adverse impact on our operations.

Applicable accounting rules require us periodically to assess the value of our intangible assets and recognize any decline in value. As a result of that requirement, we recently have recognized a significant impairment of certain speech software technology in the accompanying consolidated financial statements. Any further reduction of the carrying value of our intangible assets could have a material adverse impact on our financial position.


      Applicable accounting rules require us to assess the value of our intangible assets periodically or as circumstances dictate, and to recognize any change in value of those assets. We tested our speech software technology for impairment in December 2001 and in December 2002. Due to the down-turn in the software industry and the U.S. economy in general, management revised estimated net future cash flows from the speech software technology (the Core Technologies), which resulted in recognition of an impairment loss of $5,832,217 during the fourth quarter of 2001. The impairment loss was charged to cost of revenues. We determined in December 2002 that no additional impairment had occurred in 2002 which required recognition of impairment loss in 2002.

      As of June 30, 2003, we modified our estimate of future cash flows to be provided by intangible assets and determined that the carrying amount of intangibles was in excess of future cash flows provided by the intangibles. Accordingly, we recorded a charge of $1,124,085 during the quarter ended June 30, 2003, to fully impair the carrying value of the intangible assets.


We have a limited Product offering and many of our key technologies are still in the product development stage.

      Presently, there are a limited number of commercially available Products incorporating our Core Technologies. For Fonix to be ultimately successful, sales from these Products must be substantially greater. An additional element of our business strategy is to achieve revenues through strategic alliances, co-development arrangements, and license arrangements with third parties. For example, we have entered into licensing and joint-marketing agreements with Intel, Microsoft, HP, Panasonic, Epson, and others. These agreements provide for joint marketing and application development for end-users or customers. There can be no assurance that these collaboration agreements will produce license or other agreements which will generate significant revenues for us.

The market for many of our technologies and Products is largely unproven and may never develop sufficiently to allow us to capitalize on our technology and Products.

      The market for speech-enabled Products is relatively new and rapidly evolving. Additionally, our Products are new and, in many instances, represent a significant departure from technologies which already have found a degree of acceptance in the speech-enabled technologies marketplace. Our financial performance will depend, in part, on the future development, growth, and ultimate size of the market for speech-enabled applications and products generally, and applications and products incorporating our Products. Accordingly, in order to achieve commercial acceptance of the Core Technologies and our Products, we will have to educate prospective customers, including large, established companies, about the uses and benefits of speech-enabled software in general and our products in particular. If these efforts fail, or if speech-enabled software platforms do not achieve commercial acceptance, our business could be harmed or even fail.

      The Products which incorporate our Core Technologies will be competing with more conventional means of information processing such as data entry, access by keyboard, mouse or touch-tone telephone. We believe that there is a substantial potential market for applications and products incorporating advanced speech-enabled technologies. Nevertheless, such a market for our Products may never develop to the point that profitable operations can be achieved or sustained.

Speech-enabling Products may not achieve widespread acceptance by businesses or telecommunications carriers, which could limit our ability to grow our business.

      The market for speech-enabled products and applications is relatively new and rapidly evolving. Our ability to increase revenue in the future depends on the acceptance of speech-enabling products and applications by both our customers and end users. The adoption and integration of speech-enabling products and applications could be hindered by the perceived costs of these new products and applications, as well as the reluctance of enterprises that have invested substantial resources in existing applications to replace their current systems with these new products and applications. Accordingly, in order to achieve commercial acceptance, we will have to educate prospective customers, including large, established companies, about the uses and benefits of speech-enabling products and applications in general and our Products in particular. If these efforts fail, or if speech-enabling products and technology platforms do not achieve commercial acceptance, our business will not develop or may subsequently fail.

      Continued development of the market for our Products also will depend upon the following factors over which we have little or no control:

     o    widespread   deployment  of  speech-enabling   applications  by  third
          parties, which is driven by consumer demand for services having a voice user interface;

     o demand for new uses and applications of speech-enabling technology, including adoption of speech-enabled interfaces by companies that operate web sites;

     o    adoption  of  industry  standards  for   speech-enabling  and  related
          technologies; and

     o continuing improvements in hardware technology that may reduce the costs of speech-enabling technology solutions.

The delivery of our Products to end users is dependent upon third- party integration and may be subject to delays and cancellations that are beyond our control.

      Because we are pursuing third-party integration of our Products into mass market, general business, automotive and personal electronics products, and computing solutions, lead time to revenue recognition will be longer than software products directly released into consumer channels. Purchase of our Products often requires a significant expenditure by a customer. Accordingly, the decision to purchase our Products typically requires significant pre-purchase evaluation. We spend significant time educating and providing information to prospective customers regarding the use and benefits of our Products. During this evaluation period, we may expend substantial sales, marketing and management resources.

      Further, our Products sold and integrated into customer applications and products are subject to both customer production schedules and customer success in marketing their own products and generating product sales. Our revenues are thus subject to delays and possible cancellation resulting from customer integration risks and delays.

      In cases where our contract with our customers specifies milestones or acceptance criteria, we may not be able to recognize license or services revenue until these conditions are met. We have in the past and may in the future experience unexpected delays in recognizing revenue. Consequently, the length of our sales and implementation cycles and the varying order amounts for our Products make it difficult to predict the quarter in which revenue recognition may occur and may cause license and services revenue and operating results to vary significantly from period to period. These factors could cause our stock price to be volatile or to decline.

Competition from other industry participants and rapid technological change could impede our ability to achieve profitable operations.

      The computer hardware and software industries are highly and intensely competitive. In particular, the speech-enabled technologies market sector and, specifically, the ASR, computer voice and communications industries are characterized by rapid technological change. Competition in the speech-enabled technologies market is based largely on marketing ability and resources, distribution channels, technology and product superiority and product service and support. The development of new technology or material improvements to existing technologies by our competitors may render our Products less attractive or even obsolete. Accordingly, our success will depend upon our ability to continually enhance the Core Technologies and our Products to keep pace with or ahead of technological developments and to address the changing needs of the marketplace. Barriers to entry in the software industry are low, and as the market for various speech-enabled products expands and matures, we expect more entrants into this already competitive arena.

Our Products can have a long sales cycle and, as a result, our quarterly operating results and our stock price may fluctuate.


      The sales cycles for our Products are generally six to twelve months but may be shorter or longer depending on the size and complexity of the order, the amount of services to be provided and whether the sale is made directly by us or indirectly through an OEM, VAR, or systems integrator. The length of the sales cycles could adversely impact our operating results.


Our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause a decline in demand for, and the prices of, our Products.

      A number of companies have developed, or are expected to develop, products that compete with our Products and technologies. Competitors in the speech technology software market include IBM, SpeechWorks International, Nuance, and ScanSoft. We expect additional competition from other companies, including Microsoft, which has made investments in and acquired voice interface technology companies. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their speech and language technology products to address the needs of our prospective customers.

      Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we have. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly to new technologies, evolving industry trends and standards, or customer requirements than we do, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, we may not be able to compete effectively in our markets, and competition may intensify and may harm our business.

Our failure to respond to rapid change in the speech-enabled technologies market could cause us to lose revenue and harm our business.

      The speech-enabled technologies industry is relatively new and rapidly evolving. Our success will depend substantially upon our ability to enhance our existing Products and to develop and introduce, on a timely and cost-effective basis, new technologies, Products and features that meet changing end-user requirements and incorporate technological advancements. If we are unable to develop new Products and enhanced functionalities or technologies to adapt to these changes, or if we cannot offset a decline in revenue from existing Products with sales of new Products, our business will suffer.

      Commercial acceptance of our Products will depend, among other things, on:

     o the ability of our Products to meet and adapt to the needs of our target markets;

     o the performance and price of our Products and our competitors' products; and

     o our ability to deliver customer services directly and through our resellers, VARs and OEM partners.

Any software defects in our Products could harm our business and result in litigation.

      Complex software products such as our may contain errors, defects and bugs. With the planned release of any Product, we may discover these errors, defects and bugs and, as a result, Products may take longer to develop than expected. In addition, we may discover that remedies for errors or bugs may be technologically infeasible. Delivery of Products with undetected production defects or reliability, quality, or compatibility problems could damage our reputation. Errors, defects or bugs could also cause interruptions, delays or a cessation of sales to our customers. We could be required to expend significant capital and other resources to remedy these problems. In addition, customers whose businesses are disrupted by these errors, defects and bugs could bring claims against us which, even if unsuccessful, would likely be time-consuming and could result in costly litigation and payment of damages.

In order to increase our international sales, we must increase the foreign language capacities of our Products. If we are unable to do so, we may be unable to grow our revenue and execute our business strategy.

      We intend to expand our international sales, which requires a significant investment to create and refine different language models for each particular language or dialect. These language models are required to create versions of products that allow end users to speak the local language or dialect and be understood. If we fail to develop additional foreign language capacity of our Products, our ability to address international market opportunities and to grow our business will be limited.


We may encounter difficulties in managing our growth, which could prevent us from executing our business strategy.

      Our growth has placed, and continues to place, a significant strain on our resources. To accommodate this growth, we must continue to upgrade a variety of operational and financial systems, procedures and controls and hire additional employees to support increased business and product development activity. This has resulted in increased responsibilities for our management. Our systems, procedures and controls may not be adequate to support our operations. If we fail to improve our operational, financial and managerial information systems, or to hire, train, motivate or manage our employees, our business could be harmed or fail.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, and the anticipated benefits of those acquisitions may never be realized.

      We may make acquisitions of, or significant investments in, complementary companies, products or technologies, such as the recent purchase of assets from Force Computers, Inc. discussed elsewhere herein, although no material acquisitions or investments are currently pending. Any future acquisitions would be accompanied by risks such as:

     o difficulties in assimilating the operations and employees of acquired companies;

     o    diversion  of  our   management's   attention  from  ongoing  business
          concerns;

     o our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

     o    additional expense associated with amortization of acquired assets;

     o    maintenance  and  implementation  of  uniform   standards,   controls,
          procedures and policies; and

     o impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management employees.

      We cannot guarantee that we will be able to successfully integrate any business, products, technologies or employees that we might acquire in the future, and our failure to do so could harm our business.



If we are unable to hire and retain technical, sales and marketing and operational employees, our business could be harmed.

      We intend to hire additional employees, including software engineers, sales and marketing employees and operational employees. Competition for hiring these individuals is intense, especially in the Salt Lake City area where Fonix is headquartered, and we may not be able to attract, assimilate, or retain additional highly qualified employees in the future. The failure to attract, integrate, motivate and retain these employees could harm our business.

Our stock price is volatile, and an investor may not be able to resell our shares at or above the purchase price.

      In recent years, the stock market in general, and the OTC Bulletin Board and the securities of technology companies in particular, has experienced extreme price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may materially adversely affect our stock price, regardless of operating results.

Our operations and financial condition could be adversely affected by our failure or inability to protect our intellectual property or if our technologies are found to infringe the intellectual property of a third party.

      Dependence on proprietary technology

      Our success is heavily dependent upon our proprietary technology. Certain elements of our Core Technologies are the subject of seven patents issued and allowed by the United States Patent and Trademark Office and 10 other patent applications which are pending. In addition to our patents, we rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. Despite precautions that we take, it may be possible for unauthorized third parties to duplicate aspects of our technologies or the current or future products or technologies of our business units or to obtain and use information that we regard as proprietary. Additionally, our competitors may independently develop similar or superior technology. Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws. Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

     Risks of our infringement upon the technology of unrelated parties or entities

      We are not aware and do not believe that any of our technologies or products infringe the proprietary rights of third parties. Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. We expect that developers of speech-enabled technologies increasingly will be subject to infringement claims as the number of products and competitors in the industry grows and the functionality of products in different industry segments overlaps. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, or require us to enter into royalty or license agreements. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

We are subject to the risk that certain key personnel, including key scientific employees and independent contractors named below, on whom we depend, in part, for our operations, will cease to be involved with us.


      We are dependent on the knowledge, skill and expertise of several key scientific and business development employees, including John A. Oberteuffer, Ph.D., Dale Lynn Shepherd, R. Brian Moncur, Edward A. Bruckert, Tim
Hong, Paul Clayson, John Oelfke, K. H. Kim and Rolf-Juergen Bruess; independent contractors including C. Hal Hansen and Tony R. Martinez, Ph.D.; and executive officers, including Thomas A. Murdock, Roger D. Dudley and William A. Maasberg, Jr. The loss of any of the key personnel listed above could materially and adversely affect our future business efforts. Although we have taken reasonable steps to protect our intellectual property rights including obtaining non-competition and non-disclosure agreements from all of our employees and independent contractors, if one or more of our key scientific employees, executive employees or independent contractors resigns from Fonix to join a competitor, to the extent not prohibited by such person's non-competition and non-disclosure agreement, the loss of such personnel and the employment of such personnel by a competitor could have a material adverse effect on us. We do not presently have any key man life insurance on any of our employees except Mr. Dudley, for whom we carry a policy with a face amount of $4 million. We are the named beneficiary.


We have no dividend history and have no intention to pay dividends in the foreseeable future.

      We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future.

There may be additional unknown risks which could have a negative effect on us and our business.

      The risks and uncertainties described in this section are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our Class A common stock could decline.

                       Information about Fonix Corporation

Management's Discussion and Analysis of Financial Condition and Results of Operations

THIS STATEMENT OF MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD- LOOKING STATEMENTS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS WE ANTICIPATE, AND WHICH ARE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE DISCUSSED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002

To date we have earned only limited revenue from operations and we intend to continue to rely primarily on financing through the sale of our equity and debt securities to satisfy future capital requirements.

Overview


      Since inception, we have devoted substantially all of our resources to research, development and acquisition of software technologies that enable intuitive human interaction with computers, consumer electronics, and other intelligent devices. Through June 30, 2003, we have incurred significant cumulative losses, and losses are expected to continue until the effects of recent marketing and sales efforts begin to take effect, if ever. We continue to emphasize delivery and sales of our applications and solutions ("Products") while achieving technology upgrades to maintain our perceived competitive advantages.


      In our current marketing efforts, we seek to form relationships with third parties who can incorporate our speech- enabling Products into new or existing products. Such relationships may be structured in any of a variety of ways including traditional technology licenses, collaboration or joint marketing agreements, co-development relationships through joint ventures or otherwise, and strategic alliances. The third parties with whom we presently have such relationships and with which we may have similar relationships in the future include developers of application software, operating systems, computers, microprocessor chips, consumer electronics, automobiles, telephony, and other products. We are currently in negotiation with customers and potential customers to enter into additional third-party licensing, collaboration, co-marketing and distribution arrangements.


      Our revenues decreased from $679,197 for the three months ended June 30, 2002, to $631,733 for the three months ended June 30, 2003, and increased from $977,981 for the six months ended June 30, 2002, to $1,221,403 for the six months ended June 30, 2003. However, we incurred significant losses since inception, including a net loss of $7,856,252 for the six months ended June 30, 2003. We incurred negative cash flows from operating activities of $2,092,126 during the six months ended June 30, 2003. As of June 30, 2003, we had an accumulated deficit of $201,863,172, negative working capital of $17,287,170, accrued employee wages of $7,599,653, and accounts payable over 60 days past due of $3,456,889. Sales of products and revenue from licenses based on our technologies have not been sufficient to finance ongoing operations , although we have limited capital available under our equity lines of credit. These matters raise substantial doubt about our ability to continue as a going concern. Our continued existence is dependent upon several factors, including our success in (1) increasing license, royalty and services revenues, (2) raising sufficient additional funding , and (3) minimizing operating costs. Until sufficient revenues are generated from operating activities, we expected to continue to fund our operations through the sale of our equity securities, primarily the fifth equity line.


      In 2002, we experienced slower development of markets for speech applications than had been anticipated due to several factors. First, the limited resources with which we have been operating (due to the delay in accessing funds from the third equity line) have hampered our ability to aggressively support marketing and sales as originally anticipated. Additionally, time and resources required to develop certain Products have been greater than originally anticipated, and, with limited resources available, we have not been able to expedite such development. Further, the ongoing U.S. economic slowdown has slowed customer acceptance in target markets, especially in the telecommunications sector where previously expected recovery has yet to materialize, and has in fact deteriorated further. The occurrence of these conditions has caused us to (i) reduce our emphasis on consumer applications because of the significant resources required to develop retail markets, (ii) reduce our development and marketing efforts in the computer telephony and server-based markets, and (iii) increase our emphasis and focus on mobile and wireless applications, automotive speech interface solutions and assistive markets, where management believes Fonix enjoys the greatest technological and market advantage.

      We assess unamortized capitalized computer software costs for possible write down based on net realizable value of each related product. Net realizable value is determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support.

      In order to assess future gross revenues, we have evaluated the life cycle of our Products and the periods in which we will receive revenues from them. Widespread deployment of speech applications, solutions, and interface products is growing, especially for the Products we develop and market. However, certain speech Products, specifically those which are useful in the telecommunications segment, have been severely impacted by declining market conditions over the past 18 to 24 months. Nevertheless, speech applications and interface solutions useful in devices such as smart-phones, PDAs, cell phones, assistive devices for the sight-impaired, and other mobile and wireless devices are beginning to enjoy user acceptance and market demand. Our experience has indicated that original equipment manufacturers ("OEMs"), value added resellers ("VARs"), software developers and other users typically integrate a new application or interface product such as speech initially into only one or two products. Then, as market and user acceptance of the technology increases, as applications are proven reliable, and as cost of production and delivery decreases on a per-unit basis, the applications typically are expanded into broader product lines. As a result, initial sales volumes in early OEM integration periods are expected to be low, but will grow at a substantial pace in subsequent periods as (i) OEM customers expand product offerings and (ii) the customers of OEMs commit to and release speech applications in their products. We expect growth to continue for four to six years, but expect the rate of growth to slow as the market matures toward the end of that period.

Significant Accounting Policies

      The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Significant accounting policies and areas where substantial judgements are made by management include:

      Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Valuation of Long-lived Assets - The carrying values of our long-lived intangible assets are reviewed for impairment on a quarterly basis or otherwise whenever events or changes in circumstances indicate that they may not be recoverable.


      The speech software technology was tested for impairment in December 2001 and December 2002. Due to the down- turn in the software industry and the U.S. economy, operating losses and cash used in operating activities during the fourth quarter of 2001 were greater than anticipated. Based on that trend, management revised estimated net future cash flows from the speech technology, which resulted in recognition of an impairment loss of $5,832,217 during the fourth quarter of 2001. No further impairment was deemed necessary at December 31, 2002

      . At June 30, 2003, the Company again tested the technology for impairment and determined, based on estimated future cash flows from the speech technology that the remaining balance had become impaired which resulted in recognition of an impairment loss of $1,124,086 during the quarter ended June 30, 2003.


           During the fourth quarter of 2001, management determined that its handwriting recognition software ("HWR") technology was impaired. Without immediate customer prospects or current license agreements, management has chosen not to provide further funding to develop or market the HWR technology. Accordingly, the unamortized balance of $2,056,295 was recorded in cost of revenues in 2001.

      With respect to our other long-lived assets, we project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of long-lived assets is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

      Management does not consider any of our other long-lived assets to be impaired at December 31, 2002. However, should our marketing and sales plans not materialize in the near term, the realization of our intangible assets could be severely and negatively impacted. The accompanying consolidated financial statements have been prepared based on management's estimates of realizability, which estimates may change due to factors beyond our control. (See "Recently Enacted Accounting Standards" below).

      Revenue Recognition - We recognize revenues in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" and related interpretations. We generate revenues from licensing the rights to our software products to end users and from royalties. We also generate service revenues from the sale of consulting and development services.

      Revenues of all types are recognized when acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate. Revenues from development and consulting services are recognized on a completed-contract basis when the services are completed and accepted by the customer. The completed- contract method is used because our contracts are either short-term in duration or we are unable to make reasonably dependable estimates of the costs of the contracts. Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

      Revenue for products distributed through wholesale and retail channels and through resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection. Typically, the right of return on such products has expired when the end user purchases the product from the retail outlet. Once the end user opens the package, it is not returnable unless the medium is defective. Price protection is offered to distributors in the event we reduce the price on any specific product. Such price protection is generally offered for a specific time period in which the distributor must make a claim. Resulting revenue recognized reflects the reduced price. Slotting fees paid by us for favorable placement in retail outlets are recorded as a reduction in gross revenues.

      When arrangements to license software products do not require significant production, modification or customization of software, revenue from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. Post-contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades. Related revenue is recognized over the period covered by the agreement. Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

      Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as license agreements and support and upgrade obligations using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements. These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

      Deferred revenue as of June 30, 2003 and December 31, 2002, consisted of the following:

                                                                           June 30,        December 31,
         Description                    Criteria for Recognition             2003              2002
         -----------                    ------------------------         ------------      -----------

         Deferred unit royalties and    Delivery of units to end users
         licence fees                   or expiration of contract        $   720,737       $   797,737
                                                                         -----------       -----------

         Deferred customer support      Expiration of period covered
                                        by support agreement                   45,089           59,511
                                                                         ------------      -----------

         Total deferred revenue                                          $    765,826      $     854,248
                                                                         ============      =============




      Cost of revenues - Cost of revenues from license, royalties, and maintenance consists of costs to distribute the product (including the cost of the media on which it is delivered), installation and support personnel compensation, amortization and impairment of capitalized speech software costs, licensed technology, and other related costs. Cost of service revenues consists of personnel compensation and other related costs.

      Software technology development and production costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense. Technological feasibility is established when a product design and a working model of the software product have been completed and confirmed by testing. Costs to produce or purchase software technology incurred subsequent to establishing technological feasibility are capitalized. Capitalization of software costs ceases when the product is available for general release to customers. Costs to perform consulting services or development of applications are charged to cost of revenues in the period in which the corresponding revenues are recognized. Cost of maintenance and customer support are charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

      Capitalized software technology costs are amortized on a product-by-product basis. Amortization is recognized from the date the product is available for general release to customers as the greater of (a) the ratio that current gross revenue for a product bears to total current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the products. Amortization is charged to cost of revenues.

      We assess unamortized capitalized software costs for possible write down on a quarterly basis based on net realizable value of each related product. Net realizable value is determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support. The amount by which the unamortized capitalized costs of a software product exceed the net realizable value of that asset is written off.

      Stock-based Compensation Plans - We account for our stock-based compensation issued to employees and directors under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of our common stock, and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of our common stock, and is recognized on the date of award or purchase. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," requires pro forma information regarding net loss and net loss per common share as if we had accounted for our stock options granted under the fair value method. This pro forma disclosure is presented in Note 1 of the annual consolidated financial statements and Note 1 of the condensed consolidated financial statements.

      We account for our stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

      Imputed Interest Expense and Income - Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics (see Notes 5 and 7 to the annual consolidated financial statements and Notes 5 and 7 to the condensed consolidated financial statements).

      Recently Enacted Accounting Standards -

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates the "pooling-of-interests" method of accounting for acquisitions and requires separate accounting for certain intangibles acquired in such transactions. SFAS No. 142 also changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach.

     We adopted the provisions of SFAS No. 142 on January 1, 2002. Under the new standard, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. We have reassessed the estimated useful lives of other intangible assets and will continue to amortize the costs of those assets over their estimated useful lives. As of January 1, 2002, amortized intangible assets consisted of the following:



                                                          Gross Carrying                    Accumulated
                                                              Amount                       Amortization
                                                    ---------------------------     ---------------------------
Speech software technology                          $                   978,582     $                      --
Customer relationships                                                  306,000                            --
Patents                                                                 164,460                         145,522
                                                    ---------------------------     ---------------------------

Total                                               $                 1,449,042     $                   145,522
                                                    ===========================     ===========================


     Intangible assets not subject to amortization as of January 1, 2002 consisted of goodwill with a net carrying value of $2,631,304 and trademarks with a carrying value of $42,000. These assets are considered to have indefinite useful lives.

     Except for capitalized speech software technology that is amortized on the basis described above, amortization of intangible assets subject to amortization is computed on a straight-line basis over their estimated useful lives. The weighted-average estimated remaining amortization periods were as follows at December 31, 2002: total - 8.7 years; speech software technology - 8.7 years; customer relationships - 9.0 years. Intangible assets subject to amortization will not have any significant residual value at the end of their estimated useful lives. As of December 31, 2002, estimated amortization of intangible assets for the following five years is as follows:


For the Years Ending December 31:                          Amount
                                                    ---------------------
                       2003                         $             134,996
                       2004                                       134,996
                       2005                                       134,996
                       2006                                       124,100
                       2007                                       124,100

     During 2002, we engaged Houlihan Valuation Advisors, an independent valuation firm, to assess our goodwill for impairment. The resulting appraisal indicated no impairment and goodwill was not considered impaired. However, should our marketing and sales plans not materialize in the near term, the realization of our goodwill and other intangible assets could be severely and negatively impacted.

     The effects on loss from continuing operations, net loss and basic and diluted loss per share of excluding goodwill amortization for the years ended December 31, 2002, 2001, and 2000 are as follows:




                                                                                 2002               2001                 2000
                                                                          ------------------  -----------------   ------------------
Loss from continuing operations, as reported                              $     (19,897,564)  $    (31,059,791)   $     (22,810,677)
Loss from continuing operations, excluding goodwill amortization          $     (19,897,564)  $    (30,455,686)   $     (22,206,572)
                                                                          ==================  =================   ==================


                                                                          ==================  =================   ==================
Net loss, as reported                                                     $     (19,897,564)  $    (31,059,791)   $     (22,761,229)
Add back goodwill amortization                                                           --            604,105              604,105
                                                                          ------------------  -----------------   ------------------
Net loss, excluding goodwill amortization                                 $     (19,897,564)  $    (30,455,686)   $     (22,157,124)
                                                                          ==================  =================   ==================
Basic and diluted loss per share:
Loss from continuing operations, as reported                              $           (1.73)  $          (5.20)   $           (5.61)
Loss from continuing operations, excluding goodwill amortization          $           (1.73)  $          (5.09)   $           (5.46)
                                                                          ==================  =================   ==================
Net loss, as reported                                                     $           (1.73)  $          (5.20)   $           (5.60)
Net loss, excluding goodwill amortization                                 $           (1.73)  $          (5.09)   $           (5.45)
                                                                          ==================  =================   ==================

     In August 2001, the FASB issued SFAS No. 143 , "Accounting for Asset Retirement Obligations." This statement establishes financial accounting and reporting standards for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Our adoption of this statement on January 1, 2002, did not have a material effect on our financial position or results of operations.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement establishes financial accounting and reporting standards for the impairment or disposal of long- lived assets. The adoption of this statement on January 1, 2002, did not have a material effect on our financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other provisions, this statement modifies the criteria for classification of gains or losses on debt extinguishment such that they are not required to be classified as extraordinary items if they do not meet the criteria for classification as extraordinary items in APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." We will be required to apply the provisions of this standard to transactions occurring after December 31, 2002. The adoption of this standard in 2003 is not expected to have a material effect on our financial position or results of operations.

     In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. We will be required to apply this statement prospectively for any exit or disposal activities initiated after December 31, 2002. The adoption of this standard is not expected to have a material effect on our financial position or results of operations.

     In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB No. 123" was issued. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends disclosure requirements of SFAS No. 123 requiring disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of this statement are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. At this time, the pronouncement is not expected to have any impact on our reported results of operations and financial position as we continue to account for our stock compensation plans under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." We have adopted the disclosure requirements of SFAS No. 148 in the accompanying financial statements.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45."), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligation it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. We do not expect the recognition and measurement provisions of FIN 45 to have a material effect on future interim or annual financial statements.


      In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity in which either (1) the equity investors do not have a controlling financial interest, or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 applies to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a VIE that it acquired before February 1, 2003.


Results of Operations

Fiscal Year 2002 Compared to 2001

      During 2002, we recorded revenues of $3,064,719, an increase of $2,483,035 from $581,684 in 2001. The increase in 2002 was due primarily to revenues generated from the acquisition of the DecTalk assets from Force Computers, Inc., and the overall increase in non-recurring engineering contracts during 2002.

      Cost of revenues was $657,801 in 2002, a decrease of $9,240,968 from $9,898,769 in 2001. This decrease was due to the impairment losses that were recognized on handwriting recognition in the amount of $2,056,295, and certain speech related technologies in the amount of $5,832,217 during 2001. The remaining difference was a net increase of $367,587 related primarily to DecTalk sales recognized in 2002.

      Selling, general and administrative expenses were $11,929,390 for 2002 and $11,646,139 for 2001, an increase of $283,251. The increase was primarily due to an increase in compensation expense due to personnel added for sales and marketing of $333,113, increased consulting costs of $226,182, and increases in other operating expenses of $1,716,294, primarily due to the impairment losses recognized in conjunction with the Unveil Technologies note receivable. These increases were partially offset by a decrease in legal expenses of $393,130, decreased travel expenses of $394,029, and decreased other general and administrative expenses of $68,046.

      We incurred research and product development expenses of $8,192,664 during 2002 and $8,123,453 during 2001, an increase of $69,211. The overall increase was due to increased consulting costs of $182,477, increased software license fees of $114,062, increased travel and occupancy related costs of $54,102, partially offset by reduced compensation related costs of $441,292.

      Net other expense was $581,294 for 2002, an increase of $408,073 from 2001. The overall increase is due to interest expense associated with the additional debt we incurred during 2002.

Fiscal Year 2001 Compared to 2000

      During 2001, we recorded revenues of $581,684, a decrease of $75,169 from $656,853 for 2000. The decrease in 2001 was due in part to the poor economic conditions in the telecommunications sector of the economy, where much of our revenue has been generated in the past. Furthermore, sales and marketing efforts did not increase revenues, in spite of considerable progress in developing partnerships in key markets. Also, certain advance payments received for royalties were not recognized.

      Cost of revenues was $9,898,769 in 2001, an increase of $8,046,893 from $1,851,876 in 2000. This increase was a result of impairment losses recognized on handwriting recognition in the amount of $2,056,295, and certain speech related technologies in the amount of $5,832,217. These losses were recognized due to declining market conditions and diminishing customer prospects for those technologies. The remaining increase of $158,381 was the result of increased costs of licensing royalties and maintenance earned in 2001 as well as engineering projects completed and recorded in 2001.

      Selling, general and administrative expenses were $11,646,139 for 2001 and $10,751,597 for 2000, an increase of $894,542. The change was a result of increases of $1,492,025 in compensation-related expenses due to personnel added for sales and marketing efforts, $193,689 in occupancy costs, $496,518 in legal fees related to acquisitions, regulatory filings, litigation, intellectual property protection, and other general corporate activities, $480,452 in travel-related expenses, and $392,751 in promotion and advertising expenses resulting from increased sales and marketing efforts. These increases were offset, in part, by a decrease of $2,033,024 in consulting and outside services incurred in 2000 but not repeated in 2001, and a decrease of $107,128 in other operating expenses.

      We incurred research and product development expenses of $8,123,453 during 2001, an increase of $2,252,038 from 2000. The greatest portion of this increase was a result of $2,043,181 in additional compensation-related expenses incurred by adding engineering and product development personnel for development of product applications and solutions. In addition to this increase, $299,864 of additional expenses were incurred by consultants and outside service providers in development of speech-enabling applications and solutions for customers. Future development efforts will continue to focus on product applications and solutions utilizing the speech-enabling technologies developed to date.

      In 2001, we recognized an impairment of its investment in affiliate, Audium Corporation, that was acquired earlier in the year. The write-down was a result of a decrease in the estimated cash flows expected to be realized from the investment due to overall decline in the economy and the potential impact on related markets for Audium's products.

      Net other expense was $173,221 for 2001, a decrease of $3,818,127 from 2000. Financing activities in 2001 were accomplished through equity lines of credit rather than debt securities or sales of preferred stock. Accordingly, interest expense incurred in 2001 was $3,818,309 less than in 2000. A beneficial conversion feature of $3,447,623 was recorded in 2000 in connection with the issuance of a convertible promissory note, along with other interest incurred on the obligation. Interest income decreased by $58,910 due to lower cash balances maintained throughout the year.


Six months ended June 30, 2003, compared with six months ended June 30, 2002

      During the six months ended June 30, 2003, we recorded revenues of $1,221,403, reflecting an increase of $243,422 or 24.9% over the same period in the previous year. The majority of the increase is attributable to $205,232 in revenues generated from licensing and $87,000 generated from non-recurring engineering contracts completed during the first quarter of 2003.

      Cost of revenues for the three months ended June 30, 2003, were $1,004,894, an increase of $794,366 or 377.3% over the same period in the previous year. The increase is due to the impairment charge of approximately $822,000 (see Note 4 of the condensed consolidated financial statements). Without the effect of the impairment charge, cost of revenues decreased by approximately $28,000. The decrease is attributable to the overall decrease in hardware sales and the associated cost of the hardware.

      Selling, general and administrative expenses for the six months ended June 30, 2003, were $3,769,234, a decrease of $2,854,233 or 43.1% over the same period in the previous year. The decrease includes decreases of approximately $1,563,000 in compensation-related expenses due to reductions in personnel, approximately $289,000 in legal and accounting expenses, approximately $126,000 in other operating expenses primarily related to insurance for directors and officers, approximately $176,000 in promotion and advertising expenses, and approximately $347,000 in travel related expenses. We recorded an impairment charge of $302,000 during the second quarter of 2003, related to certain intangible assets (See Note 4 of the condensed consolidated financial statements).

      Product development and research expenses for the six months ended June 30, 2003, were $2,758,883, a decrease of $1,955,841 or 41.5% over the same period in the previous year. The decrease includes decreases of approximately $1,364,000 in compensation-related expenses due to reductions in personnel, approximately $440,000 in consulting expenses, and approximately $139,000 of other operating expenses.


Selected Quarterly Operations Data


      The following tables set forth selected unaudited statement of operations data for each of the quarters in the years ended December 31, 2002 and 2001 and for the quarters ended March 31, 2003 and June 30, 2003. This data has been derived from our unaudited financial statements that have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the information when read in connection with the financial statements and the related notes. Our quarterly operating results have varied substantially in the past and may vary substantially in the future. Conclusions about our future results for any period should not be drawn from the selected unaudited statement of operations data, either for any particular quarter or taken as a whole.

                                           March 31,        June 30,
                                              2003            2003
                                         --------------- ----------------
                                          (Unaudited)      (Unaudited)

Net sales                                $     589,670   $      631,733

Loss before equity in net loss of
affiliate                                   (4,157,993)      (3,509,532)

Net loss                                    (4,269,715)      (3,586,537)

Basic and diluted loss per common share          (0.30)           (0.19)



                                                               For the Quarter Ended
                                         -------------------------------------------------------------------
                                           March 31,        June 30,       September 30,     December 31,
                                              2002             2002            2002              2002
                                         --------------- ---------------- ---------------- -----------------
                                                                    (Unaudited)
                                         --------------- ---------------- ---------------- -----------------
Net sales                                $     298,785   $      679,197   $      834,076   $     1,252,661

Loss before equity in net loss of
affiliate                                   (5,130,686)      (5,449,237)      (6,024,540)       (2,836,410)

Net loss                                    (5,244,640)      (5,538,414)      (6,155,490)       (2,959,020)

Basic and diluted loss per common share          (0.54)           (0.47)           (0.51)            (0.21)

                                                               For the Quarter Ended
                                         -------------------------------------------------------------------
                                           March 31,        June 30,       September 30,     December 31,
                                              2001             2001            2001              2001
                                         --------------- ---------------- ---------------- -----------------
                                                                    (Unaudited)
                                         --------------- ---------------- ---------------- -----------------
Net sales                                $     132,713   $      107,568   $      265,646   $        75,757

Loss before equity in net loss of
affiliate                                   (4,248,617)      (6,349,338)      (5,744,449)      (14,344,874)

Net loss                                    (4,248,617)      (6,508,306)      (5,883,600)      (14,419,268)

Basic and diluted loss per common share          (0.84)           (1.22)           (0.98)            (2.16)


Liquidity and Capital Resources


      We must raise additional funds to be able to satisfy our cash requirements during the next 12 months. Research and development, corporate operations, and marketing expenses will continue to require additional capital. Because we presently have only limited revenue from operations, we intend to continue to rely primarily on financing through the sale of our equity and debt securities to satisfy future capital requirements until such time as we are able to enter into additional third-party licensing, collaboration or co-marketing arrangements such that it will be able to finance ongoing operations from license, royalty and services revenues. There can be no assurance that we will be able to enter into such agreements. Furthermore, the issuance of equity or debt securities which are or may become convertible into our equity securities in connection with such financing could result in substantial additional dilution to the our stockholders. At June 30, 2003, we had $16,325,000 available to draw under the third equity line of credit, and we were negotiating the terms of a fourth equity line of credit agreement. We subsequently terminated the Fourth Equity Line Agreement before any funds were advanced and before any shares were issued. The company subsequently entered into a fifth private equity agreement on July 1, 2003 with the Equity Line Investor

      , on terms substantially similar to those of the Third Equity Line. Under the agreement, we have the right to draw up to $20,000,000 against an equity line of credit from the Equity Line Investor.

Net cash used in operating activities of $2,092,126 for the six months ended June 30, 2003, resulted principally from the net loss incurred of $7,856,252 offset by increases in accrued payroll and other compensation of $2,333,844, non-cash expenses pertaining to depreciation, amortization and accretion of $1,194,123, impairment charge on intangible assets of $1,124,085, accounts payable of $1,018,325, and equity in net loss of affiliate of $105,075. Net cash provided by investing activities of $402,765 for the six months ended June 30, 2003, consisted of collections under a convertible note payable of $402,765. Net cash used in operating activities was offset by net cash provided by financing activities of $1,666,394 consisting primarily of the receipt of $2,565,000 in cash related to the sale of shares of Class A common stock offset, in part, by $650,000 in payments on Series D Debentures and $250,000 in payments on other notes payable.

      We had negative working capital of $17,287,170 at June 30, 2003, compared to negative working capital of $14,428,750 at December 31, 2002. Current assets decreased by $487,476 to $203,368 from December 31, 2002, to June 30, 2003.
Current liabilities increased by $2,370,944 to $17,490,538 during the same period. The change in working capital from December 31, 2002, to June 30, 2003, was primarily attributable to the impairment of the intangible assets at June 30, 2003, collection of the convertible note receivable and the increase in accrued payroll and other compensation. Total assets were $4,401,513 at June 30, 2003, compared to $6,523,480 at December 31, 2002.



Convertible Notes Receivable

      On December 1, 2001, Fonix, as lender, established a revolving line of credit and convertible promissory note with Unveil Technologies, Inc. ("Unveil"), that permitted Unveil to draw up to $2,000,000 for operations and other purposes. Unveil is a developer of natural language understanding solutions for customer resource management ("CRM") applications. We desired to obtain a license to Unveil's applications when completed and we made the loan to Unveil to facilitate and expedite the development and commercialization of Unveil's voice-enabled CRM software. The balance due under the line of credit is secured by Unveil's CRM software and related source code held in escrow and other assets of Unveil. We are a senior creditor to Unveil.

      During the year ended December 31, 2002, Unveil drew $880,000 on the line of credit, bringing total draws on the line of credit to $1,450,000 as of December 31, 2002. Due to limited resources available to the Company, additional requests for funding by Unveil under the line of credit have not been met. This limitation in funding has resulted in a deterioration of Unveil's financial condition and has caused Unveil to slow its development process. Accordingly, due to Unveil's financial condition, the Company estimated an impairment loss during the third quarter of 2002 in the amount of $1,523,842, consisting of the outstanding balance on the line of credit plus accrued interest thereon as of that date. The Company advanced an additional $60,000 to Unveil in October 2002. This advance was treated as a research and development expense.

      Subsequent to December 31, 2002, we entered into an agreement to terminate the revolving line of credit and convertible promissory note with Unveil. In full payment of the balance of $1,450,000 due under the note, we received a payment of $410,000 and 1,863,636 shares of Unveil's Series A Preferred Stock. Accordingly, we adjusted the estimated impairment, recorded in the third quarter, such that the carrying amount of the note receivable was equal to the amount subsequently received in January 2003. We did not place a value on the Preferred Stock due to Unveil's overall financial condition.

Investment In Audium Corporation

      In February 2001, we entered into a collaboration agreement with Audium Corporation ("Audium") to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems. Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The collaboration includes integration of our technologies with Audium's mobile applications development capability.

      Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001, we advanced an aggregate of $400,000 to Audium as a bridge loan (the "Audium Note"). The loan bears interest at a rate of 5 percent per year, has a term of four years and is convertible into shares of Audium Series A Convertible Preferred Stock ("Audium Preferred Stock"). The Audium Note is convertible into shares of Audium Preferred Stock at a price of $1.46 per share in the event of (i) Audium's raising an additional $2,000,000 prior to October 6, 2002, (ii) Audium's merger or consolidation, (iii) a qualified public offering of Audium's common stock, (iv) an event of default under a note payable from Fonix (see Fonix Note below), or (v) Audium's aggregate gross revenues for the months of January through June 2003 exceeding $1,000,000. The Audium Note is secured by Audium's intellectual property. Further, at the closing, Audium granted to us a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declares bankruptcy or ceases to do business.

      Management determined that a 12 percent annual interest rate better reflects the risk characteristics of the Audium Note. Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $302,909. For the years ended December 31, 2002 and 2001, we recorded interest income of $39,501 and $29,663, respectively, including contractual and imputed interest. We are currently discussing the possibility of converting the remaining balance due under the Audium Note for additional shares of Audium's Common Stock.

      Investment in Affiliate - In April 2001, we closed a stock purchase agreement with Audium, wherein we agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share. At closing, we paid $200,000 in cash and gave Audium a non-interest bearing note (the "Fonix Note") for the remaining $2,600,000. Interest on the Fonix Note was imputed at 12 percent resulting in a present value of $2,370,348. The resulting purchase price of the Audium Preferred Stock was $2,570,348.

      Each share of Audium Preferred Stock is convertible into one share of Audium's common stock. Holders of Audium Preferred Stock are entitled to eight percent cumulative dividends, a liquidation preference in excess of the original purchase price plus any declared but unpaid dividends, anti-dilution rights, and voting rights equal to the corresponding number of common shares into which it is convertible. The stock purchase agreement also entitles Fonix to elect one member of Audium's board of directors. Audium also granted Fonix certain registration rights after the closing of a public offering by Audium.

      At closing, Audium issued 14 Audium Preferred Stock certificates to Fonix, each certificate for 136,986 shares, and delivered one certificate in exchange for the initial payment of $200,000. The remaining certificates are held by Audium as collateral for the Fonix Note under the terms of a security agreement. For each payment of $200,000 or multiple payments that aggregate $200,000, Audium will release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

      The difference between the total purchase price of the Audium Preferred Stock and our portion of Audium's net stockholders' deficit at the time of the purchase was $2,700,727, which was allocated to capitalized software technology. The excess purchase price allocated to the capitalized software technology was amortized on a straight-line basis over a period of eight years through December 31, 2001. After the impairment in the investment in Audium discussed below, the remaining excess purchase price was $1,588,002 and is being amortized over the remaining portion of the eight year period.

      The investment in Audium does not provide us with rights to any technology developed by Audium; we must obtain a license should it choose to do so. Also, we would not own an interest sufficient to control Audium, if we were to convert the Audium Note to Audium Preferred Stock. As a result, management has determined that it is appropriate to account for the investment, which represents 26.7 percent of Audium's voting stock, under the equity method and not as a research and development arrangement.

      Audium has incurred losses since we acquired the Audium Preferred Stock and as such, Audium does not have the ability to declare or pay preferred dividends on the Preferred Stock. We recognized losses for the year ended 2002 and the period from April 11, 2001 through December 31, 2001 as follows:

                                                                               Year Ended       Period Ended
                                                                              December 31,    December 31, 2001
                                                                                  2002
                                                                            ----------------- ------------------

      Fonix share of Audium net loss                                        $        289,391  $          97,789

      Amortization of difference between purchase price of Audium Preferred
      Stock and Fonix's share of Audium's net stockholders'
      deficit                                                               $        167,301  $         274,724
                                                                            ----------------- ------------------

      Total equity in loss of affiliate                                     $        456,692  $         372,513
                                                                            ================= ==================


      A summary of the results of Audium's operations for the years ended December 31, 2002 and 2001, and net assets as of December 31, 2002, is as follows:


                                                2002                    2001
                                      -----------------------  ------------------------
Net sales                             $               475,336  $              466,949
Loss from operations                               (1,129,063)               (820,912)
Net loss                                           (1,083,859)               (862,274)

Current assets                        $             1,501,205  $              539,464
Total assets                                        2,816,639               1,458,882
Current liabilities                                 1,664,207                 625,544
Total liabilities                                   2,064,207               1,048,139
Net assets                            $               752,432  $              410,743


      The fair value of this investment is determined based on Audium's estimated future net cash flows considering the status of Audium's product development. We evaluate this investment for impairment annually and more frequently if indications of decline in value exist. An impairment loss that is other than temporary is recognized during the period it is determined to exist. An impairment is determined to be other-than-temporary if estimated future net cash flows are less than the carrying value of the investment. If projections indicate that the carrying value of the investment will not be recoverable, the carrying value is reduced by the estimated excess of the carrying value over the estimated discounted cash flows. There is a reasonable possibility that in the near future estimated future cash flows from the investment in Audium could change and that the effect of the change could be material to our financial position or results of operation.


      At December 31, 2001, we assessed the realizability of the investment in Audium and we wrote down the investment by $823,275. The write-down was a result of a decrease in the estimated cash flows expected to be realized from the investment due to overall decline in the economy and the potential impact on related markets for Audium's products. As of June 30, 2003, no further write-down was deemed necessary based on the estimated future cash flows of the investment.

      Note Payable to Affiliate - The Fonix Note is payable in 13 monthly installments of $200,000 beginning on June 1, 2001, and bears no interest unless an event of default occurs, in which case it will bear interest at 12 percent per year. Through June 30, 2003, payments amounting to $1,800,000 had been made under the Fonix Note. At June 30, 2003, we had an outstanding balance of $1,000,000 due under the Fonix Note. We are currently discussing with Audium the possibility that we return 684,930 shares of Audium's Preferred Stock in exchange for Audium's release of Fonix under the Fonix Note. Audium has not declared us to be in default under the terms of the Fonix Note.


      Management determined that a 12 percent annual interest rate reflects the risk characteristics of the Fonix Note. Accordingly, interest has been imputed at 12 percent and we recorded a present value of $2,370,348 for the note payable.

Promissory Note

      On December 14, 2001, we entered into an Asset Purchase Agreement with Force Computers, Inc. As part of the purchase price, Fonix issued a non-interest bearing promissory note in the amount of $1,280,000. Management determined that a seven percent annual interest rate reflects the risk characteristics of the this promissory note. Accordingly, interest has been imputed at seven percent and we recorded a discount of $40,245 for the note payable. From the purchase date through December 31, 2001, we recorded interest expense of $4,098 related to this promissory note.


      As collateral for the promissory note, 175,000 shares of our Class A common stock were placed into escrow. Under the terms of the escrow, the shares will not be released to Force unless we are delinquent or late with respect to any payment under the note. Also, under the terms of the Asset Purchase Agreement, Fonix is required to deposit all receipts from customers acquired in this transaction into a joint depository account. Fonix has the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force has the right to withdraw funds from the depository account until the deficiency in payment is covered, at which time, Fonix may again have use of the funds. Through December 31, 2002, payments required under the note have been made, except the final payment of $250,000, which remained outstanding at December 31, 2002. Subsequent to December 31, 2002, additional payments amounting to $115,000 were made. The remaining balance was paid during the second quarter of 2003 ..


Notes Payable - Related Parties

      Two of our executive officers (the "Lenders") sold shares of Class A common stock owned by them and advanced the resulting proceeds amounting to $333,308 to us under the terms of a revolving line of credit and related promissory note. The funds were advanced for use in our operations. The advances bear interest at 10 percent per annum, payable on a semi- annual basis. The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, is due and payable on June 10, 2003. After December 11, 2002, all or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock. The conversion price is the average closing bid price of the shares at the time of the advances. If converted, the conversion amount is divided by the conversion price to determine the number of shares to be issued to the Lenders. To the extent the market price of our Class A common stock is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares. A beneficial conversion option of $14,917 was recorded as interest expense in connection with this transaction. The Lenders may also receive additional compensation as determined appropriate by the Board of Directors. The Lenders subsequently pledged 30,866 shares of Class A common stock to the Equity Line Investor in connection with an advance of $182,676 to us under the third equity line (see Note 12 to the condensed consolidated financial statements for the year ended December 31, 2002, included with this registration statement). The Equity Line Investor subsequently sold the pledged shares and applied the proceeds in reduction of the advance. The value of the pledged shares of $82,242 was treated as an additional advance from the Lenders.

      The aggregate advances of $415,550 from the Lenders are secured by our intellectual property rights and other assets. As of December 31, 2002, the Lenders had deferred the interest payment due December 10, 2003, and had not converted any of the outstanding balance nor interest thereon into Class A common stock.

Notes Payable

      We had unsecured demand notes payable to former stockholders of an acquired entity in the aggregate amount of $75,000 outstanding as of December 31, 2002. We are attempting to negotiate a reduced payoff of these notes.

Series D Debentures

      The number of shares of Class A common stock in this section is reported on a post-reverse stock split basis. On March 24, 2003, our shareholders approved a one share for forty shares reverse stock split, which took effect April 4, 2003.

      On October 11, 2002, we entered into a Securities Purchase Agreement with The Breckenridge Fund, LLC (the "Debenture Holder"), an unaffiliated third party, for the sale of our Series D 12% Convertible Debentures (the "Debentures") in the aggregate principal amount of $1,500,000. The outstanding principal amount of the Debentures is convertible at any time at the option of the holder into shares of our common stock at a conversion price equal to the average of the two lowest closing bid prices of our Class A common stock for the twenty trading days immediately preceding the conversion date multiplied by 90%. The Debentures were originally due April 9, 2003. On the earlier of December 20, 2002, or 45 days after the effective date of a registration statement filed to cover the resale of shares issued in connection with the Debentures (the "Initial Payment Date") and each 30-day anniversary of the Initial Payment Date, we were required to make principal payments of $250,000, plus accrued interest.


      In connection with the sale of the Debentures, we issued, as collateral under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement. Under the escrow agreement, the Collateral Shares will not be released to the Debenture Holder unless we are delinquent with respect to payments under the Debenture. If we are delinquent under the revised payment schedule, the Debenture Holder is entitled to receive a penalty of five percent of the then-outstanding principal amount of the Debentures, payable in cash or shares released from the Collateral Shares. Additionally, as further consideration for the sale of the Debentures, we issued 194,494 shares to the Debenture Holder (the "Additional Shares").

      We subsequently amended the repayment terms of the purchase agreement with the Debenture Holder. Under the amended agreement, we are required to pay $100,000 on January 21, 2003; $150,000 on January 24, 2003; $150,000 on January
30, 2003; $350,000 on February 18, 2003; $250,000 on March 20, 2003; $250,000 on
April 20, 2003; and $250,000 on May 11, 2003. There are no penalties for prepayment. Additionally, we agreed to the release of 237,583 of the collateral shares to the Debenture Holder as consideration (the "Released Shares") for revising the terms of the purchase agreement.

      In connection with the sale of the Debentures, we agreed to register the resale of the Class A common stock underlying the Debentures, the Collateral Shares, and the Additional Shares. A registration statement describing those shares was declared effective February 14, 2003.


      Through June 30, 2003, we had paid $650,000 of the outstanding principal, together with $54,350 in accrued interest. Additionally, through June 30, 2003, the holder of the Debentures had converted $406,848 principal amount and $26,154 in interest into 2,108,569 shares of Fonix Class A common stock. Accordingly, as of June 30, 2003, the outstanding principal balance of the Debentures was $443,154. Subsequently, the holder of the Debentures converted $209,752 principal amount and $12,554 in interest into 2,005,540 shares of our Class A common stock. Accordingly, as of August 20, 2003, the outstanding principal balance of the Debentures was $233,401.

      The following table identifies the total principal amount of the Debentures outstanding, and the total number of shares of Class A common stock that would be issuable, assuming that the full amounts of the Debentures outstanding as of August 20, 2003, were converted by the Debenture Holder, and further assuming that the applicable conversion or exercise prices at the time of such conversion or exercise were the following amounts. The calculations below exclude the issuance of shares of Class A common stock as payment of interest on the Debentures at the date of conversion.



                                         Shares
                                     issuable upon
                                     conversion of
  Hypothetical Conversion         principal amount of
           Price                        $233,401
 -------------------------      ------------------------
           $0.02                       11,670,050
           $0.03                       7,780,033
           $0.04                       5,835,025
           $0.05                       4,668,020
           $0.10                       2,334,010
           $0.15                       1,556,007
           $0.25                        933,604
           $0.50                        466,802
           $0.80                        291,751

Equity Lines of Credit

      On August 8, 2000, we entered into a Private Equity Line Agreement (the "Initial Equity Line") with Queen LLC, a private investor ("Equity Line Investor"), which gave us the right to draw up to $20,000,000 for operations and other purposes through a mechanism of draws and puts of stock. As of May 7, 2002, we had drawn the full $20,000,000 under the Initial Equity Line, which resulted in the issuance of 2,046,915 shares of our Class A common stock, and no funds remained available to be drawn on the Initial Equity Line. Consequently, on May 8, 2002, we agreed with the Equity Line Investor to amend the Equity Line to increase the balance available under the Equity Line from $20,000,000 to $22,000,000. As of June 24, 2002, 230,173 shares of Class A common stock were issued in connection with draws of $617,324 against the additional $2,000,000 available under the Initial Equity Line. Accordingly, we received a total of $20,617,324 in draws under the Initial Equity Line and we issued an aggregate of 2,277,088 shares of our Class A common stock to the Equity Line Investor under the terms of the Initial Equity Line.

      During the year ended December 31, 2002, 1,017,323 shares of Class A common stock were issued in connection with draws of $3,633,817. As of December 31, 2002, $1,382,676 remains unutilized under the initial Equity Line.

      On April 6, 2001, we entered into a second equity line agreement (the "Second Equity Line") with the Equity Line Investor. Under the Second Equity Line, we had the right to draw up to $20,000,000 under terms substantially identical to the Initial Equity Line.

      During the year ended December 31, 2002, 2,339,675 shares of Class A common stock were issued in connection with draws of $5,728,846. From the inception of the Second Equity Line through December 31, 2002, 2,950,325 shares of Class A common stock were issued in connection with draws under the Second Equity Line of $13,425,000. As of December 31, 2002, $846,154 remained undrawn under the Second Equity Line.

      On June 27, 2002, we entered into a third equity line agreement (the "Third Equity Line") with the Equity Line Investor. Under the Third Equity Line, we had the right to draw up to $20,000,000 under terms substantially identical to the Second Equity Line.

      The following table summarizes the transactions completed under the first three equity lines through April 12, 2003:



                                                                 Average Number
                                      Weighted Average          of Shares Issued           Total Shares Issued
Equity Line                           Conversion Price              Per Draw                Under Equity Line
-----------                           ----------------              --------                -----------------
Initial Equity Line                         $9.12                     113,854                    2,277,088
Second Equity Line                          $3.64                     294,389                    5,290,000
Third Equity Line                           $0.74                   1,250,000                    5,000,000


      Through June 30, 2003, we had tendered put notices to draw an aggregate of $3,500,000 on the Third Equity Line, of which we had received approximately $2,625,000, less commissions and fees of $64,150, and issued 5,000,000 shares of Class A common stock to the Equity Line investor. The company entered into an agreement with the Equity Line Investor to terminate the Third Equity Line, as well as the two prior equity lines, and cease further draws or issuances of shares in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line.

      On May 12, 2003, we entered into a fourth equity line agreement (the "Fourth Equity Line") with the Equity Line Investor. Under the Fourth Equity Line, we had the right to draw up to $20,000,000 under terms substantially identical to the Third Equity Line. We subsequently terminated the fourth equity line agreement prior to making any draws or putting any shares.

      On July 1, 2003, we entered into a fifth equity line agreement (the "Fifth Equity Line") with the Equity Line Investor. Under the Fifth Equity Line we have the right to draw up to $20,000,000 under terms substantially identical to the Third Equity Line.

      Specifically, under the Fifth Equity Line, we are entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw. The number of shares issued is determined by dividing the dollar amount of the draw by 90 percent of the average of the two lowest closing bid prices of Class A common stock over the ten trading-day period following the date we tender the put notice.

      The following information is provided to demonstrate the operation of the "put" formula and the shares of Class A common stock that would be issuable upon a hypothetical draw of $1,000,000:

           Hypothetical closing bid prices (seven trading days following the date of the put notice):

                     Trading day 1                  $0.49
                     Trading day 2                  $0.49
                     Trading day 3                  $0.51
                     Trading day 4                  $0.48
                     Trading day 5                  $0.47
                     Trading day 6                  $0.53
                     Trading day 7                  $0.55
                     Trading day 8                  $0.56
                     Trading day 9                  $0.53
                     Trading day 10                 $0.57

           Conversion rate: (90% of average of two lowest closing bid prices)
                     Trading day 4                  $0.48
                     Trading day 5                  $0.47
                     Average              $.475
                     90% of average                 $0.4275

     Conversion calculation: $1,000,000/ $0.4275 = 2,339,181 shares put to Equity Line Investor.


      Through August 20, 2003, we have drawn $489,994 on the Fifth Equity Line, and issued 3,904,143 shares in connection with those draws. Accordingly, as of August 20, 2003, there remained $19,510,006 available under the Fifth Equity Line.


Stock Options and Warrants

      During 2002, we granted options to purchase 157,225 shares of Class A common stock at exercise prices ranging from $2.00 to $5.60 per share. All options were granted at the quoted market price at the date of grant. Of the options granted during this period, 20,000 vested immediately and the balance of 137,225 vest over the three years following issuance. If not exercised, all options expire within ten years from the date of grant. As of December 31, 2002, we had options outstanding to purchase 634,652 shares of Class A common stock.

      Our option plans provide for stock appreciation rights that allow the grantee to receive shares of its Class A common stock equivalent in value to the difference between the designated exercise price and the fair market value of our stock at the date of exercise. As of December 31, 2001, there were options to purchase 833 shares of Class A common stock at a price of $40.00 per share outstanding, which options included stock appreciation rights. However, these options expired during 2002.

      As of June 30, 2003, we had warrants to purchase a total of 46,250 shares of Class A common stock outstanding.


Summary of Contractual Obligations


      The following summary reflects payments due under long-term obligations as of June 30, 2003:



Contractual Obligations                           Payments Due By Year
                                          Total      Less Than One  One to Three
                                      -------------- -------------- ---------------
Notes payable                         $    1,815,963 $    1,727,979 $       87,984
Debentures                                   357,816        357,816            --

Long-term debt                                 9,068             --          9,068
Operating lease obligations                  796,974        565,782        231,192
                                      -------------- -------------- ---------------
Total contractual cash obligations    $    2,979,821 $    2,651,577 $      328,244
                                      -------------- -------------- ---------------





Related-Party Transaction

      In February 2000, we entered into an agreement to purchase from John A. Oberteuffer, an executive officer and director of Fonix, all of Dr. Oberteuffer's rights and interests in certain methods and apparatus for integrated voice and pen input for use in computer systems. In payment for Dr. Oberteuffer's technology, we granted Dr. Oberteuffer 15,000 warrants to purchase our Class A common stock at an exercise price of $40.00 per share. The warrants were valued using the Black- Scholes method of valuation and resulted in a value of $31.60 per warrant for the 15,000 warrants, or an aggregate value of $474,000. The warrants expire February 10, 2010. Also, we granted Dr. Oberteuffer the right to repurchase the technology from us at fair market value if we subsequently determined not to commercialize the pen/voice technologies or products.

      In February 2000, we was actively pursuing development and licensing opportunities in HWR and desired to procure the rights to Dr. Oberteuffer's in-process development. However, there was no assurance at the time that the development of the project would result in revenue opportunities when completed, so the cost was charged to in-process research and development in the current period.

      We since have determined that there is no substantial benefit to pursuing the market for our HWR technology, including the technology acquired from Dr. Oberteuffer and as such, the balance of goodwill from all HWR acquisitions was written off in 2001. Our decision to cease efforts to commercialize our HWR technologies may trigger Dr. Oberteuffer's right to repurchase the pen/voice technologies acquired from him.

Other

      We presently have no plans to purchase new research and development or office facilities.

Outlook

Corporate Mission Statement and Objectives

"Empowering people with conversational speech solutions for systems and devices" is our Mission Statement. Our objectives include:

     o Delivering real speech solutions for human interaction with multiple devices based on our Core Technologies.

     o Becoming the platform for current and next generation speech-enabling applications and products.

     o Developing leading market position through differentiating solution strategy.

     o    Focusing on clearly quantified market solutions.

     o    Creating customer awareness and mind-share.

     o Beating competition by increased value-added solutions, portability and ease of use.

     o    Developing positive monthly cash flow from sales.

     o    Delivering predictable revenue and earnings.

     o    Providing return on shareholder equity.

      Most speech recognition products offered by other companies are based on technologies that are largely in the public domain and represent nothing particularly "new" or creative. The Fonix speech Products and Core Technologies are based on proprietary technology that is protected by various patents and trade secrets. Management believes our speech-enabled Products provide a superior competitive advantage compared to other technologies available in the marketplace. In addition, we believe our market focus on speech-enabled Products will be a substantial differentiator. To accomplish this objective, we intend to proceed as follows:

      Substantially Increase Marketing and Sales Activities. We intend to expand our sales through partners, OEMs, VARs, direct sales, and existing sales channels, both domestically and internationally, who will focus on the wireless and mobile devices, telephony and server phone solutions, assistive and language learning devices, automotive integrated multi-media systems, and end-to-end or distributive speech systems. To address global opportunities, we will continue to develop and expand its sales and marketing teams in Asia, Europe, and the United States.

      Expand Strategic Relationships. We have a number of strategic collaboration and marketing arrangements with developers and VARs. We intend to expand such relationships and add additional similar relationships, specifically in the wireless and mobile devices, assistive and language learning devices, automotive systems, and end-to-end solutions. Further, when we are able to identify "first mover" speech-enabling applications in which it can integrate our Products and Core Technologies, we intend to investigate investment opportunities so we can obtain preferred or priority collaboration rights.

      Continue to Develop Standard Speech Solutions Based on the Core Technologies. We plan to continue to invest resources in the development and acquisition of standard speech solutions and enhancements to the Core Technologies of speech- enabling technologies, developer tools, and development frameworks to maintain our competitive advantages.

As we proceed to implement its strategy and to reach our objectives, we anticipate further development of complementary technologies, added product and applications development expertise, access to market channels and additional opportunities for strategic alliances in other industry segments. Our strategy has significant risks, and shareholders and others interested in Fonix and our Class A common stock should carefully consider the risks set forth under the heading "Certain Significant Risk Factors" above.


As noted above, as of June 30, 2003, we had an accumulated deficit of $201,863,172, negative working capital of $17,287,170, accrued employee wages and other compensation of $7,599,653, and accounts payable over 60 days past due of $3,456,889. Sales of products and revenue from licenses based on our technologies have not been sufficient to finance ongoing operations, although we have limited capital available under our equity lines of credit. These matters raise substantial doubt about our ability to continue as a going concern. Our continued existence is dependent upon several factors, including our success in
(1) increasing license, royalty and services revenues, (2) raising sufficient additional funding, and (3) minimizing operating costs. Until sufficient revenues are generated from operating activities, we expected to continue to fund our operations through the sale of our equity securities, primarily the fifth equity line. We are currently pursuing additional sources of liquidity in the form of traditional commercial credit, asset based lending, or additional sales of our equity securities to finance our ongoing operations. Additionally, we are pursuing other types of commercial and private financing which could involve sales of our assets or sales of one or more operating divisions. Our sales and financial condition have been adversely affected by our reduced credit availability and lack of access to alternate financing because of our significant ongoing losses and increasing liabilities and payables. Over the past 12 months, we have reduced our workforce by approximately 50%. This reduction in force may adversely affect our ability to fill existing orders. As we have noted above in the section entitled "Certain Significant Risk Factors," if additional financing is not obtained in the near future, we will be required to more significantly curtail our operations or seek protection under bankruptcy laws.



                Special Note Regarding Forward-Looking Statements

      Certain statements contained herein under, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Outlook," including statements concerning (i) our strategy, (ii) our expansion plans,
(iii) the market for and potential applications of our Core Technologies, (iv) the results of product development and research efforts, and (v) the growth of our business contain certain forward-looking statements concerning our operations, economic performance and financial condition. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause such differences include, but are not necessarily limited to, those discussed in this prospectus and the registration statement of which it is a part, and in our Annual Report on Form 10-K for the year ended December 31, 2001.






            Market Price of and Dividends on our Class A Common Stock

      Market information


      Our Class A common stock is listed on the OTC Bulletin Board under the trading symbol FNIX. The following table shows the range of high and low sales price information for our Class A common stock as quoted on the OTC Bulletin Board for the calendar years 2002 and 2003 through June 30, 2003, and for the four quarters of calendar year 2001 and calendar year 2000. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The quotations also do not reflect price adjustments related to the Reverse Stock Split (see "Reverse Stock Split" below).


                                                               Calendar Year
                                       2003             2002                2001               2000
                                     --------         --------            --------           ---------
                               High       Low       High      Low       High      Low       High       Low
                               ----       ---       ----      ---       ----      ---       ----       ---

First Quarter                  $0.05     $0.01     $0.13     $0.04      $0.95     $0.31     $ 2.50    $0.25
Second Quarter                 $0.69     $0.13     $0.15     $0.05      $0.61     $0.28     $ 1.81    $1.00

Third Quarter*                 $0.21     $0.08     $0.08     $0.05      $0.32     $0.06     $ 1.39    $0.50

Fourth Quarter                                     $0.07     $0.04      $0.24     $0.07     $ 0.94    $0.28

* Through August 20, 2003.


The Reverse Stock Split took effect on April 4, 2003. All prices beginning in the second quarter of 2003 reflect post-reverse stock split share prices.


      The high and low sales prices for our Class A common stock on August 20, 2003, were $.105 and $.08, respectively. As of August 20, 2003, there were 25,562,171 shares of Fonix Class A common stock outstanding, held by approximately 1,036 holders of record and approximately 40,000 beneficial holders. This number of beneficial holders represents an estimate of the number of actual holders of our stock, including beneficial owners of shares held in "nominee" or "street" name. The actual number of beneficial owners is not known to us.

      We have never declared any dividends on our Class A common stock and it is expected that earnings, if any, in future periods will be retained to further the development and sale of our Core Technologies and products. No dividends can be paid on our common stock until such time as all accrued and unpaid dividends on our preferred stock have been paid.

Reverse Stock Split

      At a special meeting of shareholders held on March 24, 2003, our shareholders approved a 1 share for 40 shares reverse stock split. The Reverse Stock Split took effect at 12:01 a.m., April 4, 2003.

                             Selected Financial Data

      The selected consolidated financial information set forth below is derived from our consolidated balance sheets and statements of operations as of and for the years ended December 31, 2002, 2001, 2000, 1999, and 1998. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto included in this registration statement.

                                                                 For the Year Ended December 31,
                                                ---------------------------------------------------------------------------
                                                    2002           2001           2000           1999            1998
                                                -------------  -------------  -------------  -------------  ---------------
Statement of Operations Data:
Revenues                                        $  3,064,719   $    581,684   $    656,853   $    439,507   $   2,604,724
Cost of Revenues                                     657,801      9,898,769      1,851,876      2,009,723       1,238,400
Selling, general and administrative expenses      11,929,390     11,646,139     10,751,597      9,498,753       8,817,643
Product development and research                   8,192,664      8,123,453      5,871,414      7,909,228      13,060,604
Amortization of intangible assets                     30,600        604,105        604,105        604,105         473,867
Impairment loss on investment in affiliate                --        823,275             --             --              --
Purchased in-process research and  development            --             --        474,000             --       9,315,000
Other expense, net                                  (581,294)      (173,221)    (3,991,348)    (3,698,789)     (6,507,245)
Loss from operations before equity in net loss
of affiliate                                     (19,440,872)   (30,687,278)   (22,810,677)   (19,949,196)    (36,843,475)
Equity in net loss of affiliate                     (456,692)      (372,513)             --            --              --
Loss from discontinued operations                         --             --              --    (2,187,080)     (6,275,307)
Gain (loss) on extraordinary items                        --             --         49,448        473,857              --
Net loss                                         (19,897,564)   (31,059,791)   (22,761,229)   (21,662,419)    (43,118,782)
Basic and diluted net loss per common share     $      (1.73)  $      (5.20)  $      (5.60)  $     (11.29)  $      (32.84)

Basic and diluted weighted average number of
common           shares outstanding               11,471,564      5,978,281      4,067,107      1,918,843       1,312,780



                                                   Three Months Ended June 30,
                                                   -----------------------------------
                                                         2003               2002
                                                   ----------------   ------------------
Statement of Operations Data:
Revenues                                           $        631.733   $        679,197
Impairment loss on capitalized software
technology                                                 (821,986)                 -
Cost of Revenues                                           (102,691)          (166,424)
Selling, general and administrative expenses             (1,518,536)        (3,391,649)
Impairment loss on intangible assets                       (302,100)                 -
Product development and research                         (1,083,770)        (2,590,988)
Other (expense) income, net                                (312,182)             20,627
Loss from operations before equity in net loss
of affiliate                                             (3,509,532)        (5,499,237)
Equity in net loss of affiliate                             (77,005)           (89,177)
Net loss                                                 (3,586,537)       (55,338,414)
Basic and diluted net loss per common share        $          (0.19)  $          (0.47)
Basic and diluted weighted average number of
common           shares outstanding                      18,588,478         11,798,470

                                     June 30,    March 31,                       As of December 31,
                                                             ------------------------------------------------------------
                                       2003         2003        2002        2001        2000         1999        1998
                                    ------------ ----------- ----------- ----------- -----------  ----------- ------------
Balance Sheet Data:
Current assets                      $   203,368  $  177,606  $   690,844 $ 1,269,124  $ 3,752,210 $   480,885 $ 20,638,070
Total assets                          4,401,513   5,766,441    6,523,480   8,599,028   17,517,373  19,173,147   61,912,791
Current liabilities                  17,490,538  15,532,084   15,119,594   7,370,392    3,571,854   5,285,681   35,317,045
Long-term debt, net of current           92,040      97,052        3,312          --       19,767   3,971,107           --
portion
Stockholders' (deficit) equity      (13,181,065) (9,862,695)  (8,599,426)  1,228,636   13,925,752   8,086,359   24,765,746



               Index to Financial Statements of Fonix Corporation

Index to Consolidated Financial Statements:

         Reports of Independent Public Accountants                                                              F-2

         Consolidated Balance Sheets as of December 31, 2002 and 2001                                           F-5

         Consolidated Statements of Operations for the Years Ended December 31, 2002, 2001, and 2000            F-6

         Consolidated Statements of Stockholders' Equity for the Years Ended
                December 31, 2000, 2001, and 2002                                                               F-7

         Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2001, and 2000            F-8

         Notes to Consolidated Financial Statements                                                             F-10


         Condensed Consolidated Balance Sheets - As of June 30, 2003 and December 31, 2002                      Q-2

         Condensed Consolidated Statements of Operations and Comprehensive Loss for the
             Three Months and Six Months Ended June 30, 2003 and 2002                                           Q-3

         Condensed Consolidated Statements of Cash Flows for the Three Months and
             Six Months Ended June 30, 2003 and 2002                                                            Q-4


         Notes to Condensed Consolidated Financial Statements                                                   Q-6


                  Changes in and disagreements with accountants
                     on accounting and financial disclosure

      On July 16, 2002, we engaged the accounting firm of Hansen Barnett & Maxwell ("HBM") as our independent public accountant to review our interim financial statements and to audit our financial statements beginning with our fiscal year ending December 31, 2002. Subsequently, on November 18, 2002, we engaged HBM to reaudit our financial statements for the fiscal year ending December 31, 2001. We terminated our relationship with and dismissed our former independent public accountant, Arthur Andersen LLP ("Andersen"), effective with the appointment of HBM in July 2002. The dismissal of Andersen and the appointment of HBM as our new independent public accountant were approved by the Company's Audit Committee and Board of Directors on July 12, 2002.

      During the period from the date of Andersen's engagement as our independent public accountant to July 16, 2002, the Company did not consult with HBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      During the fiscal years ended December 31, 2001 and 2000, and the interim period subsequent to December 31, 2001, through the date of dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused Andersen to make references in its audit report to such disagreements.

      Andersen's report on our financial statements for the year ended December 31, 2000, contained no adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles, except that Andersen's report dated March 29, 2001, contained an explanatory paragraph regarding our ability to continue as a going concern.

      We filed with the Commission a current report on Form 8-K on July 17, 2002, disclosing the termination of our engagement with Andersen, our engagement of HBM, and other required information. We provided Andersen with a copy of the current report and requested that Andersen furnish a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether Andersen agreed with the above statements. A representative of Andersen responded by advising the Company that Andersen would no longer provide letters relating to its termination as an audit client's independent public accountant, and that Andersen's inability to provide such letters had been discussed with the Staff at the Commission.

      On November 18, 2002, we engaged HBM to reaudit our financial statements for the year ended December 31, 2001, and in connection with the reaudit, we amended our annual report on Form 10-K for the year ended December 31, 2001.

      Other than the termination of Andersen and the engagement of HBM, during the years ended December 31, 2002, 2001, and 2000, and through the date hereof, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

      Our consolidated financial statements for the year ended December 31, 2000, which are included in the registration statement on Form S-2 of which this prospectus forms a part, have been audited by Andersen, as set forth in its audit report thereon. On July 16, 2002, we appointed HBM to replace Andersen, who had audited our financial statements since 1999, as our independent accountant.

      Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

      Prior to the date of this prospectus, the Andersen partner who reviewed our most recent audited financial statements resigned from Andersen. In response to our requests for Andersen's consent to include its audit report in the registration statement on Form S-2, of which this prospectus forms a part, a representative of Andersen advised us that Andersen would not provide consents where the Andersen audit partner was no longer with Andersen. As a result, after reasonable efforts, we have been unable to obtain Andersen's written consent to the incorporation by reference into this registration statement of Andersen's audit reports with respect to our financial statements.

      Under these circumstances, Rule 437a promulgated under the Securities Act permits us to file this registration statement without a written consent from Andersen. Accordingly, Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen discussed elsewhere in this prospectus.

                                 Use of proceeds

      All of the shares of Class A common stock issued in connection with the Equity Line, if and when sold, are being offered and sold by the Equity Line Investor or its pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from those sales. Similarly, All of the shares of Class A common stock issued in connection with the Debentures, if and when sold, are being offered and sold by the Debenture Holder or its pledgees, donees, transferees or other successors in interest. We will not receive any proceeds from those sales.

                              Selling shareholders

      The Selling Shareholders are not affiliated in any way with Fonix or any of our affiliates, and neither the Selling Shareholders nor any of their affiliates have any relationship of any type with us and our affiliates other than the presently established investment relationships between the Selling Shareholders, on the one hand, and Fonix, on the other hand.

      The Equity Line Investor, Queen LLC, has previously received shares of Fonix Class A common stock in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line when we drew on those equity lines. This prospectus, and the registration statement of which it is a part, cover the resale of shares to be issued to the Equity Line Investor under the Fifth Equity Line. Prior to our putting of shares to the Equity Line Investor in connection with the Fifth Equity Line, to the best of our knowledge the Equity Line Investor had sold all shares of our Class A common stock put to it in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line, and held no shares of our Class A common stock.

      The Debenture Holder, The Breckenridge Fund LLC, has received shares in connection with entering into the Debenture purchase agreement, with revising the terms of the Debentures, and upon conversion of some of the outstanding principal amount of the Debentures. To the best of our knowledge, the Debenture Holder has sold all shares of our Class A common stock issued to it previously. This prospectus, and the registration statement of which it is a part, also covers the resale of the shares issued to the Debenture Holder in connection with the Debentures as well as the shares issued upon conversion by the Debenture Holder of some or all of the outstanding principal amount of the Debentures.

Equity Line Investor


      The following table provides information about the actual and potential ownership of shares of our Class A common stock by the Equity Line Investor in connection with the Fifth Equity Line as of August 20, 2003, and the number of our shares registered for sale in this prospectus. The number of shares of Class A common stock issuable under the Fifth Equity Line varies according to the market price at and immediately preceding the put date. Solely for purposes of estimating the number of shares of Class A common stock that would be issuable to the Equity Line Investor as set forth in the table below, we have assumed a hypothetical put by us on August 20, 2003, of the full remaining amount of $19,510,006 available under the Fifth Equity Line at a per share conversion price of approximately $0.0765. The actual per share price and the number of shares issuable upon actual puts by us could differ substantially. This prospectus and the registration statement of which it is a part covers the resale of up to 91,670,833 shares of our Class A common stock.


      Under the terms and conditions of the Fifth Equity Line Agreement, the Equity Line Investor is prohibited from having shares put to it under the Fifth Equity Line to the extent such put by us would result in that person beneficially owning more than 4.999% of the then outstanding shares of our Class A common stock following such put. This restriction does not prevent the Equity Line Investor from receiving and selling put shares and thereafter receiving additional put shares. In this way, the Equity Line Investor could sell more than 4.999% of our outstanding Class A common stock in a relatively short time frame while never beneficially owning more than 4.999% of the outstanding Fonix Class A common stock at any one time. For purposes of calculating the number of shares of Class A common stock issuable to the Equity Line Investor assuming a put of the full amounts under the Fifth Equity Line, as set forth below, the effect of such 4.999% limitation has been disregarded. The number of shares issuable to the Equity Line Investor as described in the table below therefore may exceed the actual number of shares such Equity Line Investor may be entitled to beneficially own under the Fifth Equity Line.

Debenture Holder


      The following table also provides information about the actual and potential ownership of shares of Fonix Class A common stock by the Debenture Holder in connection with the Debentures as of August 20, 2003, and the number of such shares included for sale in this Prospectus. The number of shares of Class A common stock issuable upon conversion of the Debentures varies according to the market price at and immediately preceding the conversion date. Solely for purposes of estimating the number of shares of Class A common stock that would be issuable to the Debenture Holder as set forth in the table below, we have assumed a hypothetical conversion of the remaining Debentures owned by the Debenture Holder as of August 20, 2003, on which date the conversion price for the Debentures would have been approximately $0.0765. The actual conversion price and the number of Shares issuable upon such conversion could differ substantially. Under the terms and conditions of the Debentures, the Debenture Holder is prohibited from converting Debentures to the extent such conversion would result in the Debenture Holder beneficially owning more than 4.999% of the then outstanding shares of Fonix Class A common stock following such conversion. This restriction may be waived by the Debenture Holder as to itself, but not as to any other holders of the Debentures, and only upon not less than 75 days' notice to Fonix. This restriction does not prevent the Debenture Holder from either waiving such limitation or converting and selling some of its Debenture position and thereafter converting the rest or another significant portion of the Debentures. In this way, the Debenture Holder could sell more than 4.999% of the outstanding Fonix Class A common stock in a relatively short time frame while never beneficially owning more than 4.999% of the outstanding Fonix Class A common stock at a time. For purposes of calculating the number of shares of Class A common stock issuable to the Debenture Holder assuming a full conversion of the full principal amount of the Debentures held by it as set forth below, the effect of such 4.999% limitation has been disregarded. The number of shares issuable to the Debenture Holder as described in the table below therefore exceeds the actual number of shares the Debenture Holder may be entitled to beneficially own upon conversion of the Debentures.


      The following information is not determinative of either Selling Shareholder's beneficial ownership of our Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.


                        Shares of     Shares of        Percentage of      Number of
                        Common        Common  Stock    Common Stock       Shares of                       Percentage
                        Stock         Issuable to      Issuable to        Common Stock     Number of      of  Common
                        Owned by      Selling          Selling            Registered       Shares of      Stock
                        Selling       Shareholder      Shareholder In     Hereunder (2)    Common         Beneficially
                        Share-holder  In Connection    Connection                          Stock Owned    Owned After
Name of Selling         Prior to      with Offering    with the                            After          the Offering
Shareholder             Offering                       Offering (1)                        Offering
---------------------   -----------   ---------------  ----------------   --------------   -------------  --------------
Queen, LLC                     0      258,936,901 (3)      92.28%         91,670,833           0 (4)      0% (4)
The Breckenridge         432,027 (5)    3,050,993 (6)      12.17%          8,329,167 (7)       0 (8)      0% (8)
Fund, LLC
---------------------



      (1) As noted above, the Equity Line Investor is prohibited by the terms of the Fifth Equity Line Agreement from having shares put to it under the Fifth Equity Line to the extent that such put of shares by us would result in that person beneficially owning more than 4.999% of the then outstanding shares of our Class A common stock following such put. Prior to our putting shares to the Equity Line Investor in connection with the Fifth Equity Line, the Equity Line Investor had sold all of the shares put to it in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line, and to the best of our knowledge held no shares of our Class A common stock. Similarly, the Debenture Holder is prohibited by the terms of the Debentures from converting principal amounts of the Debentures to the extent that the shares issuable by us would result in the Debenture Holder beneficially owning more than 4.999% of the then outstanding shares of our Class A common stock following such conversion.. The percentages set forth are not determinative of any Selling Shareholder's beneficial ownership of our Class A common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.


      (2) The registration statement of which this prospectus is a part covers up to 91,670,833 shares of Class A common stock issuable under the Fifth Equity Line, and 8,329,167 shares of Class A common stock issuable in connection with the Debentures. Because the specific circumstances of the issuances under the Fifth Equity Line and conversions of the Debentures are unascertainable at this time, the precise total number of shares of our Class A common stock offered by the Selling Shareholders cannot be fixed at this time, but cannot exceed 91,670,833 for the Equity Line Investor or 8,329,167 for the Debenture Holder unless we file additional registration statements registering the resale of the additional shares. The amount set forth represents the number of shares of our Class A common stock that have been issued and that would be issuable, and hence offered in part hereby, assuming a put of the full remaining amount under the Fifth Equity Line and a conversion of the outstanding principal amount of the Debentures as of August

           20, 2003. The actual number of shares of our Class A common stock offered hereby may differ according to the actual number of shares issued upon such puts or conversions.


      (3)  Includes:

        3,904,143   shares of Class A common stock issued as of August 20, 2003, in connection with draws of $489,994; and

      255,032,758   shares of Class A common stock  issuable upon a hypothetical put of the remaining $19,510,  006 available under the Fifth
                    Equity Line as of August 20, 2003. This prospectus registers only  up to  91,670,833  shares  of  Class  A  common  stock issuable under the Fifth Equity Line. Accordingly,  we could not issue  shares in  excess of  91,670,833  unless we filed additional registration statements registering the resale of the additional shares. Similarly, at the conversion price as of  August  20,  2003,  we would be  unable to draw the full remaining $19,510, 006 available under the Fifth Equity Line
                    Agreement  without   registering   additional  shares  under
                    additional registration statements. For more information, please see the Risk Factors section, specifically the risk factors on pages 13-14.

      (4) Assumes a hypothetical draw of the full remaining $19,510,006 available under the Fifth Equity Line as of August 20, 2003, and the sale by the Equity Line Investor of all shares put to it in connection with that hypothetical draw. There is no assurance that the Equity Line Investor will sell any or all of the shares offered hereby. However, the Equity Line Investor is contractually prohibited from holding shares, and we are contractually prohibited from putting shares to the Equity Line Investor that would cause the Equity Line Investor to hold shares, in excess of 4.99% of the then-issued and shares of our Class A common stock. This number and percentage may change based on the Equity Line Investor's decision to sell or hold the Shares.


      (5)  Includes:
                  432,027 shares of Class A common stock issued to the Debenture Holder in connection with entering into the purchase agreement for the Debentures and for modifying the terms of the Debentures.

      (6)  Includes:

        3,050,993   shares of Class A common stock  issuable upon a hypothetical conversion of the outstanding principal balance of the Debentures as of August 20, 2003.


      (7) Consisting of the shares of our Class A common stock we agreed to register in the Letter Agreement.


      (8) Assumes a hypothetical conversion of the remaining outstanding principal balance of the Debentures, together with all interest accrued as of August 20, 2003, and the sale by the Debenture Holder of all shares issued to it upon such hypothetical conversion. There is no assurance that the Debenture Holder will sell any or all of the shares offered hereby. However, the Debenture Holder is contractually prohibited from converting the outstanding principal of the Debentures into a number of shares that would result in the Debenture Holder owning in excess of 4.99% of the then-issued and shares of our Class A common stock. This number and percentage may change based on the Debenture Holder's decision to sell or hold the Shares.



      The Equity Line Investor is an entity controlled by David Sims. With respect to the Debenture Holder, Marc Sharinn and Colm Wrynn both have voting and investment power in The Breckenridge Fund, LLC.


                              Plan of distribution

      Once the registration statement of which this prospectus is part becomes effective with the Commission, the Shares covered by this prospectus may be offered and sold from time to time by either Selling Shareholder or its pledgees, donees, transferees or successors in interest. Such sales may be made on the OTC Bulletin Board, in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by any means permitted under law, including one or more of the following:

     o a block trade in which a broker-dealer engaged by the Selling Shareholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its account under this prospectus;

     o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     o    ordinary   brokerage   transactions   in  which  the  broker  solicits
          purchasers; and

     o    privately negotiated transactions.

In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

      In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares covered by this prospectus in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell or otherwise transfer under this prospectus. The Selling Shareholders may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders are underwriters with respect to its resales of the Shares.

      We have advised the Selling Shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

      All costs, expenses and fees in connection with the registration of the Shares will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We will not receive any proceeds from the sale of the Shares.

      We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective for a period of 3 years. Trading of any unsold shares after the expiration of such period will be subject to compliance with all applicable securities laws, including Rule 144.

      The Selling Shareholders are not obligated to sell any or all of the Shares covered by this prospectus.

      In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

                                  Regulation M

      We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

      During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit it from effecting any stabilizing transaction in contravention of Regulation M with respect to the Shares.

                                     Experts

      Our consolidated balance sheets as of December 31, 2002 and 2001, and the consolidated statements of operations, stockholder's equity, and cash flows for the years then ended, have been included in the registration statement on Form S-2, of which this prospectus forms a part, in reliance on the report of Hansen, Barnett & Maxwell, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

     Our consolidated financial statements for the year ended December 31, 2000, which are included in the registration statement on Form S-2 of which this prospectus forms a part, have been audited by Arthur Andersen LLP ("Andersen"), independent auditors, as set forth in its report thereon.

      We have been unable to obtain, after reasonable efforts, the written consent of Andersen to our naming it in this prospectus as having certified our consolidated financial statements for the year ended December 31, 2000, as required by Section 7 of the Securities Act. Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant. Accordingly, Andersen will not have any liability under
Section 11 of the Securities Act for false and misleading statements and omissions contained in this prospectus, including the financial statements, and any claims against Andersen related to any such false and misleading statements and omissions may be limited.


                                  Legal matters

      The validity of the Shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

                               Recent developments

2002 Employee Compensation Plan

      On February 6, 2003, the Fonix Board of Directors adopted the 2002 Employee Compensation Plan (the "2002 Plan"). Shares of Class A common stock issued under the 2002 Plan will be in partial payment of wages and salaries earned by employees during the plan period, which runs from December 1, 2002, through May 31, 2003. The plan period may be extended by the Board of Directors. Each current employee has agreed to the terms of the 2002 Plan.

      The maximum aggregate number of shares that may be issued under the 2002 Plan is 3,750,000 shares. The 2002 Plan will be administered by the Board of Directors or a committee of the Board. Shares under the 2002 Plan may be issued only to employees of Fonix.


      Employees subject to the 2002 Plan were required to provide management with a notice of election to participate in the 2002 Plan and to indicate the amount of compensation to be deferred during the plan period. The deferred compensation of employees electing to participate in the 2002 Plan may be paid, at the option of the employee, in shares of our Class A common stock, in cash, or in a combination of the two. The number of shares of our Class A common stock to be issued under the 2002 Plan will depend on the requests of the employees participating in the 2002 Plan. The payment of deferred compensation was to have commenced on June 30, 2003; however, as of August 20, 2003, no employee had notified us of the ratio of cash and Class A common stock to be issued under the 2002 Plan, and no shares or cash have been issued or paid to employees under the 2002 Plan.


      We intend to seek shareholder approval of the 2002 Plan at our 2003 Annual Meeting of Shareholders.

U.S. Department of Labor Settlement Agreement

      On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002. Under the agreement the Company will pay an aggregate of $4,755,041 to former and current employees in twenty-four installment payments. The first installment payment was due May 1, 2003. The remaining payments are due on the first day of each month, until paid in full, If any of the installment payments are more than fifteen days late, the entire balance may become due and payable.

      The Company did not have sufficient cash to pay the first installment payment due May 1, 2003. The Company reached an agreement with the Department of Labor to extend the commencement date for installment payments to August 2003. The Company made the first installment payment on August 15, 2003


      Employees may elect to receive a portion of their wages in registered shares of the Company's Class A common stock. However, the amount that represents minimum wage and overtime, if any, as defined in the Fair Labor Standards Act of 1938, may not be paid with the Company's Class A common stock.

Equity Line Investor Holdings


      To our knowledge, the Equity Line Investor holds no equity in Fonix Corporation as of August 20, 2003.


Periodic public reporting


      On August 19, 2003, we filed our quarterly report for the three and six months ended June 30, 2003, with the Commission. The quarterly report included unaudited financial statements as of June 30, 2003 and 2002, as well as other required information.


      On May 16, 2003, we filed our quarterly report for the three months ended March 31, 2003, with the Commission. The quarterly report included unaudited financial statements as of March 31, 2003 and 2002, as well as other required information.

      On March 31, 2003, we filed our 2002 annual report on Form 10-K with the Securities and Exchange Commission (the "Commission"). The annual report included audited consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, as well as other required information.

      On May 9, 2002, we filed our quarterly report for the three months ended March 31, 2002, with the Commission. The quarterly report included unaudited financial statements as of March 31, 2002 and 2001, as well as other required information.

      On June 10, 2002, we filed a current report on Form 8-K with the Commission regarding the loan agreement between Thomas A. Murdock and Roger D. Dudley, two of our executive officers, and the Company. The report included terms of the loan, repayment terms, and other information relating to the transaction.

      On July 17, 2002, we filed a current report on Form 8-K with the Commission relating to our engagement of Hansen Barnett & Maxwell as our independent public accountants to review the Company's interim financial statements and to audit our financial statements beginning with our fiscal year ending December 31, 2002. The current report also disclosed the termination of our engagement of Arthur Andersen LLP as our independent public accountants, effective upon the engagement of Hansen Barnett & Maxwell.

      On August 9, 2002, we filed our quarterly report for the three and six months ended June 30, 2002, with the Commission. The quarterly report included unaudited financial statements as of June 30, 2002 and 2001, as well as other required information.

      On August 30, 2002, we filed an amended quarterly report for the three and six months ended June 30, 2002, with the Commission.

      On September 13, 2002, we filed an amended quarterly report for the three and six months ended June 30, 2002, with the Commission.

      On December 18, 2002, we filed with the Commission: Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2001; an amended quarterly report for the three months ended March 31, 2002; an amended quarterly report for the three and six months ended June 30, 2002; and an amended quarterly report for the three and nine months ended September 30, 2002.

      For a free copy of these filings, please contact us at:

                      Fonix Corporation, Investor Relations
                        180 West Election Road, Suite 200
                                Draper, UT 84020
                               (801) 553-6600 Fax
                                 (801) 553-6707
                            e-mail: invrel@fonix.com

      Additionally, our annual and quarterly reports are available at the Commission's website at http://www.sec.gov.


                 Important information incorporated by reference

      For purposes of this prospectus, the Commission allows us to "incorporate by reference" certain information we have filed with the Commission, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following document:


     o Quarterly Report on Form 10-Q for the six months ended June 30, 2003, filed with the Commission August 19, 2003.

     o Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed with the Commission May 16, 2003.


     o Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003

     o Quarterly Report on Form 10-Q for the three months ended March 31, 2002, filed with the Commission May 9, 2002.

     o Current Report on Form 8-K filed with the Commission June 10, 2002., relating to related party transactions.

     o Current Report on Form 8-K filed with the Commission on July 17, 2002, relating to a change in our certifying public accountant.

     o Quarterly Report on Form 10-Q for the six months ended June 30, 2002, filed with the Commission August 9, 2002.

     o Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission August 30, 2002.

     o Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission September 13, 2002.

     o Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2001, filed with the Commission on December 18, 2002

     o Amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2002, filed with the Commission December 18, 2002.

     o Amended Quarterly Report on Form 10-Q/A for the six months ended June 30, 2002, filed with the Commission December 18, 2002.

     o Amended Quarterly Report on Form 10-Q/A for the nine months ended September 30, 2002, filed with the Commission December 18, 2002.

      You can request a free copy of the filings listed above by writing, calling, e-mailing, or faxing a request to us at:

                      Fonix Corporation, Investor Relations
                        180 West Election Road, Suite 200
                                Draper, UT 84020
                               (801) 553-6600 Fax
                                 (801) 553-6707
                            e-mail: invrel@fonix.com

Alternatively, certain of the documents incorporated by reference are available at the Commission's website at http://www.sec.gov.

      This prospectus is part of a registration statement that we filed with the Commission. This prospectus does not contain all of the information included in the registration statement, as certain items are omitted in accordance with the rules and regulations of the Commission. Statements or descriptions contained in this prospectus about any agreements or other documents provide, in our belief, all information about such agreements or documents that is material to a decision to invest in the Shares, but not all terms of all such agreements and documents are described. If you want more information, we refer you to the copy of such agreement or document filed as an exhibit to the registration statement or the reports and other materials incorporated by reference into this prospectus. The registration statement, including all of its exhibits and schedules, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you can obtain copies of all or any part of it from the Commission, although the Commission charges for such copies.


                       Where to get additional information

      Federal securities law requires us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

      You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports, proxy and information statements and other information. Reports and other information concerning us also may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                  Explanation about forward-looking information

      This prospectus, including information contained in documents that are incorporated by reference in this prospectus, contains "forward-looking statements," as that term is defined by federal securities laws, that relate to our financial condition, results of operations, plans, objectives, future performance, and business. These statements are frequently preceded by, followed by or include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties, and whether those risks and uncertainties occur or develop adversely, our actual results may differ materially from those contemplated by such forward-looking statements. In the section of the prospectus entitled "Risk Factors" we have summarized a number of the risks and uncertainties that could affect the actual outcome of the forward-looking statements included in this prospectus. We advise you not to place undue reliance on such forward-looking statements in light of the material risks and uncertainties to which they are subject.

                      Table of Contents


Summary about Fonix Corporation and this offering.............................2
Risk factors..................................................................8
Information about Fonix Corporation..........................................20
Management's discussion and analysis of financial condition
      and results of operations..............................................20
Special note regarding forward looking statements............................35
Market price of and dividends on Fonix Class A
      common stock...........................................................36
Selected financial data......................................................36
Index to financial statements of Fonix Corporation...........................38
Changes in and disagreements with accountants on
      accounting and financial disclosure....................................38
Use of proceeds..............................................................40
Selling Shareholders.........................................................40
Plan of distribution.........................................................42
Regulation M.................................................................43
Experts......................................................................43
Legal matters................................................................44
Recent developments..........................................................44
Important information incorporated by reference..............................46
Where to get additional information..........................................47
Explanation about forward-looking information................................47

                              --------------------


Dealer Prospectus Delivery Obligation. Until [a date which is 90 days after the effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                Fonix Corporation

                                   100,000,000
                                     SHARES

                              CLASS A COMMON STOCK

                              --------------------

                                   PROSPECTUS

                               -------------------


                                August ___, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.



Filing Fee - Securities and Exchange Commission   $    1,537
Legal fees and expenses of the Company                20,000
Accounting Fees                                       15,000
Printing expenses                                        500

Miscellaneous expenses                                 5,000
                                                  ----------

Total Expenses                                    $   42,037

                                                  ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by

Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Ninth of the registrant's Charter provides that, the registrant shall, "to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

      Article VII, Section 7 of the registrant's Bylaws further provides that the registrant "shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware."



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ITEM 16. LIST OF EXHIBITS.

     5    Opinion of Durham Jones & Pinegar, P.C.*

     10.1 Fifth Private Equity Line Agreement between Fonix Corporation and Queen LLC, dated July 1, 2003.*

     23.1 Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5.*

     23.2 Consent of Hansen Barnett & Maxwell


     24   Power of Attorney (See page II-5 of this Registration Statement)*


-------------------
* Filed previously.

ITEM 17. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

      (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on this 21st day of August, 2003.


                                  Fonix Corporation

                                  By: /s/ Thomas A. Murdock
                                     ---------------------------
                                  Thomas A. Murdock
                                  President, Chief Executive Officer



                                  By: /s/ Roger D. Dudley
                                     ---------------------------
                                  Roger D. Dudley
                                  Executive Vice President, Chief Financial
                                  Officer, and Principal Accounting Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 2003.


      Name

/s/ Thomas A. Murdock

--------------------------
Thomas A. Murdock


/s/ Roger D. Dudley

--------------------------
Roger D. Dudley

/s/       Roger D. Dudley*

--------------------------
John A. Oberteuffer, Ph.D.


/s/ William A. Maasberg Jr.

--------------------------
William A. Maasberg Jr.



* Signed by Roger D. Dudley,
attorney-in-fact, pursuant
to power of attorney

                                  EXHIBIT INDEX

     5    Opinion of Durham Jones & Pinegar, P.C.*

     10.1 Fifth Private Equity Line Agreement between Fonix Corporation and Queen LLC, dated July 1, 2003*

     23.1 Consent of Durham Jones & Pinegar, P.C., included in Exhibit 5*

     23.2 Consent of Hansen Barnett & Maxwell


     24   Power of Attorney (See page II-5 of this Registration Statement)*


-----------------
* Filed previously.

                       FONIX CORPORATION AND SUBSIDIARIES


                          INDEX TO FINANCIAL STATEMENTS



Report of Hansen, Barnett & Maxwell, Independent Certified Public Accountants                                      F-2

Copy of Report of Arthur Andersen LLP, Independent Public Accountants                                              F-4

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of December 31, 2002 and 2001                                                       F-5

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended
  December 31, 2002, 2001, and 2000                                                                                F-6

Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended
  December 31, 2000, 2001, and 2002                                                                                F-7

Consolidated Statements of Cash Flows for the Years Ended December 31, 2002, 2001, and 2000                        F-8

Notes to Consolidated Financial Statements                                                                         F-10

HANSEN, BARNETT & MAXWELL                                  (801) 532-2200
         A Professional Corporation                      Fax (801) 532-7944
        CERTIFIED PUBLIC ACCOUNTANTS                  5 Triad Center, Suite 750
                                                     Salt Lake City, Utah 84180
     Member of Baker Tilly International                   www.hbmcpas.com
    Member of AICPA SEC Practice Section


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and the Shareholders
Fonix Corporation

We have audited the accompanying consolidated balance sheets of Fonix Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Fonix Corporation and subsidiaries for the year ended December 31, 2000 were audited by other auditors who have ceased operations. In their report dated March 29, 2001, those auditors expressed an unqualified opinion on those financial statements and stated that certain matters raised substantial doubt about the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fonix Corporation and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 6, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of January 1, 2002. Our audit procedures with respect to the disclosures in Note 6 for 2000 included (a) agreeing loss before extraordinary item, as reported, and net loss, as reported, to the consolidated financial statements and the adjustments for amortization expense recognized in those periods related to goodwill to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliation of loss before extraordinary items excluding goodwill amortization and net loss excluding goodwill amortization to loss before extraordinary items, as reported, and net loss, as reported, respectively, and the related loss-per-share amounts. In our opinion, the disclosures for 2000 in
Note 6 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2000 consolidated financial statements of the Company other than with respect to such adjustments and such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2000 consolidated financial statements taken as a whole.

                                   (Continued)

HANSEN, BARNETT & MAXWELL

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                   (CONTINUED)

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operating activities during the years ended December 31, 2002. As of December 31, 2002, the Company had an accumulated deficit of $194,006,920, and negative working capital of $14,428,750.
The Company has incurred additional liabilities for unpaid compensation payable to current and former employees amounting to approximately $5,266,000, vendor accounts payable amounting to approximately $3,083,000, and current accrued liabilities of approximately $3,180,000. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            HANSEN, BARNETT & MAXWELL

                                             /s/ HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
March 28, 2003

The following is a copy of the report of Arthur Andersen LLP signed and dated March 29, 2001, on the consolidated financial statements of Fonix Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000. The report makes reference to the consolidated balance sheets of Fonix Corporation and subsidiaries as of December 31, 2000 and 1999, and to the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998, none of which are included herein. Arthur Andersen LLP has ceased operations and has not reissued the report.



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fonix Corporation:


We have audited the accompanying consolidated balance sheets of Fonix Corporation (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fonix Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant losses and negative cash flows from operating activities since its inception. The Company expects these losses and negative cash flows from operating activities to continue at least through December 31, 2001. As of December 31, 2000, the Company has minimal tangible net worth of $983,988, an accumulated deficit of $143,040,284, minimal working capital of $180,356 and $224,436 of accounts payable over 60 days past due. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
March 29, 2001

                       Fonix Corporation and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS




ASSETS
                                                                                                December 31,   December 31,
                                                                                                  2002            2001
                                                                                              --------------  -------------
Current assets:
      Cash and cash equivalents                                                               $      23,739   $    201,401
      Subscriptions receivable                                                                            -        852,970
      Accounts receivable                                                                            26,974         32,210
      Convertible note receivable                                                                   402,765              -
      Inventory                                                                                      51,937         37,154
      Prepaid expenses and other current assets                                                     185,429        145,389
                                                                                              --------------  -------------

           Total current assets                                                                     690,844      1,269,124

Property and equipment, net of accumulated depreciation of $1,671,809
        and $1,314,960, respectively                                                                625,448        903,159

Convertible note receivable                                                                               -        630,000

Investment in and note receivable from affiliate net of unamortized discount of
        $58,548 and $77,691, respectively                                                         1,259,320      1,696,869

Intangible assets, net of accumulated amortization of $299,457 and $145,522, respectively         1,191,585      1,345,520

Goodwill, net of accumulated amortization of $2,295,598                                           2,631,304      2,631,304

Other assets                                                                                        124,979        123,052
                                                                                              --------------  -------------

           Total assets                                                                       $   6,523,480   $  8,599,028
                                                                                              ==============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Series D Debentures, net of unamortized discount of $582,630                            $     917,370   $          -
      Note payable to affiliate, net of unamortized discount of $0 and $65,247, respectively      1,000,000      1,484,753
      Note payable, net of unamortized discount of $0 and $40,245                                   250,000      1,239,755
      Notes payable - related parties                                                               493,175         77,625
      Notes payable other                                                                            75,000              -
      Accrued payroll                                                                             5,265,809              -
      Accounts payable                                                                            3,083,425      1,085,711
      Accrued liabilities                                                                         1,737,267        961,299
      Accrued liabilities - related parties                                                       1,443,300      1,451,633
      Deferred revenues                                                                             854,248      1,049,849
      Capital lease obligation, current portion                                                           -         19,767
                                                                                              --------------  -------------

           Total current liabilities                                                             15,119,594      7,370,392

Long-term borrowings                                                                                  3,312              -
                                                                                              --------------  -------------

           Total liabilities                                                                     15,122,906      7,370,392
                                                                                              --------------  -------------

Commitments and contingencies (Notes 1, 5, 6, 13, 14, 16 and 17)

Stockholders' equity:
      Preferred stock, $0.0001 par value; 50,000,000 shares authorized; Series
           A, convertible; 166,667 shares outstanding
               (aggregate liquidation preference of $6,055,012 at December 31, 2002 and 2001)       500,000        500,000
      Common stock, $0.0001 par value; 800,000,000 shares authorized;
           Class A voting,  12,306,333 and 8,754,891 shares outstanding, respectively                 1,230            875
           Class B non-voting, no shares outstanding                                                      -              -
      Additional paid-in capital                                                                183,514,560    172,019,653
      Outstanding warrants to purchase Class A common stock                                       1,360,000      2,832,400
      Deferred consulting expenses                                                                        -        (17,777)
      Cumulative foreign currency translation adjustment                                             31,704          2,841
      Accumulated deficit                                                                      (194,006,920)  (174,109,356)
                                                                                              --------------  -------------

           Total stockholders' (deficit) equity                                                  (8,599,426)     1,228,636
                                                                                              --------------  -------------

           Total liabilities and stockholders' equity                                         $   6,523,480   $  8,599,028
                                                                                              ==============  =============


          See accompanying notes to consolidated financial statements.

                       Fonix Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                                             Years Ended December 31,
                                                               ------------------------------------------------------
                                                                     2002               2001              2000
                                                               -----------------  -----------------  ----------------
Revenues:
      Licenses, royalties and maintenance                      $      1,845,848   $        452,484   $       567,621
      Hardware                                                          348,666                  -                 -
      Services                                                          870,205             129,200           89,232
                                                               -----------------  -----------------  ----------------
                                                                      3,064,719            581,684           656,853
                                                               -----------------  -----------------  ----------------
Cost of revenues:
      Licenses, royalties and maintenance                               245,341            138,308            27,436
      Hardware                                                          209,915                  -                 -
      Services                                                           98,148             47,509                 -
      Amortization of capitalized software technology                   104,397          1,824,440         1,824,440
      Impairment loss on capitalized software technology                      -          7,888,512                 -
                                                               -----------------  -----------------  ----------------
                                                                        657,801          9,898,769         1,851,876
                                                               -----------------  -----------------  ----------------

      Gross profit (loss)                                             2,406,918         (9,317,085)       (1,195,023)
                                                               -----------------  -----------------  ----------------

Expenses:
      Selling, general and administrative                            11,929,390         11,646,139        10,751,597
      Product development and research                                8,192,664          8,123,453         5,871,414
      Amortization of intangibles                                        30,600            604,105           604,105
      Impairment loss on investment in affiliate                              -            823,275                 -
      Impairment loss on convertible note receivable                  1,113,842                  -                 -
      Purchased in-process research and development                           -                  -           474,000
                                                               -----------------  -----------------  ----------------

          Total expenses                                             21,266,496         21,196,972        17,701,116
                                                               -----------------  -----------------  ----------------

Loss from operations                                                (18,859,578)       (30,514,057)      (18,896,139)
                                                               -----------------  -----------------  ----------------

Other income (expense):
      Interest income                                                    81,351             80,373           139,283
      Interest expense                                                 (662,645)          (185,802)       (4,004,111)
      Other                                                                   -            (67,792)         (126,520)
                                                               -----------------  -----------------  ----------------

          Total other expense, net                                     (581,294)          (173,221)       (3,991,348)
                                                               -----------------  -----------------  ----------------

Loss from continuing operations before equity in net loss of
      affiliate and income tax benefit                              (19,440,872)       (30,687,278)      (22,887,487)

Equity in net loss of affiliate                                        (456,692)          (372,513)                -

Income tax (expense) benefit                                                  -                  -            76,810
                                                               -----------------  -----------------  ----------------

Loss from continuing operations                                     (19,897,564)       (31,059,791)      (22,810,677)

Extraordinary item - gain on forgiveness of debt, net of
      income taxes of $29,416 in 2000                                         -                  -            49,448
                                                               -----------------  -----------------  ----------------

Net loss                                                            (19,897,564)       (31,059,791)      (22,761,229)

Other comprehensive income - foreign currency translation                28,863              2,841                 -
                                                               -----------------  -----------------  ----------------

Comprehensive loss                                             $    (19,868,701)  $    (31,056,950)  $   (22,761,229)
                                                               =================  =================  ================


Basic and diluted net loss per common share                    $          (1.73)  $          (5.20)  $         (5.60)
                                                               =================  =================  ================

          See accompanying notes to consolidated financial statements.

                       Fonix Corporation and Subsidiaries
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                   Preferred Stock           Common Stock          Additional
                                                                 ---------------------  ------------------------    Paid-in
                                                                  Shares       Amount       Shares       Amount       Capital
                                                                 ---------- ------------  ------------ -----------  -------------

BALANCE, DECEMBER 31, 1999                                         548,390    9,595,910     3,088,383         309    112,781,465

Conversion of promissory note                                            -            -       288,619          29      7,590,842

Beneficial conversion features on promissory note                        -            -             -           -      3,447,623

Conversions of Series C debentures                                       -            -       259,634          26      4,262,038

Sale of Series F preferred shares                                  316,036    2,750,000             -           -              -

Beneficial conversion features on Series D
    preferred stock                                                      -      236,400             -           -              -

Conversions of preferred stock to common stock                    (527,186) (10,622,745)      594,480          59     10,622,686

Reclassification of common stock subject to redemption                   -            -        45,045           5      1,829,995

Exercise of repricing rights                                             -            -       114,214          11            (11)

Issuance of common stock under equity line of credit                     -            -       312,317          31      3,854,271

Shares issued upon settlement of litigation                              -            -         6,504           1         81,294

 Issuance of common stock for services                                   -            -        46,552           5      2,016,672

Issuance of stock options and warrants for
     services and technology                                             -            -             -           -        234,856

Appreciation of warrants issued for services                             -            -             -           -              -

Extension of option expiration dates                                     -            -             -           -         52,067

Exercise of stock options and stock appreciation rights                  -            -        19,177           2      1,094,865

Exercise of warrants                                                     -            -         7,500           1        392,999

Expiration of warrants                                                   -            -             -           -        661,850

Amortization of deferred consulting expenses                             -            -             -           -              -

Preferred stock dividends                                                -    2,941,051             -           -              -

Net loss for the year ended December 31, 2000                            -            -             -           -              -
                                                                 ---------- ------------  ------------ -----------  -------------

BALANCE, DECEMBER 31, 2000                                         337,240    4,900,616     4,782,425         478    148,923,512

Conversions of preferred stock to common stock                    (170,573)  (4,409,897)      362,438          36      4,409,861

Issuance of common stock under equity lines of credit                    -            -     3,609,154         361     18,271,589

Issuance of stock options for services                                   -            -             -           -         33,360

Exercise of stock options                                                -            -           875           -          9,801

Issuance of warrants                                                     -            -             -           -              -

Expiration of warrants                                                   -            -             -           -        371,530

Amortization of deferred consulting expenses                             -            -             -           -              -

Preferred stock dividends                                                -        9,281             -           -              -

Cumulative foreign currency translation adjustment                       -            -             -           -              -

Net loss for the year ended December 31, 2001                            -            -             -           -              -
                                                                 ---------- ------------  ------------ -----------  -------------

BALANCE, DECEMBER 31, 2001                                         166,667      500,000     8,754,891         875    172,019,653

Issuance of common stock under equity lines of credit                    -            -     3,356,998         335      9,081,723

Expiration of warrants                                                   -            -             -           -      1,472,400

Amortization of deferred consulting expenses                             -            -             -           -        (17,777)

Cumulative foreign currency translation adjustment                       -            -             -           -

Beneficial Conversion Feature on promissory note                         -            -             -           -         14,917

Shares issued related to Series D financing                              -            -       194,444          19        943,644

Net loss for the year ended December 31, 2002                            -            -             -           -              -
                                                                 ---------- ------------  ------------ -----------  -------------
                                                                   166,667      500,000    12,306,333       1,230    183,514,560
                                                                 ========== ============  ============ ===========  =============




                                                                                            Cumulative
                                                               Outstanding                   Foreign
                                                                Warrants        Deferred     Currency
                                                               to Purchase     Consulting   Translation Accumulated
                                                              Common Stock      Expenses    Adjustment    Deficit        Total
                                                             ---------------- ------------- ----------- ------------- ----------

BALANCE, DECEMBER 31, 1999                                         2,850,530      (435,051)          -  (116,706,803)   8,086,359

Conversion of promissory note                                              -             -           -             -    7,590,871

Beneficial conversion features on promissory note                          -             -           -             -    3,447,623

Conversions of Series C debentures                                         -             -           -             -    4,262,064

Sale of Series F preferred shares                                          -             -           -             -    2,750,000

Beneficial conversion features on Series D
    preferred stock                                                        -             -           -      (236,400)           -

Conversions of preferred stock to common stock                             -             -           -             -            -

Reclassification of common stock subject to redemption                     -             -           -             -    1,830,000

Exercise of repricing rights                                               -             -           -             -            -

Issuance of common stock under equity line of credit                       -             -           -             -    3,854,302

Shares issued upon settlement of litigation                                -             -           -             -       81,295

 Issuance of common stock for services                                     -             -           -             -    2,016,677

Issuance of stock options and warrants for
     services and technology                                         530,250             -           -             -      765,106

Appreciation of warrants issued for services                         537,500      (537,500)          -             -            -

Extension of option expiration dates                                       -             -           -             -       52,067

Exercise of stock options and stock appreciation rights                    -             -           -             -    1,094,867

Exercise of warrants                                                (115,000)            -           -             -      278,000

Expiration of warrants                                              (661,850)            -           -             -            -

Amortization of deferred consulting expenses                               -       972,551           -             -      972,551

Preferred stock dividends                                                  -             -           -    (3,335,852)    (394,801)

Net loss for the year ended December 31, 2000                              -             -           -   (22,761,229) (22,761,229)
                                                             ---------------- ------------- ----------- ------------- ------------

BALANCE, DECEMBER 31, 2000                                         3,141,430             -           -  (143,040,284)  13,925,752

Conversions of preferred stock to common stock                             -             -           -             -            -

Issuance of common stock under equity lines of credit                      -             -           -             -   18,271,950

Issuance of stock options for services                                     -       (30,000)          -                      3,360

Exercise of stock options                                                  -             -           -             -        9,801

Issuance of warrants                                                  62,500             -           -             -       62,500

Expiration of warrants                                              (371,530)            -           -             -            -

Amortization of deferred consulting expenses                               -        12,223           -             -       12,223

Preferred stock dividends                                                  -             -           -        (9,281)           -

Cumulative foreign currency translation adjustment                         -             -       2,841             -        2,841

Net loss for the year ended December 31, 2001                              -             -           -   (31,059,791) (31,059,791)
                                                             ---------------- ------------- ----------- ------------- ------------

BALANCE, DECEMBER 31, 2001                                         2,832,400       (17,777)      2,841  (174,109,356)   1,228,636

Issuance of common stock under equity lines of credit                      -             -           -             -    9,082,058

Expiration of warrants                                            (1,472,400)            -           -             -            -

Amortization of deferred consulting expenses                               -        17,777           -             -            -

Cumulative foreign currency translation adjustment                         -             -      28,863             -       28,863

Beneficial Conversion Feature on promissory note                           -             -           -             -       14,917
                                                                                                                                -
Shares issued related to Series D financing                                -             -           -             -      943,663
                                                                                                                                -
Net loss for the year ended December 31, 2002                              -             -           -   (19,897,564) (19,897,564)
                                                             ---------------- ------------- ------------------------- ------------
                                                                   1,360,000             -      31,704  (194,006,920)  (8,599,426)
                                                             ================ ============= =========== ============= ============

          See accompanying notes to consolidated financial statements.

                       Fonix Corporation and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    Years Ended December 31,
                                                                          ----------------------------------------------
                                                                              2002             2001            2000
                                                                          --------------  ---------------  -------------
Cash flows from operating activities:
     Net loss                                                             $ (19,897,564)  $  (31,059,791)  $(22,761,229)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
        Issuance of common stock for services                                         -                -      1,328,100
        Non-cash expense related to issuance of debentures,
          warrants, preferred and common stock                                        -           62,500      4,725,201
        Non-cash compensation expense related to issuance and
          extension of stock options                                                  -           15,583        914,922
        Beneficial Conversion option on promissory note                          14,917                -              -
        Non-cash portion of purchased in-process research and development             -                -        474,000
        Accretion of discount on note receivable from affiliate                 (19,143)         (19,400)             -
        Accretion of discount on note payable to affiliate                       65,247          164,405              -
        Accretion of discount on note payable                                    40,245                -              -
        Accretion of discount on note payable - related party                   392,925                -              -
        Amortization of deferred loan costs                                      34,795                -              -
        Loss on disposal of property and equipment                               13,256           68,736        126,520
        Impairment loss on capitalized software technology                            -        7,888,513              -
        Impairment loss on convertible note receivable                        1,113,842                -              -
        Depreciation and amortization                                           501,428        2,850,362      3,093,612
        Impairment loss on investment in affiliate                                    -          823,275              -
        Equity in net loss of affiliate                                         456,692          372,513              -
        Income tax benefit                                                            -                -        (76,810)
        Gain on forgiveness of debt                                                   -                -        (49,448)
        Changes in assets and liabilities, net of effects of acquisitions:
           Accounts receivable                                                    5,236          118,227         53,029
           Inventory                                                            (14,783)         (37,154)             -
           Prepaid expenses and other current assets                            (81,442)         (89,684)         8,127
           Accrued interest on funds held in escrow                                   -          151,006       (113,003)
           Other assets                                                          (1,927)         (18,364)         1,176
           Accounts payable                                                   1,997,714          430,359       (543,529)
           Accrued payroll                                                    5,265,809                -              -
           Accrued liabilities                                                  775,968          407,851        120,638
           Accrued liabilities - related party                                   (8,333)        (112,500)      (250,001)
           Other current liabilities                                            (19,767)               -              -
           Deferred revenues                                                   (195,601)         372,778        549,222
           Cumulative foreign currency translation adjustment                    28,863            2,841              -
                                                                          --------------  ---------------  -------------

        Net cash used in operating activities                                (9,531,623)     (17,607,944)   (12,399,473)
                                                                          --------------  ---------------  -------------

Cash flows from investing activities, net of effects of acquisitions:
     Issuance of note receivable                                               (880,000)        (630,000)             -
     Purchase of property and equipment                                         (83,038)        (586,106)      (239,908)
     Issuance of note receivable from affiliate                                       -         (302,909)             -
     Investment in affiliate                                                          -         (200,000)             -
     Purchase of assets from Force Computers, Inc.                                    -         (220,223)             -
     Proceeds from sale of property and equipment                                     -              400              -
     Proceeds from sale of HealthCare Solutions Group                                 -        2,000,000              -
                                                                          --------------  ---------------  -------------

        Net cash provided by investing activities                              (963,038)          61,162       (239,908)
                                                                          --------------  ---------------  -------------

Cash flows from financing activities:
     Proceeds from sale of Class A common stock, net                          9,935,029       17,418,980      3,854,302
     Payments on note payable to affiliate                                     (550,000)      (1,050,000)             -
     Principal payments on capital lease obligation                                   -          (44,225)       (28,312)
     Proceeds from exercise of stock options and warrants                             -            9,801        744,866
     Proceeds from issuance of convertible promissory note payable
        and convertible debentures, net                                               -                -      7,500,000
     Proceeds from sale of preferred stock, net                                       -                -      1,750,000
     Proceeds from other notes payable                                           75,000                -              -
     Proceeds from other long-term debt                                           3,312                -              -
     Payments on other notes payable                                         (1,030,000)               -              -
     Proceeds from note payable to related party                                415,550                -              -
     Proceeds from issuance of Series D Debentures                            1,468,108                -              -
                                                                          --------------  ---------------  -------------

        Net cash provided by (used in) financing activities                  10,316,999       16,334,556     13,820,856
                                                                          --------------  ---------------  -------------

Net (decrease) increase in cash and cash equivalents                           (177,662)      (1,212,226)     1,181,475

Cash and cash equivalents at beginning of the year                              201,401        1,413,627        232,152
                                                                          --------------  ---------------  -------------

Cash and cash equivalents at end of the year                              $      23,739   $      201,401   $  1,413,627
                                                                          ==============  ===============  =============



          See accompanying notes to consolidated financial statements.

                       Fonix Corporation and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


                                                                                         Years Ended December 31,
                                                                             --------------------------------------------
Supplemental disclosure of cash flow information:                                2002           2001           2000
                                                                             -------------- -------------- --------------
       Cash paid during the year for interest                                $      60,189  $     171,494  $     455,047
       Cash paid during the year for income taxes                                    3,791          2,986          2,606

Supplemental schedule of non-cash investing and financing activities:


       For the year ended December 31, 2002:

          Warrants for 20,625 shares of Class A common stock valued at $1,472,400 expired

          Amortization of deferred conslitng expense in the amount of $17,777

       For the year ended December 31, 2001:

          Preferred stock dividends of $9,281 were accrued on Series D and Series F preferred stock.

          Converted 164,500 shares of Series D preferred stock and related dividends of $320,949 into 349,461 shares of Class A common stock.

          Converted 6,073 shares of Series F preferred stock and related dividends of $6,853 into 12,977 shares of Class A common stock.

          Issued warrants for the purchase of 250,000 shares of Class A common stock as consideration for a perpetual, nonexclusive technology license valued at $62,500.

          Issued a non-interest bearing promissory note in the amount of $2,600,000 to purchase 4,270 shares of Series A preferred stock of Audium Corporation.

          Issued a non-interest bearing promissory note in the amount of $1,280,000 to purchase tangible and intangible assets from Force Computers, Inc.

          Entered into a capital lease obligation for equipment in the amount of $29,064.

          Issued a note payable for purchase of equipment in the amount of $19,039.

          Issued   1,828  shares  of  Class  A  common  stock  for  $852,970  in subscription receivable.

       For the Year Ended December 31, 2000:

          Accrued preferred stock dividends of $191,051 on Series D and Series F preferred stock.

          Converted 217,223 shares of Series D preferred stock and related dividends of $255,600 into 385,909 shares of Class A common stock.

          Converted 309,963 shares of Series F preferred stock and related dividends of $34,042 into 208,571 shares of Class A common stock.

          Recorded preferred stock dividends of $2,750,000 related to the beneficial conversion features of Series F convertible preferred stock.

          Converted $7,500,000 of principal and $90,870 of interest from the convertible promissory note into 288,619 shares of Class A common stock.

          Issued 15,000 warrants valued at $474,000 to an executive officer and director of the Company as consideration for the rights to certain pen and voice input technology.

          Issued 5,709 shares of Class A common stock to two former directors of the Company upon the exercise of 400,000 options as stock appreciation rights.

          Converted $3,971,107 in principal of Series C convertible debentures and related interest of $290,957 into 259,634 shares of Class A common stock.

          Issued  114,214  shares of Class A common  stock upon the  exercise of
          repricing   rights   associated  with  the  common  stock  subject  to
          redemption.

          Issued 31,250 shares of Class A common stock to an unrelated party for consulting fees valued at $1,328,100.

          Issued 15,302 shares of Class A common stock valued at $688,578 as payment for liquidation damages and a restructuring fee in connection with the Series D preferred stock agreement.

          Recorded interest expense of $3,447,623 for a beneficial conversion feature on a promissory note.

          Entered into a capital lease obligation for equipment in the amount of $92,304.

          Dividends totaling $514,800 were accrued relating to the liquidation damage provision of the Series D preferred stock.

          Issued 6,504 shares of Class A common stock having a market value of $81,295 in settlement of litigation.

          Issued 1,125 warrants valued at $11,250 for consulting services.


          See accompanying notes to consolidated financial statements.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Fonix Corporation and subsidiaries (collectively, the "Company"or "Fonix") is engaged in developing, acquiring and marketing proprietary speech-enabling technologies. The Company's speech-enabling technologies include automated speech recognition ("ASR") and text-to-speech ("TTS"). The Company offers its speech-enabling technologies to markets for embedded automotive and wireless and mobile devices, computer telephony and server solutions and personal software for consumer applications. The Company has received various patents for certain elements of its core technologies and has filed applications for other patents covering various aspects of its technologies. The Company seeks to develop relationships and strategic alliances with third-party developers and vendors in telecommunications, computers, electronic devices and related industries, including producers of application software, operating systems, computers and microprocessor chips. Revenues are generated through licensing of speech-enabling technologies, maintenance contracts and services.

Business Condition - The Company generated revenues of $3,065,000, incurred a net loss of $19,898,000 and had negative cash flows from operating activities totaling $9,942,000 for the year ended December 31, 2002. As of December 31, 2002, the Company had an accumulated deficit of $194,007,000, negative working capital of $14,429,000, accrued employee wages of $5,266,000, and accounts payable over 60 days past due of $2,232,000. As of December 31, 2002 the Company was not able to draw on its third equity line of credit as it had not yet been declared effective by the SEC. The Company expects to continue to incur significant losses and negative cash flows from operating activities through at least December 31, 2003, primarily due to significant expenditure requirements associated with marketing and developing its speech-enabling technologies.

The Company's cash resources are limited to collections from customers, draws on the equity line and loans, which are not sufficient to cover operating expenses. As a result, payments to employees and vendors have been delayed since June 2002. Employees have been paid through June 15, 2002. Subsequent to June 30, 2002, advances have been made to certain employees on the basis of financial need as determined by the individual circumstances of each employee. Payments amounting to approximately $278,000 have been made on this basis through December 31, 2002. Forty-five employees of Fonix have quit or been terminated between July 1, 2002 and December 31, 2002. No stoppage in work has occurred as a result of nonpayment or delayed payment of compensation to date, nor have deliveries to customers been effected. Certain payments to vendors deemed to be critical to the Company's ongoing operations have been made. To date, no critical services have been stopped as a result of nonpayment or delayed payment. At December 31, 2002, unpaid compensation payable to current and former employees amounted to approximately $5,266,000 and vendor accounts payable amount to approximately $3,083,000. The Company has not been declared in default under the terms of any material agreements.

These factors, as well as the risk factors set out elsewhere in the Company's Annual Report on Form 10-K, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to fund the operations of the Company through proceeds from sales of debt and equity securities and cash flows from license and royalty arrangements. There can be no assurance that management's plans will be successful.

Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Fonix Korea Sales Group, Ltd., Fonix/AcuVoice, Inc. and Fonix/Papyrus, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. Investments in 20 to 50 percent owned affiliates are accounted for using the equity method (see Note 5).

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments - The book values of the Company's assets and liabilities approximate their fair values. The estimated fair values have been determined using appropriate market information and valuation

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


methodologies.

Concentration of Credit Risks - The Company's cash and cash equivalents are maintained in bank deposit accounts which occasionally may exceed federally insured limits. Cash equivalents consist of highly liquid securities with maturities of three months or less when purchased. The Company has not experienced any losses with respect to these deposits. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs on-going credit evaluations of its customers and maintains allowances for possible losses, which when realized, have been within the range of management's expectations.

Cash and Cash Equivalents - The Company considers all highly liquid, short-term investments with a maturity of three months or less to be cash equivalents.

Subscriptions Receivable - Proceeds from certain sales of the Company's equity securities prior to December 31, 2001 had not been received by the Company as of year end. The cash proceeds were subsequently received in January 2002.

Inventory - Inventory, consisting primarily of retail products, is stated at the lower of cost (first-in, first-out method) or market value.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. If such an event were to occur, the Company would project undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset, other than software technology, is reduced by the estimated excess of the carrying value over the projected discounted cash flows. The determination whether the carrying value of software technology is recoverable is discussed below. See "Software Technology Development and Production Costs."

During 2001, the Company recognized impairment losses relating to its speech software technology, its handwriting recognition software technology, and its investment in Audium Corporation. Management does not consider any of the Company's other long-lived assets to be impaired at December 31, 2002. However, should the Company's marketing and sales plans not materialize in the near term, the realization of the Company's intangible assets could be severely and negatively impacted. The accompanying consolidated financial statements have been prepared based on management's estimates of realizability, which estimates may change due to factors beyond the control of the Company. See "Recently Enacted Accounting Standards" below.

Intangible Assets - Customer relations, trademarks and patents are amortized over their estimated useful lives unless they are deemed to have indefinite useful lives. For intangible assets subject to amortization, an impairment is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset. Intangible assets deemed to have indefinite useful lives, primarily trademarks, are not amortized and are tested for impairment annually or when circumstances indicate that they may not be recoverable. An impairment exists if the carrying value of the indefinite lived intangible asset exceeds its fair value. The accounting for speech software technology is discussed above.

Goodwill - The excess of the cost of businesses acquired over the fair value of net tangible and intangible assets represents goodwill. Goodwill related to purchase acquisitions completed prior to June 30, 2001 was amortized on a straight-line basis over its estimated useful life through December 31, 2001. Effective January 1, 2002, amortization of goodwill ceased and thereafter, goodwill is tested for impairment annually or whenever events or changes in circumstances indicate that it may not be recoverable. An impairment of goodwill is deemed to exist if the carrying value of the related reporting unit (presently the entire Company) exceeds its estimated fair value.

Revenue Recognition - The Company recognizes revenues in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" and related interpretations. The Company generates revenues from licensing the rights to its software products to end users and from royalties. It also generates service revenues from the sale of consulting and development services.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Revenues of all types are recognized when acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate. Revenues from development and consulting services are recognized on a completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because the Company's contracts are either short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts. Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

Revenue for products distributed through wholesale and retail channels and through resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection. Typically, the right of return on such products has expired when the end user purchases the product from the retail outlet. Once the end user opens the package, it is not returnable unless the medium is defective. Price protection is offered to distributors in the event the Company reduces the price on any specific product. Such price protection is generally offered for a specific time period in which the distributor must make a claim. Resulting revenue recognized reflects the reduced price. Slotting fees paid by the Company for favorable placement in retail outlets are recorded as a reduction in gross revenues.

When arrangements to license software products do not require significant production, modification or customization of software, revenue from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. Post- contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades. Related revenue is recognized over the period covered by the agreement. Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

Revenues applicable to multiple-element fee arrangements are bifurcated among the elements such as license agreements and support and upgrade obligations using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements. These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

Deferred revenue as of December 31, 2002, consisted of the following:


Description                        Criteria for Recognition                                   Amount
-----------                        ------------------------                              -----------------
Deferred unit royalties and        Delivery of units to end users or expiration of
licence fees                       contract                                              $      794,737
Deferred customer support          Expiration of period covered by support agreement             59,511
                                                                                         -----------------
Total deferred revenue                                                                   $      854,248
                                                                                         =================

Cost of revenues from license, royalties, and maintenance consists of costs to distribute the product (including the cost of the media on which it is delivered), installation and support personnel compensation, amortization and impairment of capitalized speech software costs, licensed technology, and other related costs. Cost of service revenues consists of personnel compensation and other related costs.

Software technology development and production costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense. Technological feasibility is established when a product design and a working model of the software product have been completed and confirmed by testing. Costs to produce or purchase software technology incurred subsequent to establishing technological feasibility are capitalized. Capitalization of software costs ceases when the product is available for general release to customers. Costs to perform consulting or development services are charged to cost of revenues in the period in which the corresponding revenues are recognized. Cost of maintenance and customer support are charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

Capitalized software technology costs are amortized on a product-by-product basis. Amortization is recognized from the date the product is available for general release to customers as the greater of (a) the ratio that current gross revenue

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


for a product bears to total current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the products. Amortization is charged to cost of revenues.

The Company assesses unamortized capitalized software costs for possible write down on a quarterly basis based on net realizable value of each related product. Net realizable value is determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support. The amount by which the unamortized capitalized costs of a software product exceed the net realizable value of that asset is written off.

Stock-based Compensation Plans - The Company accounts for its stock-based compensation issued to employees and directors under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation related to stock options, if any, is recorded if an option's exercise price on the measurement date is below the fair value of the Company's common stock, and amortized to expense over the vesting period. Compensation expense for stock awards or purchases, if any, is recognized if the award or purchase price on the measurement date is below the fair value of the Company's common stock, and is recognized on the date of award or purchase. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock Based Compensation," requires pro forma information regarding net loss and net loss per common share as if the Company had accounted for its stock options granted under the fair value method. Pro forma information presented in Note 13.

The Company accounts for its stock-based compensation issued to non-employees using the fair value method in accordance with SFAS No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

At December 31, 2002, the Company has stock-based employee compensation plans (See Note 14). The Company accounts for the plan under the recognition method and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and the releated Interpretations. Had compensation expense for these options been determined in accordance with the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss per common share would have been increased to the pro forma amounts indicated below for the years ended December 31, 2002, 2001, and 2000:


                                                         2002               2001               2000
                                                        ------             ------             -----
Net loss:
     As reported                                       $ (19,897,564)     $(31,059,791)       $(22,761,229)
     Pro forma                                           (20,374,288)      (31,909,481)        (30,602,028)
Basic and diluted net loss per common share:
     As reported                                       $       (1.73)     $      (5.20)       $      (5.60)
     Pro forma                                                 (1.78)            (5.33)              (7.52)

Advertising Costs - Advertising costs are expensed when incurred. Total advertising expense was $116,160 and $114,356 for the years ended December 31, 2002 and 2001, respectively.

Income Taxes - The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

Net Loss Per Common Share - Basic and diluted net loss per common share are calculated by dividing net loss

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the year. At December 31, 2002, 2001, and 2000, there were outstanding common stock equivalents to purchase 636,652 shares, 678,012 shares and 963,525 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the years ended December 31, 2002, 2001, and 2000:


                                                2002                         2001                          2000
                                    ----------------------------  ---------------------------   --------------------------
                                                         Loss                         Loss                         Loss
                                                         Per                          Per                          Per
                                          Loss          Share          Loss          Share           Loss         Share
                                    ----------------  ----------  ---------------  ----------   --------------  ----------
Loss from continuing operations     $   (19,897,564)              $  (31,059,791)               $ (22,810,677)
Preferred stock dividends                                 -               (9,281)                  (3,335,852)
                                    ----------------              ---------------               --------------
Net loss from continuing
  operations attributable to
  common  shareholders                  (19,897,564)  $   (1.73)     (31,069,072)  $   (5.20)     (26,146,529)  $   (6.43)
Extraordinary item, net of taxes                  -          -                -           -             49,448          -
                                    ----------------  ----------  ---------------  ----------   --------------  ----------
Net loss attributable to common
  stockholders                      $   (19,897,564)  $   (1.73)  $  (31,069,072)  $   (5.20)   $ (26,097,081)  $   (6.42)
                                    ================  ==========  ===============  ==========   ==============  ==========
Weighted-average common shares
  outstanding                             11,471,564                    5,978,281                    4,067,107
                                    ================              ===============               ==============

Imputed Interest Expense and Income - Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics (see Notes 5 and 7).

Foreign Currency Translation - The functional currency of the Company's Korean subsidiary is the South Korean won. Consequently, assets and liabilities of the Korean operations are translated into United States dollars using current exchange rates at the end of the year. All revenue is invoiced in South Korean won and revenues and expenses are translated into United States dollars using weighted-average exchange rates for the year.

Comprehensive Income - Other comprehensive income presented in the accompanying consolidated financial statements consists of cumulative foreign currency translation adjustments. The Company had no items of comprehensive income or loss prior to April 1, 2001.

Recently Enacted Accounting Standards - In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 eliminates the "pooling-of-interests" method of accounting for acquisitions and requires separate accounting for certain intangibles acquired in such transactions. The application of this standard did not have an impact on the Company's financial position and results of operations.

SFAS No. 142 changes the accounting for goodwill and intangible assets with indefinite lives from an amortization method to an impairment-only approach. On January 1, 2002, the Company adopted the requirements of SFAS No. 142 and discontinued amortization of goodwill and intangible assets with indefinite lives. Other intangible assets will continue to be amortized over their respective useful lives.

During 2002, the Company engaged Houlihan Valuation Advisors, an independent valuation firm, to assess the Company's goodwill and intangible assets with indefinite lives for impairment. The resulting appraisal indicated no impairment, and the application of the test for impairment required by SFAS No. 142 had no effect on the Company's

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


financial position or results of operations, except for the change in amortization of goodwill and intangible assets with indefinite lives described in the preceding paragraph.

In August 2001, the FASB issued SFAS No. 143 , "Accounting for Asset Retirement Obligations." This statement establishes financial accounting and reporting standards for obligations associated with the retirement of tangible long- lived assets and the associated asset retirement costs. The Company's adoption of this statement on January 1, 2002, did not have a material effect on the Company's financial position or results of operations.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement establishes financial accounting and reporting standards for the impairment or disposal of long-lived assets. The adoption of this statement on January 1, 2002, did not have a material effect on the Company's financial position or results of operations. See Note 2.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other provisions, this statement modifies the criteria for classification of gains or losses on debt extinguishment such that they are not required to be classified as extraordinary items if they do not meet the criteria for classification as extraordinary items in APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Company will be required to apply the provisions of this standard to transactions occurring after December 31, 2002. The adoption of this standard in 2003 is not expected to have a material effect on the Company's financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The statement requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. The Company will be required to apply this statement prospectively for any exit or disposal activities initiated after December 31, 2002. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB No. 123" was issued. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends disclosure requirements of SFAS No. 123 requiring disclosures in both annual and interim financial statements about the method of accounting for stock based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of this statement are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. At this time, the pronouncement is not expected to have any impact on the Company's reported results of operations and financial position as it continues to account for its stock compensation plans under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees."

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 elaborates on the existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligation it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not expect the recognition and measurement provisions of FIN 45 to have a material effect on future interim or annual financial statements.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest 45 entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity in which either (1) the equity investors do not have a controlling financial interest or, (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 applies to variable interest entities created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. It also applies in the first fiscal year or interim period beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

2.  ACQUISITION

DECtalk Assets - On December 14, 2001, the Company entered into an Asset Purchase Agreement with Force Computers, Inc., under which the Company purchased from Force tangible and intangible assets (the "DECtalk Assets"). The Company agreed to pay $150,000 in cash at closing and $1,280,000 in the form of a non-interest-bearing promissory note (see Note 7).

The purchase price of $1,459,978, including direct acquisition costs of $70,223, was allocated as follows:

     Accounts receivable........................$     18,566
     Furniture and equipment....................      64,350
     Speech software technology.................     935,000
     Customer relationships.....................     306,000
     Trademark..................................      42,000
     Goodwill...................................      94,062
                                                ------------

     Total Purchase Price.......................$  1,459,978
                                                ============

At December 31, 2002, the Company had an outstanding balance under the promissory note of $250,000 due to Force Computers, Inc., which amount the Company expects to pay during the first and second quarters of 2003.

3.  CONVERTIBLE NOTES RECEIVABLE

On December 1, 2001, the Company, as the lender, established a revolving line of credit and received a convertible promissory note from Unveil Technologies, Inc. ("Unveil"), that permitted Unveil to draw up to $2,000,000 for operations and other purposes. Unveil is a developer of natural language understanding solutions for customer resource management ("CRM") applications. Fonix desired to obtain a license to Unveil's CRM applications when completed and made the loan to Unveil to facilitate and expedite the development and commercialization of Unveil's speech- enabled CRM software. Draws on the line of credit bear interest at an annual rate of seven percent, which interest was payable quarterly beginning June 30, 2002. The Company extended the interest due date to December 31, 2002. The balance due under the line of credit is secured by Unveil's CRM software and related source code and other assets of Unveil. The Company is a senior creditor to Unveil. The unpaid principal, together with interest accrued thereon, is due and payable on December 31, 2002, and is convertible into common shares of Unveil at the Company's option. Based upon borrowings through December 31, 2002, such conversion at that date would have represented approximately 12 percent of the issued and outstanding common stock of Unveil.

During the year ended December 31, 2002, Unveil drew $880,000 on the line of credit, bringing total draws on the line of credit to $1,450,000 as of December 31, 2002. Due to limited resources available to the Company, additional requests

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


for funding by Unveil under the line of credit have not been met. This limitation in funding has resulted in a deterioration of Unveil's financial condition and has caused Unveil to slow its development process. Accordingly, due to Unveil's financial condition, the Company estimated an impairment loss during the third quarter of 2002 in the amount of $1,523,842, consisting of the outstanding balance on the line of credit plus accrued interest thereon as of that date. The Company advanced an additional $60,000 to Unveil in October 2002. This advance was treated as a research and development expense.

Subsequent to December 31, 2002, the Company entered into an agreement to terminate the revolving line of credit and satisfy the convertible promissory note with Unveil. In full payment of the balance due under the note, the Company received a payment of $410,000 and 1,863,636 shares of Unveil's Series A Preferred Stock. Accordingly, the Company adjusted the estimated impairment, recorded in the third quarter, such that the carrying amount of the not receivable was equal to the amount subsequently received in January, 2003. The Company did not place a value on the Preferred Stock due to Unveil's overall financial condition.

4.  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:


Furniture and fixtures                    5 years
Computer equipment                      3 to 5 years
Leasehold improvements                 1.5 to 8 years

Leasehold improvements are amortized over the shorter of the useful life of the applicable asset or the remaining lease term. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the consolidated statements of operations in the year of disposition. Depreciation expense was $347,493, $383,982 and $635,783 for the years ended December 31, 2002, 2001, and 2000, respectively. Property and equipment consisted of the following at December 31, 2002 and 2001:


                                                               2002                 2001
                                                          ---------------     ----------------
Computer equipment                                        $   1,223,415       $    1,166,731
Furniture and fixtures                                          981,523              959,069
Leasehold improvements                                           92,319               92,319
                                                          ---------------     ----------------
                                                              2,297,257            2,218,119
Less accumulated depreciation and amortization               (1,671,809)          (1,314,960)
                                                          ---------------     ----------------
Net Property and Equipment                                $     625,448      $       903,159
                                                          ===============     ================

5. INVESTMENT IN AFFILIATE

In February 2001, the Company entered into a collaboration agreement with Audium Corporation ("Audium") to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems. Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The collaboration includes integration of the Company's technologies with Audium's mobile applications development capability.

Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001, the Company advanced an aggregate of $400,000 to Audium as a bridge loan (the "Audium Note"). The loan bears interest at a rate of 5 percent per year, has a term of four years and is convertible into shares of Audium Series A Convertible Preferred Stock ("Audium Preferred Stock"). The Audium Note is convertible into shares of Audium Preferred Stock at a price of $1.46 per share in the event of (i) Audium's raising an additional $2,000,000 prior to October 6, 2002, (ii) Audium's merger or consolidation, (iii) a qualified public offering of Audium's common stock, (iv) an event of default under a note

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


payable from Fonix (see Fonix Note below), or (v) Audium's aggregate gross revenues for the months of January through June 2003 exceeding $1,000,000. The Audium Note is secured by Audium's intellectual property. Further, at the closing, Audium granted the Company a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declares bankruptcy or ceases to do business.

Management determined that a 12 percent annual interest rate better reflects the risk characteristics of the Audium Note. Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $302,909. For the years ended December 31, 2002 and 2001, the Company recorded interest income of $39,501 and $29,663, respectively, including contractual and imputed interest. The Company is currently discussing the possibility of converting the remaining balance due under the Audium Note for additional shares of Audium's Common Stock.

Investment in Affiliate - In April 2001, the Company closed a stock purchase agreement with Audium, wherein the Company agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share. At closing, the Company paid $200,000 in cash and gave Audium a non-interest bearing note (the "Fonix Note") for the remaining $2,600,000. Interest on the Fonix Note was imputed at 12 percent resulting in a present value of $2,370,348. The resulting purchase price of the Audium Preferred Stock was $2,570,348.

Each share of Audium Preferred Stock is convertible into one share of Audium's common stock. Holders of Audium Preferred Stock are entitled to eight percent cumulative dividends, a liquidation preference in excess of the original purchase price plus any declared but unpaid dividends, anti-dilution rights, and voting rights equal to the corresponding number of common shares into which it is convertible. The stock purchase agreement also entitles Fonix to elect one member of Audium's board of directors. Audium also granted Fonix certain registration rights after the closing of a public offering by Audium.

At closing, Audium issued 14 Audium Preferred Stock certificates to Fonix, each certificate for 136,986 shares, and delivered one certificate in exchange for the initial payment of $200,000. The remaining certificates are held by Audium as collateral for the Fonix Note under the terms of a security agreement. For each payment of $200,000 or multiple payments that aggregate $200,000, Audium will release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

The difference between the total purchase price of the Audium Preferred Stock and the Company's portion of Audium's net stockholders' deficit at the time of the purchase was $2,700,727, which was allocated to capitalized software technology. The excess purchase price allocated to the capitalized software technology was amortized on a straight-line basis over a period of eight years through December 31, 2001. After the impairment in the investment in Audium discussed below, the remaining excess purchase price was $1,008,002 and is being amortized over the remaining portion of the 8-year peroid.

The investment in Audium does not provide the Company with rights to any technology developed by Audium; the Company must obtain a license should it choose to do so. Also, the Company would not own an interest sufficient to control Audium, if the Company were to convert the Audium Note to Audium Preferred Stock. As a result, management has determined that it is appropriate to account for the investment, which represents 26.7 percent of Audium's voting stock, under the equity method and not as a research and development arrangement. Audium has incurred losses since the Company acquired the Audium Preferred Stock and as such, Audium does not have the ability to declare or pay preferred dividends on the Preferred Stock. The Company recognized losses for the year ended 2002 and the period from April 11, 2001 through December 31, 2001 as follows:

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                          Year Ended         Peroid Ended
                                                                         December 31,        December 31,
                                                                             2002                2001
                                                                      ------------------- ------------------
Company share of Audium net loss                                      $           289,391 $           97,789
Amortization of difference between purchase price of Audium
Preferred Stock and Company's share of Audium's net
stockholders' deficit                                                 $           167,301 $          274,724
                                                                      ------------------- ------------------
Total equity in loss of affiliate                                     $           456,692 $          372,513
                                                                      =================== ==================

A summary of the results of Audium's operations for the years ended December 31, 2002 and 2001, and net assets as of December 31, 2002, is as follows:

                                     2002          2001
                            ---------------  ----------------
   Net sales                $    475,336     $       466,949
   Loss from operations       (1,129,063)           (820,912)
   Net loss                   (1,083,859)           (862,274)

   Current assets           $  1,501,205     $       539,464
   Total assets                2,816,639           1,458,882
   Current liabilities         1,664,207             625,544
   Total liabilities           2,064,207           1,048,139
   Net assets               $    752,432     $       410,743

The fair value of this investment is determined based on Audium's estimated future net cash flows considering the status of Audium's product development. The Company evaluates this investment for impairment annually and more frequently if indications of decline in value exist. An impairment loss that is other than temporary is recognized during the period it is determined to exist. An impairment is determined to be other-than-temporary if estimated future net cash flows are less than the carrying value of the investment. If projections indicate that the carrying value of the investment will not be recoverable, the carrying value is reduced by the estimated excess of the carrying value over the estimated discounted cash flows. There is a reasonable possibility that in the near future estimated future cash flows from the investment in Audium could change and that the effect of the change could be material to the Company's financial position or results of operation.

At December 31, 2001, the Company assessed the realizability of the investment in Audium and the Company wrote down the investment by $823,275. The write-down was a result of a decrease in the estimated cash flows expected to be realized from the investment due to overall decline in the economy and the potential impact on related markets for Audium's products. As of December 31, 2002, no further write-down was deemed necessary based on th eestimated future cash flows of the investment.

Note Payable to Affiliate - The Fonix Note is payable in 13 monthly installments of $200,000 beginning on June 1, 2001, and bears no interest unless an event of default occurs, in which case it will bear interest at 12 percent per year. No events of default have occurred to date. The Fonix Note is secured by shares of Audium Preferred Stock as described above.

Management determined that a 12 percent annual interest rate reflects the risk characteristics of the Fonix Note. Accordingly, interest has been imputed at 12 percent and the Company recorded a present value of $2,370,348 for the note payable. For the years ended December 31, 2002 and 2001, the Company recorded interest expense of $95,303 and $164,405, respectively, related to this note. Through December 31, 2002, payments amounting to $1,800,000 had been made under the Fonix note. At December 31, 2002, the Company had an outstanding balance of $1,000,000 due under the Fonix note. The Company and Audium are currently discussing the possibility that Fonix return 684,930 shares of Audium's Preferred Stock in exchange for Audium's release of Fonix under the Fonix note.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. GOODWILL AND INTANGIBLE ASSETS

Goodwill resulted from the purchase of assets from Force Computers, Inc. and from the acquisition of AcuVoice, Inc. Goodwill amortization expense was $0, $604,105, and $604,105 during the years ended December 31, 2002, 2001 and 2000, respectively. The carrying value of goodwill remained unchanged at $2,631,304 during the year ended December 31, 2002. During 2002, the Company engaged Houlihan Valuation Advisors, an independent valuation firm, to assess the Company's goodwill for impairment. The resulting appraisal indicated that goodwill was not impaired. However, should the Company's marketing and sales plans not materialize in the near term, the realization of the Company's goodwill and other intangible assets could be severely and negatively impacted.

The components of intangible assets were as follows:



                                               December 31, 2002                        December 31, 2001
                                     ------------------------------------------  ------------------------------------
                                         Gross                         Net          Gross                          Net
                                       Carrying      Accumulated     Carrying     Carrying    Accumulated       Carrying
                                        Amount      Amortization      Amount       Amount     Amortization       Amount
                                     ------------- ---------------- -----------  ----------- ---------------  -----------
Speech software technology           $     978,582 $       104,397)   $ 874,185  $   978,582 $            -   $   978,582
Customer relationships                     306,000         (30,600)     275,400      306,000              -       306,000
Patents                                    164,460        (164,460)           -      164,460       (145,522)        18,938
                                     ------------- ---------------- -----------  ----------- ---------------  ------------
  Total Amortizing Intangible Assets $   1,449,042 $      (299,457)   1,149,585  $ 1,449,042 $     (145,222)    1,303,520
                                     ------------- ---------------- -----------  ----------- ---------------
Indefinite-lived Intangible Assets
  Trademarks                                                             42,000                                    42,000
                                                                     ----------                               -----------
Total Intangible Assets                                              $1,191,585                               $ 1,345,520
                                                                     ==========                               ===========

Speech software technology amortization expense was $104,397, $1,824,440, and $1,824,440, during the years ended December 31, 2002, 2001, and 2000, respectively, and was charged to cost of revenues. The cost of patents include direct costs incurred by the Company in applying for patents covering its internally developed speech software technologies. Patent amortization expense was $18,938, $24,946, and $29,284 during the years ended December 31, 2002, 2001, and 2000, respectively, and was charged to selling, general and administrative expense. Amortization expense related to customer relationships was $30,600, $0, and $0 during the years ended December 31, 2002, 2001, and 2000 respectively, and was charged to selling, general and administrative expense.

The speech software technology was tested for impairment in December 2001. Due to the down-turn in the software industry and the U.S. economy, operating losses and cash used in operating activities during the fourth quarter of 2001 were greater than anticipated. Based on that trend, management revised estimated net future cash flows from the technology, which resulted in recognition of an impairment loss of $5,832,217 during the fourth quarter of 2001. The impairment loss was charged to cost of revenues.

During the fourth quarter of 2001, management of the Company determined that its handwriting recognition software ("HWR") technology was impaired. Without immediate customer prospects or current license agreements, management has chosen not to provide further funding to develop or market the HWR technology. Accordingly, the unamortized balance of $2,056,295 was recorded in cost of revenues in 2001.

Based on the analysis of estimated net future cash flows from the various intangible assets, no further impairment was deemed necessary for the year ended December 31, 2002.

The Company has reassessed the estimated useful lives of other intangible assets and will continue to amortize the costs of those assets over their estimated useful lives.

Intangible assets not subject to amortization as of January 1, 2002 consisted of goodwill with a net carrying value of $2,631,304 and trademarks with a carrying value of $42,000. These assets are considered to have indefinite useful lives.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Except for capitalized speech software technology that is amortized on the basis described in Note 1, amortization of intangible assets subject to amortization is computed on a straight-line basis over their estimated useful lives. The weighted-average estimated remaining amortization periods are as follows: total
- 8.7 years; speech software technology - 8.7 years; and customer relationships
- 9.0 years. Intangible assets subject to amortization will not have any significant residual value at the end of their estimated useful lives. As of December 31, 2002, estimated amortization of intangible assets for the following five years is as follows:


For the Years Ending December 31:                  Amount
                                             ------------------
                   2003                       $         134,996
                   2004                                 134,996
                   2005                                 134,996
                   2006                                 124,100
                   2007                                 124,100

During 2002, the Company engaged Houlihan Valuation Advisors, an independent valuation firm, to assess the Company's goodwill for impairment. The resulting appraisal indicated no impairment and goodwill was not considered impaired. However, should the Company's marketing and sales plans not materialize in the near term, the realization of the Company's goodwill and other intangible assets could be severely and negatively impacted.

Adoption of SFAS No. 142 - The Company adopted the provisions of SFAS No. 142 on January 1, 2002. Under the new standard, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests.

The effects on loss from continuing operations net loss and basic and diluted loss per share of excluding goodwill amortization for the years ended December 31, 2002, 2001 and 2000 are as follows:



                                                                        2002            2001              2000
                                                                   ---------------  --------------   ----------------
   Loss from continuing operations, as reported                    $ (19,897,564)   $(31,059,791)    $  (22,810,677)
   Loss from continuing operations, excluding goodwill
   amortization                                                    $ (19,897,564)   $(30,455,686)    $  (22,206,572)
                                                                   ===============  ==============   ================
   Net loss, as reported                                           $ (19,897,564)   $(31,059,791)    $  (22,761,229)
   Add back goodwill amortization                                             --         604,105            604,105
                                                                   ---------------  --------------   ----------------
   Net loss, excluding goodwill amortization                       $ (19,897,564)   $(30,455,686)    $  (22,157,124)
                                                                   ===============  ==============   ================
   Basic and diluted loss per share:
   Loss from continuing operations, as reported                    $       (1.73)   $      (5.20)    $        (5.61)
   Loss from continuing operations, excluding goodwill
   amortization                                                    $       (1.73)   $      (5.09)    $        (5.46)
                                                                   ===============  ==============   ================
   Net loss, as reported                                           $       (1.73)   $      (5.20)    $        (5.60)
   Net loss, excluding goodwill amortization                       $       (1.73)   $      (5.09)    $        (5.45)
                                                                   ===============  ==============   ================



7.  PROMISSORY NOTE

As discussed in Note 2, the Company entered into an Asset Purchase Agreement with Force Computers, Inc. ("Force"). As part of the consideration for the purchase price Fonix issued a non-interest bearing promissory note on December 14, 2001 in the amount of $1,280,000. Installment payments under the note were due over the 12 month period following the date of purchase. Management determined that a seven percent annual interest rate reflects the risk characteristics of this promissory note. Accordingly, interest has been imputed at seven percent and the Company recorded a discount of $40,245 for the note payable. The Company recorded interest expense of $4,098 from the purchase date through December 31, 2001 and $37,854 for the year ended December 31, 2002, related to this promissory note.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


As collateral for the promissory note, 175,000 shares of the Company's Class A common stock were placed into escrow. Under the terms of the escrow, the shares will not be released to Force unless the Company is delinquent or late with respect to any payment under the note. Also, under the terms of the Asset Purchase Agreement, Fonix is required to deposit all receipts from customers acquired in this transaction into a joint depository account. Fonix has the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force has the right to withdraw funds from the depository account until the deficiency in payment is covered, at which time, Fonix may again have use of the funds. Through December 31, 2002, payments required under the note have been made, except the final payment of $250,000, which remained outstanding at December 31, 2002. Subsequent to December 31, 2002, additional payments amounting to $115,000 were made. Effective March 13, 2003, Force exercised its right to withdraw all funds deposited in the joint account, as described above, until Force receives the remaining balance due under the promissory note.

8.  NOTES PAYABLE

During the second and third quarters of 2002, the Company entered into promissory notes with an unrelated third party in the aggregate amount of $75,000. These notes accrue interest at 12% annually and are due and payable with accrued interest during the second and third quarters of 2003. The notes have a conversion feature that allows the holder to convert all or any portion of the principal amount and accrued interest into shares of the Company's Common Stock. The conversion price is calculated as the arithmetic average of the last closing bid price on each trading day during the five consecutive trading days immediately preceding the conversion.

9.  RELATED-PARTY NOTES PAYABLE

In connection with the acquisition of certain entities in 1998, the Company issued unsecured demand notes payable to former stockholders of the acquired entities in the aggregate amount of $1,710,000. Of the notes payable, $77,625 remain unpaid as of December 31, 2002. During 2000, the holders of these notes made demand for payment and the Company commenced negotiating with the holders of these notes to reduce the outstanding balance. No additional demands have been made and no payments have been made by the Company to the holders of these notes.

During 2002, two executive officers of the Company (the "Lenders") sold shares of the Company's Class A common stock owned by them and advanced the resulting proceeds amounting to $333,308 to the Company under the terms of a revolving line of credit and related promissory note. The funds were advanced for use in Company operations. The advances bear interest at 10 percent per annum, which interest is payable on a semi-annual basis. The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, is due and payable on June 10, 2003. After December 11, 2002, all or part of the outstanding balance and unpaid interest may be converted at the option of the Lenders into shares of Class A common stock of the Company. The conversion price is the average closing bid price of the shares at the time of the advances. To the extent the market price of the Company's shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares. A beneficial conversion option of $14,917 was recorded as interest expense in connection with this transaction. The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $182,676 to the Company under the Third Equity Line (see Note 12 below). The Equity Line Investor subsequently sold the pledged shares and applied $82,242 of the proceeds in reduction of the advance. The value of the pledged shares of $82,242 was treated as an additional advance from the Lenders.

The aggregate advances of $415,550 are secured by the Company's intellectual property rights. As of December 31, 2002, the Lenders had deferred the interest payment due December 10, 2003 and had not converted any of the outstanding balance nor interest into common stock.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  SERIES D CONVERTIBLE DEBENTURES

On October 11, 2002, the Company issued $1,500,000 of Series D 12% convertible debentures (the "Debentures") and 194,444 shares of Class A common stock to Breckenridge Fund, LLC ("Breckenridge"), an unaffiliated third party, for $1,500,000 before offering costs of $118,282. The outstanding principal amount of the Debentures is convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to the average of the two lowest closing bid prices of the Company's Class A common stock for the twenty trading days immediately preceding the conversion date multiplied by 90%. The Debenture and accrued interest were originally due April 9, 2003.

The Company determined that Breckenridge had received a beneficial conversion option on the date the Debentures were issued. The net proceeds of $1,381,718, were allocated to the Debentures and to the Class A common stock based upon their relative fair values and resulted in allocating $524,445 to the Debentures, $571,111 to the related beneficial conversion option, $372,552 to the 194,444 shares of Class A common stock, less $86,390 of deferred loan costs. The resulting $975,555 discount on the Debentures and the deferred loan costs are being amortized over the term of the Debentures as interest expense. Related interest expense recognized during 2002 was $427,720.

In connection with the issuance of the Debentures, the Company issued, as collateral to secure its performance under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement. Under the escrow agreement, the Collateral Shares will not be released to Breckenridge unless the Company is delinquent with respect to payments under the Debenture.

The Debentures were originally due April 9, 2003. However, the Company and Breckenridge agreed in January 2003 to modify the terms of the Debentures requiring the following principal payments plus accrued interest: $400,000 in January 2003; $350,000 in February 2003; $250,000 in March 2003; $250,000 in
April 2003; and $250,000 in May 2003. Additionally, the Company agreed to release 237,583 of the Collateral Shares to Breckenridge as consideration (the "Released Shares") to Breckenridge for revising the terms of the purchase agreement.

If the Company is delinquent under the revised payment schedule, Breckenridge is entitled to receive a penalty of five percent of the then-outstanding principal amount of the Debentures, payable in cash or shares released from the Collateral Shares.

In connection with the sale of the Debentures, the Company entered into a registration rights agreement in which the Company agreed to register the resale of the shares underlying the Debentures, the Collateral Shares, and the Additional Shares. The Company filed a registration statement on Form S-2, which became effective February 14, 2003. The Company plans to file such post-effective amendments as necessary to keep the registration statement effective as required by the registration rights agreement.

11. PREFERRED STOCK

The Company's certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company's board of directors may designate.

Series A Convertible Preferred Stock - At December 31, 2002, there were 166,667 shares of Series A convertible preferred stock outstanding. Holders of the Series A convertible preferred stock have the same voting rights as common stockholders, have the right to elect one person to the board of directors and are entitled to receive a one time preferential dividend of $2.905 per share of Series A convertible preferred stock prior to the payment of any dividend on any class or series of stock. At the option of the holders, each share of Series A convertible preferred stock is convertible into one share of Class A common stock and in the event that the common stock price has equaled or exceeded $10 for a 15 day period, the shares of Series A convertible preferred stock are automatically converted into Class A common stock. In the event of liquidation, the holders are entitled to a liquidating distribution of $36.33 per share and a conversion of Series A convertible preferred stock at an amount equal to .0375 shares of common stock for each share of Series A convertible preferred stock.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  CONVERTIBLE PROMISSORY NOTE AND EQUITY LINES OF CREDIT

Convertible Promissory Note - In June 2000, the Company executed a convertible promissory note (the "2000 Note") with a private investor in the amount of $7,500,000, against which the Company was permitted to draw funds as needed for operating purposes. The 2000 Note bore interest at six percent annually, compounded monthly, and was due September 30, 2001. Principal drawn under the terms of the 2000 Note was designated as the "Initial Investment Amount" under the Private Equity Line Agreement described below. The investor had the right to convert, at its option, all or any portion of the outstanding principal and interest into shares of Class A common stock at the lesser of $0.75 or 85 percent of the average of the three lowest closing bid prices of Class A common stock in the 20-day trading period prior to the date of conversion. During 2000, the Company drew the entire amount available under the 2000 Note and recorded $106,348 as interest expense. Principal and interest were converted into 288,619 shares of Class A common stock. The Company also recorded a beneficial conversion feature as interest expense in the amount of $3,447,623 related to borrowings under the 2000 Note.

Equity Line of Credit - In August 2000, the Company entered into a Private Equity Line Agreement ("Equity Line") with the same investor ("Equity Line Investor") which gives the Company the right to draw up to $20,000,000 for operations and other purposes. The Initial Investment Amount of $7,500,000 was drawn as part of the 2000 Note described above. The balance remaining under the Equity Line is available to the Company through a mechanism of draws and puts of stock. The Company is entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw. The number of shares issued is determined by dividing the dollar amount of the draw by 90 percent of the average of the two lowest closing bid prices of Class A common stock over the seven trading-day period following the date the Company tenders the put notice. The Equity Line Investor funds the amounts requested by the Company within two trading days after the seven trading-day period.

From its inception through December 31, 2000, draws taken under the Equity Line, excluding the Initial Investment Amount, amounting to $3,973,508, less commissions and related fees of $119,206, were converted into 312,317 shares of Class A common stock. During 2001, draws amounting to $5,510,000, less commissions and related fees of $165,300, were converted into 658,829 shares of Class A common stock.

For the year ended December 31, 2002, the Company received $3,633,817 in funds drawn under the Equity Line, less commissions and fees of $84,825, and issued 1,017,323 shares of Class A common stock to the Equity Line investor.

Second Equity Line of Credit - In April 2001, the Company entered into a second private equity line agreement (the "Second Equity Line") with the Equity Line Investor. Under the Second Equity Line, the Company has the right to draw up to $20,000,000 under terms substantially identical to the initial Equity Line.

From the inception of the Second Equity Line through December 31, 2001, draws under the Second Equity Line amounting to $13,425,000, less commissions and fees of $497,750, were converted to 2,950,325 shares of Class A common stock.

For the year ended December 31, 2002, the Company received $5,728,846 in funds drawn under the Second Equity Line, less commissions and fees of $189,805, and issued 2,339,675 shares of Class A common stock to the Equity Line investor.

Third Equity Line of Credit - In June 2002, the Company entered into a third equity line agreement (the "Third Equity Line") with the Equity Line Investor. Under the Third Equity Line, the Company has the right to draw up to $20,000,000 under terms substantially identical to the Initial Equity Line. On June 27, 2002, the Company filed with the SEC a registration statement on Form S-2 to register the resale of up to 5,000,000 shares of the Company's Class A common stock by the Equity Line Investor, which became effective during January 2003. During the third and fourth quarters of 2002, the Equity Line Investor advanced the Company $182,676 against future draws on the Third Equity

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Line (see Note 9 above). The balance owing on the advance is included in accrued liabilities in the accompanying financial statements at December 31, 2002. As of December 31, 2002, no shares had been issued under the Third Equity Line.

Subsequent to December 31, 2002, through March 21, 2003, the Company received $2,500,000 in funds drawn under the Third Equity Line, less commissions and fees of $64,150, and issued 2,866,412 shares of Class A common stock to the Equity Line investor. The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The resales of the shares by the Equity Line investor were subsequently registered under registration statements on Form S-2.


13.  COMMON STOCK AND COMMON STOCK SUBJECT TO REDEMPTION

Reverse Stock Split - On March 24, 2003, the Company's shareholders approved a one-for-forty reverse stock split to its outstanding Class A common stock and common stock options and warrants. The stock split has been retroactively reflected in the accompanying consolidated financial statements for all periods presented.

Common Stock - On July 12, 2002, shareholders approved an amendment to the Company's Certificate of Incorporation to increase the authorized capital stock of the Company from 500,000,000 shares to 800,000,000 shares. The Company can issue these shares as either Class A voting Common Stock or Class B non-voting Common Stock.

During 2002, the Company issued 3,551,442 shares of Class A common stock. Of such shares, 3,356,998 shares were issued upon conversion of draws on the equity lines, and 194,444 were issued in connection with the sale of the Company's Series D Debentures (See Note 10 above).

During 2001, the Company issued 3,972,466 shares of Class A common stock. Of such shares, 3,609,154 shares were issued upon conversion of draws on the equity lines, 362,438 were issued in connection with the conversion of Series D preferred shares and 875 were issued in connection with the exercise of options. At the annual meeting of shareholders held on July 18, 2001, the shareholders of the Company approved an increase in the number of common shares authorized from 300,000,000 to 500,000,000.

During 2000, the Company issued 1,648,997 shares of Class A common stock. Of such shares,854,114 shares were issued upon the conversion of convertible debentures with related interest and preferred stock with related dividends, 600,936 were issued upon conversion of draws on the Equity Line and 2000 Note, 26,677 shares were issued upon the exercise of warrants, options and stock appreciation rights, 114,214 shares were issued upon exercise of repricing rights (see below), 6,504 shares were issued upon the settlement of litigation, and 46,552 were issued to consultants as consideration for services rendered.

By vote of the shareholders at the annual meeting held October 29, 1999, the issuance of 1,985,000 shares of Class B Non-Voting common stock was approved. The Class B shares are authorized, but have not yet been exchanged for the corresponding Class A shares held in escrow in connection with an acquisition that occurred in 1998. The shares held in escrow have been excluded from the calculation of basic net loss per common share for the year ended December 31, 2002, 2001, and 2000.

Voting Trust - As of December 31, 2002, 40,000 shares of the Company's outstanding Class A common stock were held in a voting trust as to which the president and chief executive officer of the Company is the sole trustee. Persons who have deposited their shares of the Company's Class A common stock into the voting trust have dividend and liquidation rights in proportion to the number of shares of the Company's Class A common stock they have deposited in the voting trust, but have no voting rights with respect to such shares. All voting rights associated with the shares deposited into the voting trust are exercisable solely and exclusively by the trustee of the voting trust. The voting trust expires, unless extended according to its terms, on the earlier of September 30, 2003 or any of the following events: (i) the trustee terminates it; (ii) the participating stockholders unanimously terminate it; or (iii) the Company is dissolved or liquidated.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Common Stock Subject to Redemption - In 1998, the Company entered into a private placement agreement with an unaffiliated investor, pursuant to which the Company received $1,980,000 in net proceeds in exchange for 45,045 shares of Class A common stock, an equal number of repricing rights, both subject to certain repurchase rights, and warrants to purchase 5,000 shares of Class A common stock at $1.67 per share for a term of three years. Each repricing right entitled the holder to receive a number of additional shares of Class A common stock for no additional consideration according to a formula based on the lowest closing bid price of the Company's Class A common stock during a 15 day period. On February 14, 2000, the repricing rights were exercised and the Company issued an additional 114,214 shares of Class A common stock.

14. STOCK OPTIONS AND WARRANTS

Common Stock Options - In 1998, the Company's board of directors and shareholders approved the 1998 Stock Option and Incentive Plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance was 250,000. In 2000, the Company's board of directors approved an increase in the number of shares under the Plan from 250,000 to 500,000. As of December 31, 2002, shares available for grant under this plan were 7,544.

In 1997, the Company's board of directors approved the 1997 Stock Option and Incentive Plan for directors, employees and other persons acting on behalf of the Company, under which the aggregate number of shares authorized for issuance is 187,500. As of December 31, 2002, shares available for grant under this plan were 97,442.

In 1996, the Company's board of directors and shareholders approved the 1996 Directors' Stock Option Plan, under which the aggregate number of shares of Class A common stock authorized for issuance is 135,000. The plan provides that each director shall receive options to purchase 5,000 shares of Class A common stock for services rendered as a director during each entire calendar year or portion of a calendar year in excess of six months. The exercise price of such options is the closing market price of the Class A common stock on the date the options are granted. The option term is 10 years from date of grant. As of December 31, 2002, shares available for grant under this plan were 65,000.

In 1996, the Company's board of directors approved a Long-Term Stock Investment and Incentive Plan for officers, key employees and other persons acting on behalf of the Company under which the aggregate number of shares authorized for issuance is 22,500. The exercise price of these options is the closing market price of the Class A common stock on the date the options are granted. The term of the plan is 10 years and options are subject to a three-year vesting schedule, pursuant to which one-third of the total number of options granted may be exercised each year. As of December 31, 2002, shares available for grant under this plan were 22,125.

In 1999, the Company granted options to purchase 10,000 shares of Class A common stock to new members of the board of directors, waiving the requirement that they serve for six months prior to such granting. In 2002 and 2001, options to purchase 25,000 shares and 37,500 shares, respectively, of Class A common stock, were issued to directors who were also executive officers of the Company for compensation and other services rendered to the Company.

A summary of options granted under the Company's various stock option plans for the years ended December 31, 2002,

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2001 and 2000 is presented below:


                                                 2002                          2001                          2000
                                        -------------------------  -----------------------------  ------------------------------
                                                       Weighted                         Weighted                     Weighted
                                                        Average                         Average                       Average
                                          Stock        Exercise         Stock           Exercise          Stock      Exercise
                                         Options         Price         Options           Price           Options       Price
                                        -----------  ------------  --------------  -------------  --------------  --------------
Outstanding at beginning of the year        601,970  $    73.60        496,443     $  118.80          358,898     $ 162.40
     Granted                                157,225        3.20        203,374          8.80          177,902        26.00
     Exercised                                    -        -              (875)        15.60          (23,467)       40.00
     Forfeited or canceled                (124,543)       27.20        (96,971)       169.20          (16,889)      183.60
                                        -----------                --------------                 --------------
Outstanding at end of the year              634,652       65.60        601 971         73.60          496,444       118.80
                                        ===========                ==============                 ==============
Exercisable at the end of the year          443,183  $    90.80        424,548     $  100.00          473,075     $ 122.80
                                        ===========                ==============                 ==============

A summary of options outstanding and options exercisable under the Company's various stock option plans at December 31, 2002 is presented below:






                         Options Outstanding                                      Options Exercisable
------------------------------------------------------------------------    -----------------------------------
                                           Weighted
                                           Average         Weighted                              Weighted
                                          Remaining        Average                                Average
      Range of            Number         Contractual       Exercise              Number          Exercise
  Exercise Prices      Outstanding           Life           Price             Exercisable          Price
-------------------- ----------------  -------------     ---------------    ------------------  ---------------
   $ 2.00 - 7.60              238,284     9.0 years         $     4.40                 75,047       $   4.80
    8.40 - 35.60              112,403     7.5 years              14.00                 89,000          13.20
   40 00 - 71.20              136,491     6.8 years              44.00                131,662          44.40
   130.00 - 206.40             54,850     3.9 years             164.40                 54,850         164.40
   240.00 - 340.00             92,625     4.5 years             257.60                 92,625         257.60
                     ----------------                                       -----------------
  $ 2.00 - 340.00             634,625     7.2 years              65.60                443,183          90.80
                     ================                                       =================


The weighted average fair value of options granted during the years ended December 31, 2002, 2001 and 2000 were $3.20, $7.60 and $25.60, respectively.

The fair value of options and warrants is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during 2001, 2000 and 1999:


                             2002        2001        2000
                            ------      ------      -----
Risk-free interest rate      4.99%       4.66%       6.08%
Expected dividend yield      0.0%        0.0%        0.0%
Expected exercise lives     5 years     5 years     5 years
Expected volatility          137%        132%        130%

The estimated fair value of options granted is subject to the assumptions made, and if the assumptions were to change the estimated fair value amounts could be significantly different.

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Warrants - A summary of warrants granted by the Company during the years ended December 31, 2002, 2001 and 2000 is presented below:


                                                 2002                       2001                      2000
                                        ----------------------     ----------------------    -------------------------
                                                    Weighted                   Weighted                    Weighted
                                                    Average                    Average                      Average
                                                    Exercise                   Exercise                    Exercise
                                          Shares     Price           Shares     Price          Shares         Price
                                        ----------- ----------     ----------- ----------    ----------  -------------
Outstanding at beginning of the year        71,875  $    82.40         86,750  $    82.40       75,625   $     108.40
     Granted                                    --          --          6,250       13.20       23,625          37.20
     Exercised                                  --          --             --          --       (7,500)         37.20
     Forfeited                             (20,625)     249.60        (21,125)      36.80       (5,000)        325.20
                                         ----------                 ----------               ----------
Outstanding at end of the year              51,250       25.60         71,875       90.00       86,750          82.40
                                         =========                  =========                =========
Exercisable at end of the year              51,250       25.60         71,875       90.00       86,750          82.40
                                         =========                  =========                =========

Stock Appreciation Rights - The option plans described above also provide for stock appreciation rights that allow the grantee to receive shares of Class A common stock equivalent in value to the difference between the designated exercise price and the fair market value of Class A common stock at the date of exercise. In 2000, stock appreciation rights related to 10,000 outstanding stock options with a weighted average exercise price of $47.20 were exercised resulting in the recording of $628,000 of selling, general and administrative expense. As of December 31, 2001, there were options to purchase 833 shares of Class A common stock outstanding which provided for stock appreciation rights. However, these options and the related stock appreciation rights expired during 2002.

15.  RELATED-PARTY  TRANSACTIONS

Purchase of Technology Rights - In February 2000, the Company entered into an agreement to purchase from an executive officer and director of the Company, all of his rights and interests in certain methods and apparatus for

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


integrated voice and pen input for use in computer systems. In payment for this technology, the Company granted the executive officer warrants to purchase 15,000 shares of the Company's Class A common stock at an exercise price of $40.00 per share. The warrants expire on February 10, 2010, and were valued at $474,000 using a Black-Scholes option pricing model. This amount was recorded as in-process research and development expense in 2000. Also, the Company granted the executive officer the right to repurchase the technology from the Company at fair market value if the Company subsequently determines not to commercialize the technologies.

SCC Asset Management Inc. - SCC Asset Management, Inc. ("SCC"), formerly Studdert Companies Corp., is a Utah corporation that previously provided investment and management services to the Company. Two of the officers, directors and owners of SCC are directors and executive officers of the Company. A third officer, director and owner of SCC is a former director and executive officer of the Company. The Company rents office space under subleases from SCC. Payments under the leases are guaranteed by three officers, owners and directors of SCC noted above. The subleases require monthly payments of $10,368. Expenses relating to the sublease amounted to $137,166 in 2002, $149,261 in 2001, and $111,196 in 2000. During October 2002, the Company assumed SCC's lease obligation. The leases were terminated effective February 2003. On March 18, 2003, the Company executed a promissory note with Zions Securities, the lessor, in the amount of $113,768 covering outstanding lease payments. The note bears interest at 10% and is payable in monthly installments of $3,000 commencing April 10, 2003.

Other Transactions - In December 1999, the Company issued warrants to purchase 6,250 shares of the Company's Class A common stock to a law firm which provides legal services to the Company having a weighted-average exercise price of $12.40 and a term of five years. During 2002, 2001 and 2000, the Company incurred expenses of approximately $756,599, $847,000, and $505,000, respectively, to the law firm for services provided to the Company.

16.  RESEARCH AND PRODUCT DEVELOPMENT

Synergetics - Prior to March 1997, the Company's ARS and TTS research and development activities were conducted solely by Synergetics, pursuant to product development and assignment contracts (collectively, the "Synergetics Agreement"). Under that arrangement, Synergetics provided personnel and facilities, and the Company financed the Synergetics research and development activities on an as-required basis and the Company was obligated to pay to Synergetics a royalty of 10 percent (the "Royalty") of net revenues from sales of products incorporating Synergetics' "VoiceBox" technology as well as technology derivatives thereof. In 2000, the Company and Synergetics entered into a modification agreement whereby the Company paid Synergetics $28,000 to cancel the obligation of the Company to pay the Royalty. Under the terms of the Synergetics Agreement, as modified, the Company incurred no expenses in 2002 and 2001 and $28,000 in 2000 for research and development efforts. The Company has no further obligations to Synergetics.

Adiva - During 1998 and 1999, the Company utilized the research and development services of Adiva. The president of Adiva is also the president of Synergetics and IMC2. In 2000, the Company terminated its relationship with Adiva and made a final payment of $85,000 in settlement of the relationship.

IMC2 - In March 1998, the Company entered into a professional services agreement with IMC2, a research and development entity, to provide assistance to the Company in the continuing development of specific ASR technologies. The president of IMC2 is also the president of Synergetics and Adiva. The agreement was for an initial term of 36 months and required the Company to make monthly payments of $22,000. In February 2001, the Company and IMC2 agreed to extend the contract on a month-to-month basis. Under the terms of the agreement, the Company expended $282,000 in 2002, $391,000 in 2001, and $264,000 in 2000 for
research and development efforts provided by IMC2.

Advocast - In July 1997, the Company entered into an arrangement with Advocast, Inc. ("Advocast"), an Internet research and development entity, whereby Advocast assisted the Company in development of technologies to create and locate searchable databases on the Internet through the use of interactive video and voice technologies. Under the terms of the arrangement, the Company paid $816,750 in 1998 and $705,005 in 1997 for Advocast research and development

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


efforts.

On November 25, 1998, Advocast issued 60,200 shares of Advocast Series A 6% convertible preferred stock ("Advocast Preferred Stock") to the Company and the chief executive officer of the Company became a director of Advocast. The Advocast Preferred Stock, if converted to Advocast common stock, represented less than 20 percent of the total outstanding shares of Advocast voting common stock. Advocast is a development stage company with minimal operations and no market for its stock. As a result, there was substantial uncertainty as to the value of the Advocast Preferred Stock and the Company did not record a value for the Advocast shares in its consolidated financial statements.

On February 26, 2001, Fonix agreed to provide to Advocast an additional $100,000 of financing under the terms of a six percent secured convertible debenture due February 26, 2002. Fonix advanced $57,498 under the debenture. The debenture was convertible into shares of Advocast common stock at a rate of $8.62 per share at the option of Fonix. Furthermore, Fonix had the right to convert its Advocast Preferred Stock into additional principal under the debenture at a rate of $25 per share of Advocast Preferred Stock. If converted, the resulting balance due under the debenture was subject to the same terms of conversion into Advocast common stock or became due and payable six months following the original due date of the convertible debenture. Advocast and Fonix also agreed that Advocast would provide consulting services to Fonix for development of Internet applications of the Company's technologies. The term of the agreement was three months and could be renewed at the Company's option for an additional three months. Fonix paid $30,000 to Advocast pursuant to the consulting agreement.

On June 18, 2001, Fonix canceled the debenture, terminated the consulting agreement, agreed that Advocast could redeem the Advocast Preferred Stock owned by Fonix and issued warrants to Advocast for the purchase of 6,250 shares of Fonix Class A common stock at an exercise price of $13.20 per share in return for a perpetual, fully paid-up, nonexclusive license to certain technology developed by Advocast for Internet speech applications. The warrants were valued using the Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate 4.2%, expected dividend yield of 0%, volatility of 130%, and expected life of 3.0 years. The $10.00 fair value per share or $62,500 was recorded as product development costs on the date of the transaction. Fonix has no further obligation to provide funding, management consultation and development services, or technology to Advocast.

17.  INCOME TAXES

At December 31, 2002 and 2001, net deferred income tax assets, before considering the valuation allowance, totaled $44,495,738 and $37,549,884, respectively. The amount of and ultimate realization of the benefits from the deferred income tax assets is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. The Company has established a valuation allowance for all deferred income tax assets not offset by deferred income tax liabilities due to the uncertainty of their realization. The net change in the valuation allowance was an increase of $6,945,854 for 2002 and $7,390,463 for 2001.

At December 31, 2002, the Company has unused federal net operating loss carryforwards available of approximately $109,273,000 and unused state net operating loss carryforwards of approximately $100,553,000 which may be applied against future taxable income, if any, and which expire in various years from 2008 through 2022. The Internal Revenue Code contains provisions which likely will reduce or limit the availability and utilization of these net operating loss carryforwards. For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place. The Company has not performed an analysis to determine whether any such limitations have occurred.

The temporary differences and carryforwards which give rise to the deferred income tax assets as of December 31, 2002 and 2001 are as follows:

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Deferred income tax assets:                             2002               2001
                                                    ---------------   ---------------
      Net operating loss carryforwards:
            Federal                                 $    37,152,792   $    31,039,516
            State                                         3,318,246         2,724,704
      Research and development credits                    2,389,974         2,366,311
      Impairment of convertible note receivable             415,463                --
      Accrued liabilities                                   816,201           800,197
      Deferred revenues                                     288,241           389,515
      Other                                                 114,821           229,641
                                                    ---------------   ---------------
      Total deferred income tax assets valuation
      allowance                                          44,495,738        37,549,884
      Valuation allowance                               (44,495,738)      (37,549,884)
                                                    ---------------   ---------------
      Net deferred income tax assets                $            -    $            -
                                                    ===============   ===============

A reconciliation of income taxes at the federal statutory rate to the Company's effective rate is as follows:

                                                                         Year Ended December 31,
                                                                       2002       2001        2000
                                                                   ----------  ----------  ----------
       Federal statutory income tax rate                             34.0 %      34.0 %      34.0 %
       State and local income tax rate, net of federal benefit        3.3         3.3         3.3
       Non-deductible items                                          (2.5)      (14.0)      (14.8)
       Valuation allowance                                          (34.8)      (22.3)      (22.2)
                                                                   ----------  ----------  ----------
       Effective income tax rate                                      0.0 %       0.0 %       0.3 %
       -------------------------                                   ==========  ==========  ==========



18.  COMMITMENTS AND CONTINGENCIES

Executive Employment Agreements - The Company has employment agreements with two executive officers that were initiated November 1, 1996 and amended effective January 31, 2000 to extend the term of the agreements and reduce the base compensation. The current annual base salary for each executive officer is $309,400 and may be adjusted upward in future years as deemed appropriate by the Company's board of directors. During 2002, the executive officers agreed to accept reduced cash compensation pursuant to the Company's 2002 Employee Compensation Plan (See Note 22 below). The expiration date of the agreements is December 31, 2005. In July 2000, as compensation for extending the term of each agreement at a compensation level less than provided in the original agreement, each executive was granted options to purchase 35,000 shares of the Company's Class A common stock at an exercise price of $40.04. These options vested immediately and expire on July 19, 2010.

In the event that, during the contract term, both a change of control occurs, and within six months after such change in control occurs, the executive's employment is terminated by the Company for any reason other than cause, death, or retirement, the executive shall be entitled to receive an amount in cash equal to all base salary then and thereafter payable within 30 days of termination.

Another executive officer of the Company resigned in January 1999 and his employment agreement was canceled. He subsequently entered into a separation agreement pursuant to which he was paid $250,000 per year for the years ended December, 31, 2000 and 2001, and $100,000 for the year ended December 31, 2002. The Company has no further obligations to this former executive.

During 2000, the Company entered into employment contracts with two other executive officers which expire in January 31, 2003. At expiration, these agreements were extended to December 31, 2003. The minimum annual salaries required by these agreements total $460,000. The executive employees are also entitled to other normal benefits extended to executives and employees of the Company. In the event that, during the contract term, both a change of control occurs and, within six months after such change in control was to occurs, the executive officers' services are terminated by the Company for any reason other than cause, death or retirement, the executive officers shall be entitled to receive an

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


amount in cash equal to all base salary then and thereafter payable within 30 days of termination. The agreements contain non-disclosure, confidentiality, non-solicitation and non-competition clauses. Under the terms of the non-competition clause, each executive has agreed that for a period of 18 months after the termination of his employment with the Company the executive will not engage in any capacity in a business which competes with or may compete with the Company.

Professional Services Agreements - In 2001, the Company entered into a professional services agreement with a marketing consultant. The terms of the agreement require monthly payments of $20,000 for a period of 24 months. Also, in connection with the agreement, the Company issued options to purchase 12,500 shares of Class A common stock. Because the Company can cancel the agreement and all the services have yet to be provided, the measurement date for the options has yet to be determined, and the options will be revalued throughout the term of the agreement. At December 31, 2002 the options were valued at $1.20 per share using the Black-Scholes option pricing model assuming: a risk-free interest rate of 4.62 percent; expected dividend yield of 0 percent; expected exercise life of five years; and expected volatility of 130 percent. The resulting amount was recorded as deferred consulting expense has been fully amortized at Decembe 31, 2002.

In July 2000, the Company entered into professional services agreements with two consulting firms. In connection with these agreements, the Company issued a total of 25,000 shares of Class A common stock. The stock was valued at $1,015,600 using the fair value of the Class A common stock on the date each contract commenced and was recorded as deferred consulting expense and amortized as general and administrative expense over the period of service.

In May 2000, the Company issued 6,250 shares of Class A common stock (having a market value of $312,500 at that date) to an unrelated third party in consideration for services rendered in connection with equity financing transactions.

In January 2000, the Company issued warrants to purchase 7,500 shares of Class A common stock for services rendered by a professional services firm. The warrants have a three-year life, exercise prices ranging from $11.20 to $50.00 per share and vested during the year ended December 31, 2000.

In December 1999, the Company entered into professional services agreements with two consulting firms. In connection with these agreements, the Company issued 25,000 shares of Class A common stock. The stock was valued at $375,000 using the fair value of the Class A common stock on the date each contract commenced which amount was recorded as deferred consulting expense and amortized as general and administrative expense over the period of service in 2000 and 1999.

In December 1999, the Company issued warrants to purchase 25,000 shares of Class A common stock to professional advisors and consultants. The warrants were valued at $10.40 per share using the Black-Scholes option pricing model assuming a risk-free interest rate of 6.33 percent, expected dividend yield of 0 percent; expected exercise life of five years, and expected volatility of 130 percent. The resulting amount was recorded as deferred consulting expense and amortized as general and administrative expense over the period of service in 2000.

Babel Infovox AB ("Infovox") is a Swedish telecommunications company that has developed multiple language capability for integration into TTS applications. In October 2000, the Company entered into a revenue sharing arrangement with Infovox that provides that Fonix will pay a percentage of revenue to Infovox for Fonix licenses of TTS technology that include languages other than American English provided by Infovox. In connection with this agreement, the Company has made prepayments of $20,000, against which payments due to Infovox are credited. Through December 31, 2002, the Company had credited $3,529 against this prepayment.

Operating Lease Agreements - The Company leases certain facilities and equipment used in its operations. The amount of commitments for non-cancelable operating leases in effect at December 31, 2002, were as follows:

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     Year ending December 31,
                2003                       $    582,642
                2004                            317,296
                2005                             12,597
                                         --------------
                                           $    912,535

The Company incurred rental expense, net of subleases, of $663,310, $627,304, and $413,382 during 2002, 2001, and 2000, respectively, related to these leases. As of March 21, 2003, the Company has outstanding lease payments due under these leases of approximately $413,000.

Effective May 14, 1999, the Company entered into an agreement to sublease 10,224 square feet of its Draper, Utah facility to an unrelated third party. The agreement required the sublessee to pay $13,961 per month, or approximately 40 percent of the Company's monthly obligation under the primary lease agreement. The sublease agreement expired December 31, 2000.

Effective May 25, 1999, the Company entered into an agreement to sublease its Cupertino, California facility to an unrelated third party. The agreement requires the sublessee to pay $331,651 per month through May 31, 2003.

Forgiveness of Trade Payables and Accrued Interest - The Company negotiated reductions in amounts due various trade vendors amounting to $78,864 in 2000. These amounts have been accounted for as an extraordinary item in the accompanying consolidated statements of operations.

19. LITIGATION

The Company is involved in various claims and proceedings arising in the ordinary course of business. Management believes, after consultation with legal counsel, that the ultimate disposition of these matters will not materially impact the consolidated financial position, liquidity or results of operations of the Company.

20.  EMPLOYEE PROFIT SHARING PLAN

The Company has a 401(k) profit sharing plan covering essentially all of its full-time employees. Under the plan, employees may reduce their salaries, in amounts allowed by law, and contribute the salary reduction amount to the plan on a pretax basis. The plan also allows the Company to make matching and profit sharing contributions as determined by the board of directors. To date, no matching or profit sharing contributions have been made by the Company.

21.  SIGNIFICANT CUSTOMERS

Of the Company's revenues for 2002 and 2001, $3,057,199 and $567,411 were from sources in the United States and $7,520 and $14,273 were from South Korea. All of the Company's revenues for 2000 were sourced from the United States. During 2002, DynaVox Systems accounted for 13.3% or $406,348 and Epson accounted for 13.2% or $404,545 of the Company's total revenues. In 2001, no single customer generated more than 10 percent of the Company's total revenue. Of the $656,853 of revenues in 2000, $125,000 was from Motorola and $87,250 was from NuvoMedia, Inc.
 No other customer accounted for more than 10 percent of the Company's total revenues for the years presented.

22.  SUBSEQUENT EVENTS

Convertible Note Receivable - Subsequent to December 31, 2002, the Company entered into an agreement to terminate the revolving line of credit and convertible promissory note with Unveil (See Note 4 above). In full payment of the balance due under the note, the Company received a payment of $410,000 and 1,863,636 shares of Unveil's Series A Preferred Stock. Accordingly, the Company reversed a portion of the write-off taken in the third quarter equal to the

                       Fonix Corporation and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

amount subsequently received in January 2003. The Company did not place a value on the Preferred Stock due to Unveil's overall financial condition.

Third Equity Line - In January 2003, the Company's registration statement covering the third equity line was declared effective by the SEC. Through March 21, 2003, the Company received $2,500,000 in funds drawn under the Third Equity Line, less commissions and fees of $64,150, and issued 3,541,412 shares of Class A common stock to the Equity Line investor. The shares were issued without registration under the 1933 Act in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. The resales of the shares by the Equity Line investor were subsequently registered under registration statements on Form S-2.

Series D Debentures - As of March 26, 2003, the outstanding balance on the Series D Debentures was $607,067. The Company has made payments on the Debentures of $669,350 during 2003. Breckenridge has also converted a principal amount of $242,933 and was issued 627,086 shares.

Special Meeting of Shareholders - On March 24, 2003, the Company held a Special Meeting of Shareholders in Salt Lake City, Utah. The record date for the meeting was February 7, 2003, on which date there were 15,915,367 shares of the Company's Class A common stock issued, of which 2,020,750 shares were held as collateral under escrow agreements and were not entitled to vote.

The first matter voted upon at the special meeting was the approval of the Board of Directors' selection of Hansen, Barnett & Maxwell as the Company's independent public accountants for the fiscal year ending December 31, 2002. The results of the voting were 11,343,679 shares in favor, 185,011 shares against, and 152,555 shares withheld or abstaining.

The second matter voted upon at the special meeting was to consider and act upon a proposed amendment to the Company's certificate of incorporation to effect a reverse stock split of the Company's Class A common stock at a ratio of one share for forty shares. The results of the voting were 10,385,475 shares in favor, 1,240,197 shares against, and 55,573 shares withheld or abstaining. The anticipated effective date of the reverse stock split is April 4, 2003.


U.S. Department of Labor Settlement Agreement - On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages not paid to former and current employees during 2002. Under this agreement the Company will pay all amounts owed in twenty-four installment payments to each former and current employee. The first installment payment is due May 1, 2003. The remaining payments are due on the first day of each month, until paid in full. If any of the installment payments are more than fifteen days late, the entire balance may become due and payable.

Employees may elect to receive a portion of their wages in registered shares of the Company's Class A common stock. However, the amount that represents minimum wage and overtime, if any, as defined in the Fair Labor Standards Act of 1938, may not be paid with the Company's Class A common stock.

                         QUARTERLY FINANCIAL INFORMATION

                                                                                                     Page


           Condensed Consolidated Balance Sheets - As of June 30, 2003 and December 31, 2002            2

           Condensed Consolidated Statements of Operations and Comprehensive Loss for the
               Three Months and Six Months Ended June 30, 2003 and 2002                                 3

           Condensed Consolidated Statements of Cash Flows for the Three Months and Six Months
               Ended March 31, 2003 and 2002                                                            4

           Notes to Condensed Consolidated Financial Statements                                         6


                                Fonix Corporation
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                                                     June 30        December 31,
ASSETS                                                                                                2003              2002
------                                                                                           ----------------  ---------------

Current assets:
      Cash and cash equivalents                                                                  $           772   $       23,739
      Accounts receivable                                                                                      -           26,974
      Convertible note receivable                                                                              -          402,765
      Inventory                                                                                           32,338           51,937
      Prepaid expenses and other current assets                                                          170,258          185,429
                                                                                                 ----------------  ---------------

           Total current assets                                                                          203,368          690,844

Property and equipment, net of accumulated depreciation of $1,842,404 and
        $1,671,809, respectively                                                                         440,248          625,448

Investment in and note receivable from affiliate, net of unamortized discount of $0
        and $58,548, respectively                                                                      1,078,369        1,259,320

Intangible assets, net of accumulated amortization of $0 and $299,457, respectively                            -        1,191,585

Goodwill, net of accumulated amortization of $2,295,598                                                2,631,304        2,631,304

Other assets                                                                                              48,224          124,979
                                                                                                 ----------------  ---------------

           Total assets                                                                          $     4,401,513   $    6,523,480
                                                                                                 ================  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Series D Debentures, net of unamortized discount of $0 and $582,630, respectively          $       443,154   $      917,370
      Note payable to affiliate                                                                        1,000,000        1,000,000
      Note payable                                                                                             -          250,000
      Notes payable - related parties                                                                    493,175          493,175
      Current portion of notes payable other                                                             101,434           75,000
      Accrued payroll and other compensation                                                           7,599,653        5,265,809
      Accounts payable                                                                                 3,987,982        3,083,425
      Accrued liabilities                                                                              1,513,967        1,737,267
      Accrued liabilities - related parties                                                            1,443,300        1,443,300
      Bank overdraft                                                                                     142,047                -
      Deferred revenues                                                                                  765,826          854,248
                                                                                                 ----------------  ---------------

           Total current liabilities                                                                  17,490,538       15,119,594
                                                                                                 ----------------  ---------------

Long-term portion of notes payable, net of current portion                                                83,213                -
Long-term borrowings                                                                                       8,827            3,312
                                                                                                 ----------------  ---------------

           Total long-term liabilities                                                                    92,040            3,312

           Total liabilities                                                                          17,582,578       15,122,906
                                                                                                 ----------------  ---------------

Commitments and contingencies (Notes 1, 3, 4, 5, 6, 7, 8, 9 and 12)

Stockholders' deficit:
      Preferred stock, $0.0001 par value; 50,000,000 shares authorized; Series
           A, convertible; 166,667 shares outstanding
               (aggregate liquidation preference of $6,055,012)                                          500,000          500,000
      Common stock, $0.0001 par value; 800,000,000 shares authorized;
           Class A voting, 19,652,488 and 12,306,333 shares outstanding, respectively                      1,965            1,230
           Class B non-voting, none outstanding                                                                -                -
      Additional paid-in capital                                                                     186,822,925      183,514,560
      Outstanding warrants to purchase Class A common stock                                            1,334,000        1,360,000
      Cumulative foreign currency translation adjustment                                                  23,217           31,704
      Accumulated deficit                                                                           (201,863,172)    (194,006,920)
                                                                                                 ----------------  ---------------

           Total stockholders' deficit                                                               (13,181,065)      (8,599,426)
                                                                                                 ----------------  ---------------

           Total liabilities and stockholders' deficit                                           $     4,401,513   $    6,523,480
                                                                                                 ================  ===============


     See accompanying notes to condensed consolidated financial statements.

                                Fonix Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                                   (Unaudited)

                                                                 Three Months Ended              Six Months Ended
                                                                     June 30,                        June 30,
                                                           -----------------------------   -----------------------------
                                                               2003            2002            2003            2002
                                                           -------------   -------------   -------------   -------------


Revenues                                                   $    631,733    $    679,197    $  1,221,403    $    977,981
Impairment loss on capitalized software technology             (821,986)              -        (821,986)              -
Cost of revenues                                               (102,691)       (166,424)       (182,908)       (210,528)
                                                           -------------   -------------   -------------   -------------

     Gross (loss) profit                                       (292,944)        512,773         216,509         767,453
                                                           -------------   -------------   -------------   -------------

Expenses:
     Selling, general and administrative                      1,518,536       3,391,649       3,769,234       6,623,467
     Impairment loss on intangible assets                       302,100               -         302,100               -
     Product development and research                         1,083,770       2,590,988       2,758,883       4,714,724
                                                           -------------   -------------   -------------   -------------

        Total expenses                                        2,904,406       5,982,637       6,830,217      11,338,191
                                                           -------------   -------------   -------------   -------------

Loss from operations                                         (3,197,350)     (5,469,864)     (6,613,708)    (10,570,738)
                                                           -------------   -------------   -------------   -------------

Other income (expense):
     Interest income                                             10,045          68,386          10,045          96,321
     Interest expense                                          (322,227)        (47,759)     (1,063,862)       (105,508)
                                                           -------------   -------------   -------------   -------------

        Total other income (expense), net                      (312,182)         20,627      (1,053,817)         (9,187)
                                                           -------------   -------------   -------------   -------------

Loss from operations before equity in net
        loss of affiliate                                    (3,509,532)     (5,449,237)     (7,667,525)    (10,579,925)

Equity in net loss of affiliate                                 (77,005)        (89,177)       (188,727)       (203,129)
                                                           -------------   -------------   -------------   -------------

Net loss                                                     (3,586,537)     (5,538,414)     (7,856,252)    (10,783,054)

Other comprehensive income (loss) -
        foreign currency translation                            (26,832)        (27,365)         (8,487)        (28,237)
                                                           -------------   -------------   -------------   -------------

Comprehensive loss                                         $ (3,613,369)   $ (5,565,779)   $ (7,864,739)   $ (10,811,291)
                                                           =============   =============   =============   =============


Basic and diluted net loss per common share                $      (0.19)   $      (0.47)   $      (0.48)   $      (1.00)
                                                           =============   =============   =============   =============


     See accompanying notes to condensed consolidated financial statements.

                                Fonix Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                                            Six Months Ended
                                                                                                June 31,
                                                                                     -------------------------------
                                                                                         2003             2002
                                                                                     --------------  ---------------
Cash flows from operating activities:
      Net loss                                                                       $  (7,856,252)  $  (10,783,054)
      Adjustments to reconcile net loss to net cash
        used in operating activities:
         Non-cash compensation expense related to issuance of stock options                      -                -
         Additional compensation expense related to issue of stock options
                and common stock                                                                 -           11,944
         Accretion of discount on note receivable from affiliate                            (7,776)          (9,036)
         Accretion of discount on note payable to affiliate                                      -           34,193
         Accretion of discount on note payable                                                   -           28,143
         Amortization of investment in affiliate                                            83,652                -
         Accretion of discount on Series D Debentures                                      867,730                -
         Impairment loss on intangible assets                                            1,124,085                -
         Depreciation and amortization                                                     252,700          257,973
         Equity in net loss of affiliate                                                   105,075          203,129
         Foreign exchange (gain)/loss                                                      (12,086)         (26,199)
         Changes in assets and liabilities:
           Accounts receivable                                                              26,974          (38,422)
           Interest and other receivables                                                   (2,181)               -
           Inventory                                                                        19,599            9,074
           Prepaid expenses and other current assets                                        17,352          (97,727)
           Other assets                                                                     76,755         (236,147)
           Accounts payable                                                              1,018,325          578,584
           Accrued payroll and other compensation                                        2,333,844                -
           Accrued liabilities                                                            (193,547)       1,683,440
           Accrued liabilities - related party                                                   -           (8,333)
           Deferred revenues                                                               (88,422)          84,943
           Bank overdraft                                                                  142,047                -
                                                                                     --------------  ---------------

         Net cash used in operating activities                                          (2,092,126)      (8,307,495)
                                                                                     --------------  ---------------

Cash flows from investing activities:
      Repayment of notes receivable                                                        402,765                -
      Issuance of notes receivable                                                               -         (805,000)
      Purchase of property and equipment                                                         -          (90,880)
      Proceeds from sale of Healthcare Solutions Group                                           -                -
                                                                                     --------------  ---------------

         Net cash provided by (used in) investing activities                               402,765         (895,880)
                                                                                     --------------  ---------------

Cash flows from financing activities:
      Proceeds from sale of Class A common stock, net                                    2,565,000       10,122,346
      Proceeds of note payable to related parties                                                -          358,308
      Receipt of common stock subscription receivable                                            -                -
      Payments on note payable to affiliate                                                      -         (550,000)
      Proceeds from long-term debt                                                           5,515                -
      Payments on Series D Debentures                                                     (650,000)               -
      Payments on note payable                                                            (250,000)        (870,000)
      Payments on other note payable                                                        (4,121)               -
      Principal payments on capital lease obligation                                             -          (19,767)
                                                                                     --------------  ---------------

         Net cash provided by financing activities                                       1,666,394        9,040,887
                                                                                     --------------  ---------------

Net (decrease) increase in cash and cash equivalents                                       (22,967)        (162,488)

Cash and cash equivalents at beginning of period                                            23,739          201,401
                                                                                     --------------  ---------------

Cash and cash equivalents at end of period                                           $         772   $       38,913
                                                                                     ==============  ===============




     See accompanying notes to condensed consolidated financial statements.

                                Fonix Corporation
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)




                                                                                             Six Months Ended
                                                                                                 June 30,
                                                                                       -----------------------------
Supplemental disclosure of cash flow information:                                          2003           2002
                                                                                       -------------- --------------

      Cash paid during the period for interest                                         $           -  $      79,547

Supplemental Schedule of Non-cash Investing and Financing Activities:

      For the Six Months Ended June 30, 2003:

        Issued 2,108,569 shares of Class A common stock in conversion of $406,846 of Series D Debentures principal and $26,154 of related accrued interest

        Issued 237,584 shares of Class A common stock valued at $285,100 as consideration for deferment of Series D Debentures; issuance of shares represented an increase to the discount to be amortized over the revised term of the Series D Debentures

        Converted $113,768 of accounts payable into a note payable


      For the Six Months Ended June 30, 2002:

        Warrants for the purchase of 450,000 shares of Class A common stock, valued at $696,000, expired.




     See accompanying notes to condensed consolidated financial statements.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements of Fonix Corporation and subsidiaries (collectively, the "Company" or "Fonix") have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the following disclosures are adequate to make the information presented not misleading.

These condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. The Company's business strategy is not without risk, and readers of these condensed consolidated financial statements should carefully consider the risks set forth under the heading "Certain Significant Risk Factors" in the Company's 2002 Annual Report on Form 10-K.

Operating results for the six months ended June 30, 2003, are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. The Company suggests that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's 2002 Annual Report on Form 10-K.

Business Conditions - The Company's revenues decreased from $679,197 for the three months ended June 30, 2002, to $631,733 for the three months ended June 30, 2003, and increased from $977,981 for the six months ended June 30, 2002, to $1,221,403 for the six months ended June 30, 2003. However, the Company has incurred significant losses since inception, including a net loss of $7,856,252 for the six months ended June 30, 2003. The Company incurred negative cash flows from operating activities of $2,092,126 during the six months ended June 30, 2003. As of June 30, 2003, the Company had an accumulated deficit of $201,863,172, negative working capital of $17,287,170, accrued employee wages of $7,599,653, and accounts payable over 60 days past due of $3,456,889. Sales of products and revenue from licenses based on the Company's technologies have not been sufficient to finance ongoing operations, although the Company has limited capital available under its equity line of credit. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon several factors, including the Company's success in (1) increasing license, royalty and services revenues,
(2) raising sufficient additional funding, and (3) minimizing operating costs. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Net Loss Per Common Share - Basic and diluted net loss per common share are calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. As of June 30, 2003 and 2002, there were outstanding common stock equivalents to purchase 897,732 and 804,740 shares of common stock, respectively, that were not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The following table is a reconciliation of the net loss numerator of basic and diluted net loss per common share for the three months and six months ended June 30, 2003 and 2002:


                                                                             Three months ended June 30,
                                                                      2003                                 2002
                                                             ---------------------------------   ------------------------------
                                                                                 Per Share                          Per Share
                                                                Amount             Amount             Amount         Amount
Net loss attributable to common stockholders                 $  (3,586,537)       $ (0.19)       $    (5,538,414)    $ (0.47)
                                                             ==============       ========       ===============     ========
Weighted average common shares outstanding                      18,588,478                            11,798,470
                                                             ==============                      ===============



                                                                              Six months ended June 30,
                                                                      2003                                 2002
                                                             ---------------------------------   ------------------------------
                                                                                 Per Share                          Per Share
                                                                Amount             Amount             Amount         Amount

Net loss attributable to common stockholders                 $  (7,586,252)       $ (0.47)       $   (10,783,054)    $ (1.00)
                                                             =============        ========       ===============     ========
Weighted average common shares outstanding                      16,507,323                            10,786,090
                                                             =============                       ===============

Imputed Interest Expense and Income- Interest is imputed on long-term debt obligations and notes receivable where management has determined that the contractual interest rates are below the market rate for instruments with similar risk characteristics (see Notes 3 and 5).

Comprehensive Loss - Other comprehensive loss presented in the accompanying condensed consolidated financial statements consists of cumulative foreign currency translation adjustments.

Recently Enacted Accounting Standards - In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity in which either (1) the equity investors do not have a controlling financial interest, or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 applies to variable interest entities created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. It also applies in the first fiscal year or interim period beginning after June 15, 2003, to VIEs in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

Revenue Recognition - The Company recognizes revenues in accordance with the provisions of Statement of Position No. 97-2, "Software Revenue Recognition" and related interpretations. The Company generates revenues from licensing the rights to its software products to end users and from royalties. It also generates service revenues

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

from the sale of consulting and development services.

Revenues of all types are recognized when contingencies such as conditions of acceptance of functionality, rights of return, and price protection are confirmed or can be reasonably estimated, as appropriate. Revenues from development and consulting services are recognized on a completed-contract basis when the services are completed and accepted by the customer. The completed-contract method is used because the contracts are either short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts. Revenue for hardware units delivered is recognized when delivery is verified and collection assured.

Revenue for products distributed through wholesale and retail channels and resellers is recognized upon verification of final sell-through to end users, after consideration of rights of return and price protection. Revenue for these products is recognized when the right of return on such products has expired, typically when the end user purchases the product from the retail outlet. Once the end user opens the package, it is not returnable unless the medium is defective. Price protection is offered to distributors in the event the Company reduces the price on any specific product. Such price protection is generally offered for a specific time period in which the distributor must make a claim. Resulting revenue recognized reflects the reduced price. Slotting fees paid by the Company for favorable placement in retail outlets are recorded as a reduction in gross revenues.

When arrangements to license software products do not require significant production, modification, or customization of software, revenues from licenses and royalties are recognized when persuasive evidence of a licensing arrangement exists, delivery of the software has occurred, the fee is fixed or determinable, and collectibility is probable. Post-contract obligations, if any, generally consist of one year of support including such services as customer calls, bug fixes, and upgrades. Related revenue is recognized over the period covered by the agreement. Revenues from maintenance and support contracts are also recognized over the term of the related contracts.

Revenues applicable to multiple-element fee arrangements are bifurcated among elements such as license agreements and support and upgrade obligations, using vendor-specific objective evidence of fair value. Such evidence consists primarily of pricing of multiple elements as if sold as separate products or arrangements. These elements vary based upon factors such as the type of license, volume of units licensed, and other related factors.

Deferred revenue at June 30, 2003, and December 31, 2002, consisted of the following:


                                                                                         June 30,             December 31,
Description                                   Criteria for Recognition                     2003                   2002
-----------                         ----------------------------------            ----------------------  --------------------
Deferred unit royalties             Delivery of units to end users or
and licence fees                    expiration of contract                        $             720,737   $            794,737
Deferred customer                   Expiration of period covered by
support                             support agreement                                            45,089                 59,511
                                                                                  ----------------------  --------------------
Total deferred revenue                                                            $             765,826   $            854,248
                                                                                  ======================  ====================

Cost of revenues from license, royalties, and maintenance consists of costs to distribute the product (including the cost of the media on which it is delivered), installation and support personnel compensation, amortization of capitalized speech software costs, licensed technology, and other related costs. Cost of service revenues consists of personnel compensation and other related costs.

Software technology development and production costs - All costs incurred to establish the technological feasibility of speech software technology to be sold, leased, or otherwise marketed are charged to product development and research expense. Technological feasibility is established when a product design and a working model of the

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

software product have been completed and confirmed by testing. Costs to produce or purchase speech software technology incurred subsequent to establishing technological feasibility are capitalized. Capitalization of speech software costs ceases when the product is available for general release to customers. Costs to perform consulting or development services applications are charged to cost of revenues in the period in which the corresponding revenues are recognized. Cost of maintenance and customer support is charged to expense when related revenue is recognized or when these costs are incurred, whichever occurs first.

Capitalized speech software technology costs are amortized on a product-by-product basis. Amortization is recognized from the date the product is available for general release to customers as the greater of (a) the ratio that current gross revenue for a product bears to total current and anticipated future gross revenues for that product, or (b) the straight-line method over the remaining estimated economic life of the products. Amortization is charged to cost of revenues.

The Company assesses unamortized capitalized speech software costs for possible write down on a quarterly basis based on net realizable value of each related product. Net realizable value is determined based on the estimated future gross revenues from a product reduced by the estimated future cost of completing and disposing of the product, including the cost of performing maintenance and customer support. The amount by which the unamortized capitalized costs of a speech software product exceed the net realizable value of that asset is written off.

Stock-based Compensation Plans - The Company accounts for its stock-based compensation issued to non- employees using the fair value method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 and related interpretations. Under SFAS No. 123, stock-based compensation is determined as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for these issuances is the earlier of the date at which a commitment for performance by the recipient to earn the equity instruments is reached or the date at which the recipient's performance is complete.

At June 30, 2003, the Company has stock-based employee compensation plans. The Company accounts for the plans under the recognition method and measurement principles of Accounting Principals Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and the related Interpretations. Had compensation expense for these options been determined in accordance with the method prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net loss per common share would have been increased to the pro forma amounts indicated below:

                                                                 Three Months Ended
                                                              June 30,           June 30,
                                                              2003               2002
                                                        ------------------ ------------------
      Net loss:
               As reported                              $      (3,586,537) $      (5,558,444)
                                                        ------------------ ------------------
               Deduct:

               Total stock-based employee compensation
               benefit (expense) determined under fair
               value based method for all awards, net
               of forfeitures                                        2,529          (119,181)
                                                        ------------------ ------------------
               Pro forma                                $                  $
                                                        ================== ==================
      Basic and diluted net loss per common share:
               As reported                              $           (0.19) $           (0.47)
      ------------------------------------------------- ------------------ ------------------
               Pro forma                                $           (0.19) $           (0.48)
      ------------------------------------------------- ------------------ ------------------

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


                                                                  Six Months Ended
                                                          June 30, 2003    June 30, 2002
                                                        ------------------ ------------------
      Net loss:
               As reported                              $      (7,856,252) $     (10,783,054)
                                                        ------------------ ------------------
                                     Deduct:

               Total stock-based employee compensation
               benefit expense determined under fair
               value based method for all awards                  (93,459)          (238,362)
                                                        ------------------ ------------------
               Pro forma                                $      (7,949,711) $     (11,021,416)
                                                        ================== ==================
      Basic and diluted net loss per common share:
               As reported                              $           (0.48) $           (1.00)
               Pro forma                                $           (0.48) $           (1.02)



Reclassifications - Certain reclassifications have been made in the prior period condensed consolidated financial statements to conform with the current period presentation.

2. CONVERTIBLE NOTES RECEIVABLE

On December 1, 2001, the Company, as the lender, established a revolving line of credit and received a convertible promissory note from Unveil Technologies, Inc. ("Unveil"), that permitted Unveil to draw up to $2,000,000 for operations and other purposes. Unveil is a developer of natural language understanding solutions for customer resource management ("CRM") applications. Fonix desired to obtain a license to Unveil's CRM applications when completed and made the loan to Unveil to facilitate and expedite the development and commercialization of Unveil's speech-enabled CRM software.

During the year ended December 31, 2002, Unveil drew $880,000 on the line of credit, bringing total draws on the line of credit to $1,450,000 as of December 31, 2002. Due to limited resources available to the Company, additional requests for funding by Unveil under the line of credit were not met. The Company estimated an impairment loss during the third quarter of 2002 in the amount of $1,523,842, consisting of the outstanding balance on the line of credit plus accrued interest thereon as of that date. The Company advanced an additional $60,000 to Unveil in October 2002. This advance was treated as a research and development expense.

During the first quarter of 2003, the Company entered into an agreement to terminate the revolving line of credit and satisfy the convertible promissory note with Unveil. In full settlement of the balance of $1,450,000 due under the note, the Company received a payment of $410,000 and 1,863,636 shares of Unveil's Series A Preferred Stock (the "Unveil Preferred Stock"). Accordingly, the Company adjusted the estimated impairment, recorded in the third quarter of 2002, such that the carrying amount of the note receivable was equal to the amount received in January 2003. The Company did not allocate value to the Unveil Preferred Stock due to Unveil's overall financial condition.


3. INVESTMENT IN AFFILIATE

In February 2001, the Company entered into a collaboration agreement with Audium Corporation ("Audium") to provide an integrated platform for generating Voice XML solutions for Internet and telephony systems. Audium is a mobile application service provider that builds and operates mobile applications that allow access to Internet information and to complete online transactions using any telephone. The Company is not presently pursuing any development or collaboration projects with Audium.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note Receivable - In connection with the collaboration agreement with Audium, in February and May 2001 the Company advanced an aggregate of $400,000 to Audium as a bridge loan under a note (the "Audium Note"). The Audium Note bears interest at a rate of five percent per year and has a term of four years. Additionally, the Audium Note is convertible into shares of Audium Series A Preferred Stock at a price of $1.46 per share in the event of (i) Audium's raising an additional $2,000,000 prior to October 6, 2002, (ii) Audium's merger or consolidation,
(iii) a qualified public offering of Audium's common stock, (iv) an event of default under a note payable from Fonix (see Fonix Note below), or (v) Audium's aggregate gross revenues for the months of January through June 2003 exceeding $1,000,000. The Audium Note is secured by Audium's intellectual property. Further, at the closing, Audium granted the Company a fully paid, worldwide, non-exclusive license to Audium's software to make, manufacture, and use the software and any derivative works if Audium declares bankruptcy or ceases to do business.

Management determined that a 12 percent annual interest rate better reflects the risk characteristics of the Audium Note. Accordingly, interest was imputed at 12 percent and the Audium Note was recorded at its original present value of $302,909. The Company is currently discussing the possibility of converting the remaining balance due under the Audium Note for additional shares of Audium's Common Stock.

Investment in Affiliate - In April 2001, the Company closed a stock purchase agreement with Audium, wherein the Company agreed to purchase up to $2,800,000 of Audium Preferred Stock at a price of $1.46 per share. At closing, the Company paid $200,000 in cash and gave Audium a non-interest bearing note (the "Fonix Note," discussed below under "Note Payable to Affiliate") for the remaining $2,600,000. Interest on the Fonix Note was imputed at 12 percent resulting in a present value of $2,370,348. The resulting purchase price of the Audium Preferred Stock was $2,570,348.

Each share of Audium Preferred Stock is convertible into one share of Audium's common stock. Holders of Audium Preferred Stock are entitled to eight percent cumulative dividends, a liquidation preference in excess of the original purchase price plus any declared but unpaid dividends, anti-dilution rights, and voting rights equal to the corresponding number of common shares into which it is convertible. The stock purchase agreement also entitles Fonix to elect one member of Audium's board of directors. Audium also granted Fonix certain registration rights after the closing of a public offering by Audium.

At closing, Audium issued 14 Audium Preferred Stock certificates to Fonix, each certificate for 136,986 shares, and delivered one certificate in exchange for the initial payment of $200,000. The remaining certificates are held by Audium as collateral for the Fonix Note under the terms of a security agreement. For each payment of $200,000 or multiple payments that aggregate $200,000, Audium will release to Fonix one certificate for 136,986 shares of Audium Preferred Stock.

The difference between the total purchase price of the Audium Preferred Stock and the Company's portion of Audium's net stockholders' deficit at the time of the purchase was $2,700,727, which was allocated to capitalized software technology. The excess purchase price allocated to the capitalized software technology was amortized on a straight-line basis over a period of eight years through December 31, 2001. After the impairment in the investment in Audium discussed below, the remaining excess purchase price was $1,008,002 and is being amortized over the remaining portion of the eight-year period.

The investment in Audium does not provide the Company with rights to any technology developed by Audium; the Company must obtain a license should it choose to do so. Also, the Company would not own an interest sufficient to control Audium if the Company were to convert the Audium Note to Audium Preferred Stock. As a result, management has determined that it is appropriate to account for the investment, which represents 26.7 percent of Audium's voting stock at June 30, 2003, under the equity method and not as a research and development arrangement.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Accordingly, for the six months ended June 30, 2003, the Company recognized a loss of $188,727, consisting of $105,075 to reflect the Company's share of Audium's net loss for the six months ended June 30, 2003, and $83,652 for the amortization of the difference between the purchase price of the Audium Preferred Stock and the Company's portion of Audium's net stockholders' deficit that is amortized on a straight-line basis over a period of eight years.

The fair value of this investment is determined based on Audium's estimated future net cash flows considering the status of Audium's product development. The Company evaluates this investment for impairment annually and more frequently if indications of decline in value exist. An impairment loss that is other than temporary is recognized during the period it is determined to exist. An impairment is determined to be other-than-temporary if estimated future net cash flows are less than the carrying value of the investment. If projections indicate that the carrying value of the investment will not be recoverable, the carrying value is reduced by the estimated excess of the carrying value over the estimated discounted cash flows. There is a reasonable possibility that in the near future estimated future cash flows from the investment in Audium could change and that the effect of the change could be material to the Company's financial position or results of operation.

At December 31, 2001, the Company assessed the realizability of the investment in Audium and the Company wrote down the investment by $823,275. The write-down was a result of a decrease in the estimated cash flows expected to be realized from the investment due to overall decline in the economy and the potential impact on related markets for Audium's products. As of June 30, 2003, no further write-down was deemed necessary based on the estimated future cash flows of the investment.

Note Payable to Affiliate - The Fonix Note is payable in 13 monthly installments of $200,000 beginning on June 1, 2001, and bears no interest unless an event of default occurs, in which case it will bear interest at 12 percent per year. Through June 30, 2003, payments amounting to $1,800,000 had been made under the Fonix note. At June 30, 2003, the Company had an outstanding balance of $1,000,000 due under the Fonix note. The Company and Audium are currently discussing the possibility that Fonix will return 684,930 shares of Audium's Preferred Stock in exchange for Audium's release of Fonix under the Fonix note. Audium has not declared Fonix to be in default under the terms of the Fonix Note.

Management determined that a 12 percent annual interest rate reflects the risk characteristics of the Fonix Note. Accordingly, interest has been imputed at 12 percent, and the Company recorded a present value of $2,370,348 for the Fonix Note.

4. GOODWILL AND INTANGIBLE ASSETS

Goodwill resulted from the purchase of assets from Force Computers, Inc., and from the acquisition of AcuVoice, Inc. The carrying value of goodwill remained unchanged at $2,631,304 during the six months ended June 30, 2003. During 2002, the Company engaged Houlihan Valuation Advisors ("Houlihan"), an independent valuation firm, to assess the Company's goodwill for impairment. The resulting appraisal indicated that goodwill was not impaired. The Company performed an internal valuation of goodwill at June 30, 2003 based on the same factors used by Houlihan, and determined that the carrying value of goodwill was not impaired. However, should the Company's marketing and sales plans not materialize in the near term, the realization of the Company's goodwill and other intangible assets could be severely and negatively impacted.

As of June 30, 2003, the Company modified its estimate of future cash flows to be provided by its intangible assets and determined that the carrying amount of intangibles was in excess of future cash flows provided by the intangibles. Accordingly, the Company recorded a charge of $1,124,085 during the quarter ended June 30, 2003, to fully impair the carrying value of the intangible assets.

The components of intangible assets were as follows at June 30, 2003, and December 31, 2002:

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


                                           June 30,
                                             2003                     December 31, 2002
                                         ------------- -----------------------------------------------
                                             Gross                                            Net
                                           Carrying     Gross Carrying      Accumulated     Carrying
                                            Amount          Amount          Amortization     Amount
                                         ------------- -----------------  ----------------- ----------
Speech software technology               $          -  $         978,582  $       (104,397) $  874,185
Customer relationships                              -            306,000           (30,600)    275,400
Patents                                             -            164,460          (164,460)          -
                                         ------------- -----------------  ----------------- ----------
    Total Amortizing Intangible Assets              -  $       1,449,042  $       (299,457)  1,149,585
                                         ------------- -----------------  -----------------

Indefinite-lived Intangible Assets
    Trademarks                                      -                                           42,000
                                         -------------                                      ----------

Total Intangible Assets                  $          -                                       $1,191,585
                                         -------------                                      ==========

5.  NOTE PAYABLE

On December 14, 2001, the Company entered into an Asset Purchase Agreement with Force Computers, Inc. ("Force"). As part of the consideration for the purchase price, Fonix issued a non-interest bearing promissory note on December 14, 2001, in the amount of $1,280,000. Installment payments under the note were due over the 12 month period following the date of purchase. Management determined that a seven percent annual interest rate reflects the risk characteristics of this promissory note. Accordingly, interest has been imputed at seven percent and the Company recorded a discount of $40,245 for the note payable. The Company recorded interest expense of $4,098 from the purchase date through December 31, 2001, $36,327 for the year ended December 31, 2002.

As collateral for the promissory note, 175,000 shares of the Company's Class A common stock were placed into escrow. Under the terms of the escrow, the shares were not to be released to Force unless the Company was delinquent or late with respect to any payment under the note. Also, under the terms of the Asset Purchase Agreement, Fonix was required to deposit all receipts from customers acquired in this transaction into a joint depository account. Fonix had the right to withdraw such funds; however, in the event of default on any payments to Force under the terms of the promissory note, Force had the right to withdraw funds from the depository account until the deficiency in payment was covered, at which time, Fonix could again have use of the funds. Through December 31, 2002, payments required under the note were made, except the final payment of $250,000, which remained outstanding at December 31, 2002. During the first quarter of 2003, additional payments amounting to $115,000 were made. The remaining balance was paid during the second quarter of 2003; however, the collateral shares of the Company's Class A common stock have not been released from the escrow.

6.  NOTES PAYABLE OTHER

During the second and third quarters of 2002, the Company entered into promissory notes with an unrelated third party in the aggregate amount of $75,000. These notes accrue interest at 18% annually and were originally due and payable with accrued interest during the second and third quarters of 2003. The Company and the lender agreed to extend the maturity date of the first $25,000 note to December 2003. The notes have a conversion feature that allows the holder to convert all or any portion of the principal amount and accrued interest into shares of the Company's Common Stock. The conversion price is calculated as the arithmetic average of the last closing bid price on each trading day during the five consecutive trading days immediately preceding the conversion. The value of the beneficial conversion option was not material.

During the first quarter of 2003, the Company entered into a promissory note with an unrelated third party in the aggregate amount of $113,768. This note accrues interest at 10% annually and requires monthly minimum payments of the greater of $3,000 or 2% of aggregate proceeds from the Company's Third Equity Line of Credit and subsequent Equity Lines of Credit until the note has been fully paid. Under the loan agreement, the Company may not sell or transfer assets outside of the ordinary course of business, or enter a transaction resulting in a change of control, without written permission from the creditor. Through June 30, 2003, principal payments totaling $4,121

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

were made under the promissory note.

7.  RELATED-PARTY NOTES PAYABLE

In connection with the acquisition of certain entities in 1998, the Company issued unsecured demand notes payable to former stockholders of the acquired entities in the aggregate amount of $1,710,000. Of the notes payable, $77,625 remained unpaid as of June 30, 2003. During 2000, the holders of these notes made demand for payment and the Company commenced negotiating with the holders of these notes to reduce the outstanding balance. No additional demands have been made and no payments have been made by the Company to the holders of these notes.

During 2002, two executive officers of the Company (the "Lenders") sold shares of the Company's Class A common stock owned by them and advanced the resulting proceeds amounting to $333,308 to the Company under the terms of a revolving line of credit and related promissory note. The funds were advanced for use in Company operations. The advances bear interest at 10 percent per annum, which interest is payable on a semi-annual basis. To date, the lenders have deferred all interest payments due from the Company. The entire principal, along with unpaid accrued interest and any other unpaid charges or related fees, was originally due and payable on June 10, 2003. The Company and the Lenders agreed to extend the maturity date of the note to December 10, 2003. Since December 11, 2002, all or part of the outstanding balance and unpaid interest can be converted at the option of the Lenders into shares of Class A common stock of the Company. The conversion price is the average closing bid price of the shares at the time of the advances. To the extent the market price of the Company's shares is below the conversion price at the time of conversion, the Lenders are entitled to receive additional shares equal to the gross dollar value received from the original sale of the shares. A beneficial conversion option of $14,917 was recorded as interest expense in connection with this transaction. The Lenders may also receive additional compensation as determined appropriate by the Board of Directors.

In October 2002, the Lenders pledged 30,866 shares of the Company's Class A common stock to the Equity Line Investor in connection with an advance of $182,676 to the Company under the Third Equity Line (see Note 10 below). The Equity Line Investor subsequently sold the pledged shares and applied $82,242 of the proceeds as a reduction of the advance. The value of the pledged shares of $82,242 was treated as an additional advance from the Lenders.

The aggregate advances of $415,550 are secured by the Company's intellectual property rights. As of June 30, 2003, the Lenders had deferred the interest payment due December 10, 2002, and had not converted any of the outstanding balance or interest into common stock.

8.  SERIES D CONVERTIBLE DEBENTURES

On October 11, 2002, the Company issued $1,500,000 of Series D 12% Convertible Debentures (the "Debentures"), due April 9, 2003, and 194,444 shares of Class A common stock to Breckenridge Fund, LLC ("Breckenridge"), an unaffiliated third party, for $1,500,000 before offering costs of $118,282. The outstanding principal amount of the Debentures is convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to the average of the two lowest closing bid prices of the Company's Class A common stock for the twenty trading days immediately preceding the conversion date multiplied by 90%.

The Company determined that Breckenridge had received a beneficial conversion option on the date the Debentures were issued. The net proceeds of $1,381,718, were allocated to the Debentures and to the Class A common stock based upon their relative fair values and resulted in allocating $524,445 to the Debentures, $571,111 to the related beneficial conversion option, $372,552 to the 194,444 shares of Class A common stock, less $86,390 of deferred loan costs. The resulting $975,555 discount on the Debentures and the deferred loan costs are being amortized over the term of the Debentures as interest expense.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In connection with the issuance of the Debentures, the Company issued, as collateral to secure its performance under the Debenture, 2,083,333 shares of Class A common stock (the "Collateral Shares"), which were placed into an escrow pursuant to an escrow agreement. Under the escrow agreement, the Collateral Shares will not be released to Breckenridge unless the Company is delinquent with respect to payments under the Debenture.

The Debentures were originally due April 9, 2003. However, the Company and Breckenridge agreed in January 2003 to modify the terms of the Debentures requiring the following principal payments plus accrued interest: $400,000 in January 2003; $350,000 in February 2003; $250,000 in March 2003; $250,000 in
April 2003; and $250,000 in May 2003. Additionally, the Company agreed to release 237,584 of the Collateral Shares to Breckenridge as consideration (the "Released Shares") to Breckenridge for revising the terms of the purchase agreement. The additional shares were accounted for as an additional discount of $285,100. The value of the shares on the date issued will be amortized over the modified term as interest expense. The Company did not make the last three payments as scheduled. Related interest expense recognized during the three months and six months ended June 30, 2003, was $249,251 and $867,730, respectively.

If Breckenridge declares the Company delinquent under the revised payment schedule, Breckenridge is entitled to receive a penalty of five percent of the then-outstanding principal amount of the Debentures, payable in cash or shares released from the Collateral Shares.

In connection with the issuance of the Debentures, the Company entered into a registration rights agreement in which the Company agreed to register the resale of the shares underlying the Debentures, the Collateral Shares, and the Released Shares. The Company filed a registration statement on Form S-2, which became effective February 14, 2003. Additionally, the Company filed another registration statement on July 2, 2003, which was declared effective on July 7, 2003, which included shares issuable to Breckenridge upon conversion of the Debentures. The Company is obligated to file such post-effective amendments as necessary to keep the registration statements effective as required by the registration rights agreement.

On March 26, 2003, the Company received a conversion notice from Breckenridge wherein Breckenridge converted a principal amount of $242,933, plus $20,067 of accrued interest under the Debentures. The Company subsequently issued 627,087 shares of the Company's Class A common stock. On May 9, 2003, the Company received a conversion notice from Breckenridge wherein Breckenridge converted a principal amount of $160,146, plus $9,854 of accrued interest under the Debentures. The Company subsequently issued 1,481,482 shares of the Company's Class A common stock. The outstanding principal balance due under the Debentures at June 30, 2003 was $443,154.

9. PREFERRED STOCK

The Company's certificate of incorporation allows for the issuance of preferred stock in such series and having such terms and conditions as the Company's board of directors may designate.

Series A Convertible Preferred Stock - At June 30, 2003, there were 166,667 shares of Series A convertible preferred stock outstanding. Holders of the Series A convertible preferred stock have the same voting rights as common stockholders, have the right to elect one person to the board of directors and are entitled to receive a one time preferential dividend of $2.905 per share of Series A convertible preferred stock prior to the payment of any dividend on any class or series of stock. At the option of the holders, each share of Series A convertible preferred stock is convertible into one share of Class A common stock and in the event that the common stock price has equaled or exceeded $10 for a 15 day period, the shares of Series A convertible preferred stock are automatically converted into Class A common stock. In the event of liquidation, the holders are entitled to a liquidating distribution of $36.33 per share and a conversion of Series A convertible preferred stock at an amount equal to .0375 shares of common stock for each share of Series A convertible preferred stock.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

10.  EQUITY LINES OF CREDIT

Equity Line of Credit - In August 2000, the Company entered into a Private Equity Line Agreement ("Equity Line") with a third party investor ("Equity Line Investor") which gave the Company the right to draw up to $20,000,000 for operations and other purposes. The Initial Investment Amount of $7,500,000 was drawn as part of the 2000 Note described above. The balance remaining under the Equity Line was available to the Company through a mechanism of draws and puts of stock. The Company was entitled to draw funds and to "put" to the Equity Line Investor shares of Class A common stock in lieu of repayment of the draw. The number of shares issued was determined by dividing the dollar amount of the draw by 90 percent of the average of the two lowest closing bid prices of Class A common stock over the seven trading-day period following the date the Company tenders the put notice. The Equity Line Investor funded the amounts requested by the Company within two trading days after the seven trading-day period.

From its inception through December 31, 2000, draws taken under the Equity Line, excluding the Initial Investment Amount, amounting to $3,973,508, less commissions and related fees of $119,206, were converted into 312,317 shares of Class A common stock. During 2001, draws amounting to $5,510,000, less commissions and related fees of $165,300, were converted into 658,829 shares of Class A common stock.

For the year ended December 31, 2002, the Company received $3,633,817 in funds drawn under the Equity Line, less commissions and related fees of $84,825, and issued 1,017,323 shares of Class A common stock to the Equity Line Investor.

Second Equity Line of Credit - In April 2001, the Company entered into a second private equity line agreement (the "Second Equity Line") with the Equity Line Investor. Under the Second Equity Line, the Company had the right to draw up to $20,000,000 under terms substantially identical to the initial Equity Line.

From the inception of the Second Equity Line through December 31, 2001, draws under the Second Equity Line amounting to $13,425,000, less commissions and fees of $497,750, were converted to 2,950,325 shares of Class A common stock.

For the year ended December 31, 2002, the Company received $5,728,846 in funds drawn under the Second Equity Line, less commissions and fees of $189,805, and issued 2,339,675 shares of Class A common stock to the Equity Line Investor.

Third Equity Line of Credit - In June 2002, the Company entered into a third equity line agreement (the "Third Equity Line") with the Equity Line Investor. Under the Third Equity Line, the Company has the right to draw up to $20,000,000 under terms substantially identical to the initial Equity Line. On June 27, 2002, the Company filed with the SEC a registration statement on Form S-2 to register the resale of up to 5,000,000 shares of the Company's Class A common stock by the Equity Line Investor, which became effective during January 2003. During the third and fourth quarters of 2002, the Equity Line Investor advanced the Company $182,676 against future draws on the Third Equity Line (see Note 7 above). The balance owing on the advance is included in accrued liabilities in the accompanying financial statements at December 31, 2002. As of December 31, 2002, no shares had been issued under the Third Equity Line.

For the six months ended June 30, 2003, the Company received $2,625,000 in funds drawn under the Third Equity Line, less commissions and fees of $64,120, and issued 5,000,000 shares of Class A common stock to the Equity Line Investor.

Fourth Equity Line of Credit - On May 12, 2003, the Company entered into a fourth private equity line agreement (the "Fourth Equity Line Agreement") with the Equity Line Investor. The Company subsequently terminated the Fourth Equity Line Agreement before any funds were advanced and before and shares were issued.

                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

11.  COMMON STOCK, STOCK OPTIONS AND WARRANTS

Reverse Stock Split - On March 24, 2003, the Company's shareholders approved a one-for-forty reverse stock split of its outstanding Class A common stock and common stock options and warrants. The stock split has been retroactively reflected in the accompanying consolidated financial statements for all periods presented.

Class A Common Stock - During the six months ended June 30, 2003, 5,000,000 shares of Class A common stock were issued in connection with draws on the equity lines (see Note 10), 237,584 shares were issued in connection with the Breckenridge modification agreement and 2,108,569 shares were issued under conversion notices from Breckenridge (see Note 8). No shares of Class A common stock were issued as a result of the exercise of stock options or warrants during the same period.

Stock Options - During the six months ended June 30, 2003, the Company granted options to employees to purchase 261,125 shares of Class A common stock. The options have exercise prices of $0.21 to $1.60 per share, which were the quoted fair market values of the stock on the dates of grant. The options granted vest over the three years following issuance. Options expire within ten years from the date of grant if not exercised. Using the Black-Scholes pricing model, the fair value of the employee options was $0.21 to $1.60 per share. As of June 30, 2003, the Company had a total of 851,482 options to purchase Class A common shares outstanding.

Warrants - As of June 30, 2003, the Company had warrants to purchase a total of 46,250 shares of Class A common stock outstanding that expire through 2010.

12.  LITIGATION, COMMITMENTS AND CONTINGENCIES

The Company is involved in various claims and proceedings arising in the ordinary course of business. Management believes, after consultation with legal counsel, that the ultimate disposition of these matters will not materially impact the consolidated financial position, liquidity or results of operations of the Company.

U.S. Department of Labor Settlement Agreement - On March 5, 2003, the Company entered into a settlement agreement with the U.S. Department of Labor relating to back wages owed to former and current employees during 2002. Under the agreement the Company will pay an aggregate of $4,755,041 to certain former and current employees in twenty-four installment payments. The first installment payment was due May 1, 2003. The remaining payments are due on the first day of each month, until paid in full, If any of the installment payments are more than fifteen days late, the entire balance may become due and payable.

The Company did not have sufficient cash to pay the first installment payment due May 1, 2003. The Company reached an agreement with the Department of Labor to extend the commencement date for installment payments to August 1, 2003.

Employees may elect to receive a portion of their wages in registered shares of the Company's Class A common stock. However, the amount that represents minimum wage and overtime, if any, as defined in the Fair Labor Standards Act of 1938, may not be paid with the Company's Class A common stock.

13. SUBSEQUENT EVENTS

Fifth Equity Line of Credit - The Company entered, as of July 1, 2003, into a fifth private equity line agreement (the "Fifth Equity Line Agreement") with the Equity Line Investor, on terms substantially similar to those of the Third Equity Line. Under the Fifth Equity Line Agreement, the Company has the right to draw up to $20,000,000 against an equity line of credit ("the Fifth Equity Line") from the Equity Line Investor. The Company is entitled under the Fifth Equity Line Agreement to draw certain funds and to put to the Equity Line Investor shares of the Company's Class A common stock in lieu of repayment of the draw. The number of shares to be issued is determined by

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


                                FONIX CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

dividing the amount of the draw by 90% of the average of the two lowest closing bid prices of the Company's Class A common stock over the ten trading days after the put notice is tendered. (By way of comparison, three of the Company's prior equity line agreements used a seven-trading-day period to determine the conversion price). The Equity Line Investor is required under the Fifth Equity Line Agreement to tender the funds requested by the Company within two trading days after the ten-trading-day period used to determine the market price.

In connection with the Fifth Equity Line Agreement, the Company granted registration rights to the Equity Line Investor and filed a registration statement on Form S-2, which covered the resales of the shares to be issued under the Fifth Equity Line. To the best of the Company's knowledge, prior to our putting shares to the Equity Line Investor in connection with the Fifth Equity Line, the Equity Line Investor had sold all of the shares put to it in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line, and held no shares of the Company's Class A common stock.

The Company entered into an agreement with the Equity Line Investor to terminate the Third Equity Line, as well as the two prior equity lines, and cease further draws or issuances of shares in connection with the Initial Equity Line, the Second Equity Line, and the Third Equity Line. Additionally, the Fourth Equity Line was terminated prior to any draws or puts of stock. As such, the only active equity line of credit is the Fifth Equity Line.

Subsequent to June 30, 2003 and through August 14, 2003 the Company received $489,994 in funds drawn under the Fifth Equity Line, less commissions and fees of $77,668, and issued 3,187,443 shares of Class A common stock to the Equity Line Investor.

Series D Debentures - On July 2, 2003, the Company received a conversion notice from Breckenridge wherein Breckenridge converted a principal amount of $77,702, plus $7,977 of accrued interest under the Debentures. The Company subsequently issued 692,356 shares of the Company's Class A common stock. On July 28, 2003, the Company received a conversion notice from Breckenridge wherein Breckenridge converted a principal amount of $83,460, plus $3,167 of accrued interest under the Debentures. The Company subsequently issued 798,780 shares of the Company's Class A common stock. On August 12, 2003, the Company received a conversion notice from Breckenridge wherein Breckenridge converted a principal amount of $48,590, plus $1,410 of accrued interest under the Debentures. The Company subsequently issued 514,404 shares of the Company's Class A common stock. After these conversions, Debentures in the amount of $233,401 were outstanding.

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